UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)
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☒	Preliminary proxy statement
☐	Confidential, for use of the commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material under § 240.14a-12
AUTODESK, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Preliminary Proxy Statement - Subject to Completion

May 6, 2026

Dear Autodesk Stockholder:

You are cordially invited to attend Autodesk’s 2026 Annual Meeting of Stockholders to be held on Wednesday, June 17, 2026, beginning at 3:00 p.m., Pacific Time. This year’s Annual Meeting will be held in a virtual format, through a live audio webcast. We will provide the webcast of the Annual Meeting at www.virtualshareholdermeeting.com/ADSK2026. Autodesk stockholders will have the opportunity to listen to the meeting live, submit questions, and vote online. A webcast with the entire Annual Meeting will be available on the Autodesk Investor Relations website after the meeting. For further information on how to participate in the meeting, please see the section titled “Information About the 2026 Annual Meeting of Stockholders” in this Proxy Statement.

This Notice of 2026 Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted during the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. We urge you to promptly vote and submit your proxy card (1) via the Internet, (2) by phone, or (3) if you received your proxy materials by mail, by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided for your convenience. Your vote is very important.

We hope you will be able to attend this year’s Annual Meeting. As in prior years, this year’s Annual Meeting will include an opportunity for stockholders to ask questions. Live questions may be submitted online beginning shortly before the start of the Annual Meeting through www.virtualshareholdermeeting.com/ADSK2026.

On behalf of the Board of Directors, I would like to express our appreciation for your continued support of Autodesk.

Very truly yours,

Andrew Anagnost
President and Chief Executive Officer

Notice of 2026 Annual Meeting of Stockholders

Date	Wednesday, June 17, 2026
Time	3:00 p.m., Pacific Time
Virtual Meeting	This year’s meeting is a virtual stockholders meeting at www.virtualshareholdermeeting.com/ADSK2026
Record Date	April 22, 2026. Only stockholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting.
Proxy Voting
Your vote is very important. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance. You can vote your shares now via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card or voting instruction form. If you attend the Annual Meeting, you may vote online during the Annual Meeting even if you previously voted.

Address of Corporate Headquarters	One Market Street, Suite #400, San Francisco, CA 94105
Meeting Details	See the section titled “Information About the 2026 Annual Meeting of Stockholders” in this Proxy Statement.

ITEMS OF BUSINESS		BOARD RECOMMENDATION
(1)	To elect the 11 directors listed in the accompanying Proxy Statement to serve for the coming year and until their successors are duly elected and qualified.	FOR each director nominee
(2)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2027.	FOR
(3)	To hold a non-binding vote to approve compensation for our named executive officers.	FOR
(4)	To approve an amendment of our Amended and Restated Certificate of Incorporation to provide for officer exculpation as permitted by Delaware law.	FOR
(5)	If properly presented at the meeting, to consider and conduct an advisory (non-binding) vote on a stockholder proposal, as described in the accompanying proxy statement.	AGAINST

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on June 17, 2026. Our Proxy Statement and Annual Report to Stockholders are available at:
https://materials.proxyvote.com/052769.

By Order of the Board of Directors,

Ruth Ann Keene
Executive Vice President, Corporate Affairs, Chief Legal Officer and Corporate Secretary
May 6, 2026

Special Note About Forward-Looking Statements

This proxy statement includes statements regarding future plans, expectations, beliefs, intentions and prospects that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this proxy statement. The words “will,” “expects,” “could,” “would,” “may,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “targets,” “estimates,” “looks for,” “looks to,” “continues” and similar expressions, as well as statements regarding our focus for the future, are generally intended to identify forward-looking statements. Each of the forward-looking statements we make in this proxy statement involves risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section titled “Risk Factors” of our Forms 10-K and 10-Q filed with the Securities and Exchange Commission (“SEC”). Undue reliance should not be placed on these forward-looking statements, which speak only as of the date of this proxy statement. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this proxy statement, except as required by law.

No Incorporation By Reference

This proxy statement includes several website addresses and references to additional materials found on those websites. These websites and materials are not incorporated by reference herein.

Fiscal Year

Our fiscal year ends on January 31. References to “fiscal year 2026,” for example, refer to the fiscal year ended January 31, 2026.

Fiscal Year 2026 Strategic Priorities and Performance Highlights

Fiscal 2026 marked another year of strong execution for Autodesk. We delivered record revenue, operating income and free cash flow, demonstrating the durability of our strategy and the resilience of our business model.

Over the past decade, we successfully executed one of the most far-reaching transformations in enterprise software —redefining our business model, transitioning our go-to-market, reimagining our products, and scaling our platform. In January, we completed the final phase of our go-to-market optimization, and while actions like this are difficult and complex, in executing them, we are making Autodesk more resilient and unlocking new avenues for growth and margin expansion.

We’re also enhancing our portfolio with cloud-based platforms and capabilities that seamlessly connect Design, Make, and Operate workflows and enable partners and customers to expand and customize our solutions to deliver more value and expand our addressable market opportunity.

We are defining the AI revolution for our industries, to empower customers with new task, workflow, and system automations; and capturing shared value through subscription, consumption, and outcomes-based business models that blend human and machine capabilities. The coming year will see the roll-out of powerful AI capabilities built on a combination of frontier vision-language models and our proprietary foundation models that understand 3D design and make.

Building meaningful AI for the physical world requires high‑fidelity data, deep industry context, and specialized expertise—capabilities Autodesk has been building for almost a decade. Scaling and monetizing it requires a platform and next-generation business models and go-to-market strategy. Few companies have all these advantages. Autodesk does. It is not a coincidence. We have been preparing for, and working towards, the cloud and AI for more than a decade. While some new entrants have some of the required capabilities, they lack the data and context needed to deliver value.

We enter fiscal 2027 with confidence. The pace of our innovation continues and we remain disciplined and focused on the controllable factors that drive our revenue, operating margin, earnings per share, and capital allocation, which are the key building blocks of free cash flow per share. We’ve never been more confident in the long-term value we are creating for our customers, for the industries that shape the world, and for you, our stockholders.

REVENUE	GAAP OPERATING INCOME	NON-GAAP OPERATING INCOME (1)
▲ 18% from fiscal year 2025	▲ 17% from fiscal year 2025	▲ 23% from fiscal year 2025
$7.2B	$1.6B	$2.7B

CASH FLOW FROM OPERATING ACTIVITIES	FREE CASH FLOW (1)	RETURNING CAPITAL TO STOCKHOLDERS
▲ 53% from fiscal year 2025	▲ 54% from fiscal year 2025	Repurchased over the last 5 years
$2.5B	$2.4B	$5.2B
_________________
(1) A reconciliation of GAAP to non-GAAP results is provided in Appendix A.

2026 Proxy Statement | 1

Corporate Governance Highlights

Our Board of Directors and Governance

We believe that by staying true to our values, focusing relentlessly on governance, accountability and on the outcomes we seek, we will fulfill our vision of a better world, designed and made for all. One of the key components to achieving our goal is the adoption of strong governance practices, informed by conversations with and participation from our stockholders. The key highlights of our Board corporate governance practices include:

✓	10 out of 11 Director Nominees are Independent	✓	Annual Election of Directors and Majority Voting
✓	Separate Chair and CEO	✓	Proxy Access Right on Market Terms
✓	Limit on Outside Directorships	✓	55% of Director Nominees are Diverse (including Gender, Sexual Orientation, and Ethnicity)
✓	Annual Board and Committee Self-Evaluations, Periodically Using a Third-Party Facilitator	✓	Stockholder Engagement with Holders of Over Half of Our Outstanding Shares in Fiscal Year 2026
✓	Director Orientation and Continuing Education and Strategy Programs for Directors	✓	Stock Ownership Policy for Directors and Executive Officers
✓	Regular Executive Sessions of Independent Directors at Quarterly Board and Committee Meetings	✓	Evergreen Board Refreshment
✓	Ability of Stockholders to Act by Written Consent and/or Call a Special Meeting of Stockholders

Having a highly qualified and independent Board that is well suited to continue providing effective oversight of our rapidly evolving business is crucial to our long-term success. Our Board believes that having a mix of directors with complementary qualifications, expertise, backgrounds and attributes is essential to meeting its responsibility to provide effective oversight. Our director nominees provide our Board with a balance of relevant critical skills and an effective mix of experience, knowledge, and diverse viewpoints. Of our 11 Board nominees, 10 are independent. Having an independent Board is a key component of our governance strategy.

Our Board is committed to actively soliciting stockholder feedback, which helps inform our strong governance practices. In fiscal year 2026, members of our management team and, in certain instances, independent members of our Board continued their regular outreach and held meetings with stockholders representing over half of our outstanding shares. The feedback we received from our stockholders was shared and considered by the Board.

We regularly and continually review our Board composition through an “evergreen” board search process to ensure a thoughtful and balanced mix of institutional knowledge and fresh perspectives, and that the Board’s composition aligns with the evolving needs of our business and the broader industry. Over the past several years, we have appointed seven new directors, including Dr. Ayanna Howard and Blake Irving in 2019, Rami Rahim in 2022, John T. Cahill and Ram R. Krishnan in 2024, and Jeff Epstein and A. Christine (Christie) Simons in 2025. We have also nominated Omar Abbosh for election to our Board at the Annual Meeting. Mr. Abbosh was initially identified as a director by a third-party recruiting firm. Each of these directors have distinguished careers in their fields and are sharing their expertise to help oversee Autodesk’s efforts to deliver sustainable stockholder value over many years. We also recently announced that Stephen Milligan would not stand for re-election at the Annual Meeting, reflecting a commitment to maintaining a careful balance of tenures.

2 | AUTODESK, INC.

Our Directors
The following table provides summary information about each of our director nominees and our retiring director. Each director is elected annually by a majority of votes cast.

Each of our director nominees, other than Dr. Anagnost, our Chief Executive Officer, is an “independent director” within the meaning of applicable Nasdaq Global Select Market (“NASDAQ”) listing standards. The following table is as of April 22, 2026.

Director Nominees
Name	Age	Director Since	Principal Occupation	Independent	Committees
					AC	CHRC	CGNC
Andrew Anagnost	61	2017	President and Chief Executive Officer, Board Director, Autodesk, Inc.
Stacy J. Smith	63	2011	Executive Chairman, Kioxia Corporation	✓ CB			✓
Omar Abbosh	60	N/A	Chief Executive Officer, Pearson	✓
Karen Blasing	69	2018	Former Chief Financial Officer, Guidewire Software, Inc.	✓		C
John T. Cahill	68	2024	Vice Chair of the Kraft Heinz Company; Former Chairman and CEO of Kraft Foods	✓ À	C
Jeff Epstein	69	2025	Operating Partner and Head of Corporate Development, Bessemer Venture Partners	✓ À	✓
Dr. Ayanna Howard	54	2019	Dean of the College of Engineering at The Ohio State University; CTO, Co-founder, Zyrobotics	✓		✓
Blake Irving	66	2019	Former Chief Executive Officer, GoDaddy Inc.	✓			C
Ram R. Krishnan	55	2024	Executive Vice President and Chief Operating Officer, Emerson Electric Co.	✓		✓
Rami Rahim	55	2022	Former Chief Executive Officer, Juniper Networks, Inc.	✓			✓
A. Christine (Christie) Simons	63	2025	Former Senior Partner at Deloitte & Touche LLP	✓ À	✓
Retiring Director
Stephen Milligan	62	2018	Former Chief Executive Officer, Western Digital Corporation	✓ À	✓
CB Non-Executive Chair of Board     C Committee Chair
✓ Member                 À Financial Expert, as defined in the rules of the SEC
AC     Audit Committee
CHRC     Compensation and Human Resources Committee
CGNC     Corporate Governance and Nominating Committee

*Reid French, our former director and Compensation and Human Resources Committee Chair, passed away on June 23, 2025. We are grateful for his many years of invaluable service to the Company. In addition, Stephen Milligan’s current term will expire at the Annual Meeting, and he will not stand for re-election to our Board at the Annual Meeting. Our Board thanks Mr. Milligan for his distinguished service as a director.

2026 Proxy Statement | 3

Director Nominees Skills Metrics
Director Nominees Demographic Metrics
* Our Board will include two directors who identify as Middle Eastern, one director who identifies as South Asian, and three female directors, one of whom identifies as African American.
**  Director tenure is measured by completed years of service from the initial month of service through April 22, 2026.
4 | AUTODESK, INC.

Corporate Governance Guidelines

We believe the highest standards of corporate governance and business conduct are essential to running our business efficiently, serving our stockholders well, and maintaining our integrity in the marketplace. Over the years, we have devoted substantial attention to the subject of corporate governance and have developed Corporate Governance Guidelines, which set forth the principles that guide our Board in overseeing corporate governance, maintaining its independence, evaluating its own performance and the performance of our executive officers, and setting corporate strategy. The Board reviews our governance practices, corporate governance developments, and stockholder feedback on a regular basis to ensure continued effectiveness.

Executive Compensation Highlights

Compensation Guiding Principles

The Compensation and Human Resources Committee believes that Autodesk’s executive compensation program should be designed to attract, motivate, and retain talented executives and provide a rigorous framework that is tied to stockholder returns, company performance, long-term strategic corporate goals, and individual performance. The general compensation objectives are to:

•Recruit and retain the highest caliber of executives through competitive rewards;
•Motivate executive officers to achieve business and financial goals;
•Balance rewards for short- and long-term performance; and
•Align rewards with stockholder value creation.

Within this framework, the total compensation for each executive officer varies based on multiple dimensions:

•Whether Autodesk achieves its short-term and long-term financial and non-financial objectives;
•Autodesk’s TSR relative to companies in the North American Technology Software Index;
•The specific roles and responsibilities of the officer;
•Each officer’s skills, capabilities, contributions, and performance;
•Internal pay alignment considerations; and
•Retention considerations.

Leading Compensation Governance Practices

Autodesk’s executive compensation objectives are supported by policies and strong governance practices that align executives’ interests with the interests of our stockholders. Some of the program’s most notable features are highlighted in the table below and summarized in the section titled “Compensation Discussion and Analysis.”

	What We Do		What We Do Not Do
✓	Engage in robust stockholder outreach	x	Provide excise tax gross-up for double-trigger change in control arrangements
✓	Tie a significant percentage of NEO total pay to the achievement of critical financial objectives and stockholder value creation	x	Allow hedging, pledging, or trading in Autodesk derivative securities
✓	Employ maximum limits on performance-based cash and equity incentive compensation	x	Reprice stock options
✓	Require significant stock ownership holdings	x	Offer executive benefits that differ from those offered to our other salaried employees or excessive perquisites
✓	Include a clawback policy in incentive programs	x	Use fixed-term employment agreements
✓	Grant more than 50% of top executives’ LTI awards in the form of performance-based awards	x	Make severance payments to named executive officers who voluntarily terminate their employment
✓	Ensure effective risk management
✓	Rely on an independent compensation committee and engage an independent compensation consultant

2026 Proxy Statement | 5

Governance and our Board of Directors

Autodesk is committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our executive officers oversee a strong system of internal controls and compliance with corporate policies and applicable laws and regulations. Our employees operate in a climate of responsibility, candor, and integrity.

Key Highlights of our Board Corporate Governance Practices

✓	10 out of 11 Director Nominees are Independent	✓	Annual Election of Directors and Majority Voting
✓	Separate Chair and CEO	✓	Proxy Access Right on Market Terms
✓	Limit on Outside Directorships	✓	55% of Director Nominees are Diverse (including Gender, Sexual Orientation, and Ethnicity)
✓	Annual Board and Committee Self-Evaluations, periodically using a third-party facilitator	✓	Stockholder Engagement with Holders of Over Half of Our Outstanding Shares in Fiscal Year 2026
✓	Director orientation and continuing education and strategy programs for directors	✓	Stock Ownership Policy for Directors and Executive Officers
✓	Regular Executive Sessions of Independent Directors at quarterly Board and Committee meetings	✓	Evergreen Board Refreshment
✓	Ability of stockholders to act by written consent and/or call a special meeting of stockholders

Board of Directors

Our business is managed under the direction of our Board, which is currently composed of 11 members. Following the Annual Meeting, the authorized size of the Board will remain 11 directors. All of our director nominees were elected by stockholders at the 2025 Annual Meeting of Stockholders, except for Mr. Epstein and Ms. Simons, who were appointed to the Board following the conclusion of the 2025 Annual Meeting of Stockholders pursuant to a cooperation letter agreement entered into with Starboard Value and Opportunity Master Fund Ltd and certain of its affiliates, and Mr. Abbosh, who is a new nominee. Each director is elected annually by a majority of votes cast. Of our 11 nominees, 10 are “independent” within the meaning of the applicable Nasdaq listing standards. There are no family relationships among any of our directors or executive officers.

We believe that our director nominees are highly qualified and well suited to continue providing effective oversight of our rapidly evolving business, and that they provide our Board with an effective mix of diverse viewpoints. The following table highlights the number of our director nominees who share certain categories of relevant critical skills, experiences and knowledge that uniquely qualify them to serve on our Board. Our director nominees’ biographies describe each director’s background and relevant experience in more detail.

6 | AUTODESK, INC.

Experience and Knowledge of Director Nominees

Anagnost	 Smith	 Abbosh	 Blasing	 Cahill	 Epstein	 Howard	 Irving	 Krishnan	 Rahim	 Simons
Technology	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
Leadership	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
Financial	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
Global Business	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
Public Company Board Service	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
Mergers & Acquisitions Strategy	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
Cybersecurity			✔	✔		✔	✔	✔	✔	✔

Independence of the Board
Our Board believes independence is a critical component of our governance strategy, and that its continued independence enables it to be objective in carrying out its oversight responsibilities. Our Corporate Governance Guidelines provide that a substantial majority of our directors will be independent and that each Committee will be made up of solely independent directors. Autodesk’s independent directors meet regularly in executive session, without management present, as part of the quarterly Board meetings, with the intent to facilitate open discussion. Stacy J. Smith, our Chair, presides at these executive sessions.

Key Highlights of our Board Independence Practices

✓
10 out of 11 Director Nominees are Independent - We are committed to maintaining a substantial majority of directors who are independent of the Company and management. Except for our CEO, Andrew Anagnost, all director nominees are independent.

✓
We are committed to board refreshment. We aim to strike a balance between retaining directors with deep knowledge of Autodesk and adding directors with a fresh perspective. We regularly assess the balance of skills on our Board to ensure we have a diverse mix of perspectives to support our strategy. The average tenure for our director nominees is 4.8 years.

✓	At each quarterly Board meeting, time is set aside for the independent directors to meet in executive session without management present. Additional executive sessions are held as needed.
✓	Separate CEO and Chair. Our Chair has a clearly defined set of responsibilities, significant authority, and provides independent Board leadership.

2026 Proxy Statement | 7

Director Nominees

The biographies below provide the name, age and certain biographical information as of April 22, 2026, about each nominees and the director’s unique qualifications to serve on the Board.

Andrew Anagnost
President and Chief Executive Officer, Board Director
Age: 61 | Director since 2017

Qualifications and Contributions
•Architect of Autodesk’s business evolution into a global leader in “Design and Make” software with a resilient, subscription-based operating model.
•Spearheaded a multi-year transformation to a new transaction model and go-to-market modernization strategy that have resulted in enhanced profitability and performance.
•Led development of end-to-end customer solutions to expand Autodesk’s total addressable market and establish a strong position in high-growth markets.
•Utilized extensive background in product, platform & business model leadership to refocus investment strategy in cloud, platform and AI.

Career Experience
•2017 – Present: President and Chief Executive Officer, Autodesk, Inc.
•1997 – 2017: Various management and executive roles at Autodesk, Inc., including Vice President, Product Suites and Web Services; Senior Vice President, Business Strategy & Marketing; Chief Marketing Officer; and Co-CEO
•1986 – 1997: Various engineering, sales, marketing and product management positions, including at Lockheed Aeronautical Systems Company and EXA Corporation, and as an NRC post-doctoral fellow at NASA Ames Research Center

Select Board Experience
U.S.-Listed Companies
•HubSpot, Inc., a CRM for marketing, sales and customer service (2023 – Present)

Education
•B.S., Mechanical Engineering, California State University, Northridge
•M.S., Engineering Science, Stanford University
•Ph.D., Aeronautical Engineering and Computer Science, Stanford University

Pursuant to Dr. Anagnost’s employment agreement, Autodesk has agreed to nominate Dr. Anagnost to serve as a member of the Board for as long as he is employed by Autodesk as CEO.

8 | AUTODESK, INC.

Stacy J. Smith
Non-Executive Chair of the Board of Directors
Age: 63 | Director since 2011 | Independent
Autodesk Committees: Corporate Governance and Nominating

Qualifications and Contributions
•Global technology leader with extensive expertise in finance, accounting, M&A and capital allocation strategies.
•Worked at Intel for three decades in a variety of roles, including as Chief Financial Officer—during which time the company’s total shareholder return increased ~100% and outperformed the S&P 500—as well as Group President of Sales, Manufacturing and Operations, Chief Information Officer, and Head of Europe Middle East and Africa.
•Long track record of significant value creation, including serving as a member of the board of directors during the initial public offerings of Kioxia, Virgin America, and Gevo, the de-SPAC transaction of Metromile, as well as Virgin America’s acquisition by Alaska Airlines.
•Substantial service on public company boards over the past two decades, including Kioxia, where he serves as Executive Chairman.
•Highly engaged Chair who has met with investors representing more than 20% of shares outstanding and attended 10 investor meetings in fiscal 2026.

Career Experience
•1988 – 2018: Various executive and management positions at Intel Corporation, including Executive Vice President; Chief Financial Officer; Executive Vice President, Manufacturing, Operations and Sales; and Group President of Sales, Manufacturing and Operations

Select Board Experience
U.S.-Listed Companies
•Intel Corporation, a multinational technology corporation (2024 – Present)
•Wolfspeed, Inc., developer and manufacturer of silicon carbide technologies (2023 – 2025)
•Virgin America Inc., a domestic airline (2014 – 2016, until its acquisition by Alaska Airlines)
•Gevo, Inc., renewable chemicals and advanced biofuels company (2010 – 2014)

TSE-Listed Companies
•Kioxia Corporation (formerly Toshiba Memory Corporation), a flash memory and SSD company (2018 –Present)
•The Executive Chair position at Kioxia is not a “representative director” position or a position involving day-to-day management of the company. Instead, it is a customary executive chair position at a Japanese company, a part-time position involving board oversight of management that is not comparable to a U.S. public company CEO or other executive officer position.

Other
•The California Chapter of the Nature Conservancy Board of Trustees (2017 – Present)
•University of Texas McCombs School of Business Advisory Board (2007 – 2013); Lifetime Member (2013 – Present)
•Metromile, Inc. (2018 – 2021)

Education
•B.B.A., University of Texas
•M.B.A., University of Texas

2026 Proxy Statement | 9

Omar Abbosh
Age: 60 | Independent

Qualifications and Contributions
•Significant executive leadership experience, including as CEO of Pearson.
•Led Pearson’s AI-focused transformation, bringing AI to all of its customer facing products.
•Managed Microsoft’s Industry Solutions and was responsible for Microsoft’s largest customers.
•Strong strategic and operational expertise from extensive leadership experience.

Career Experience
•2024 – Present: Chief Executive Officer, Pearson
•2020 – 2024: President, Industry Solutions, Microsoft
•1989 – 2020: Various leadership roles, including Chief Executive, Communications, Media & Technology, Accenture

Select Board Experience
U.S.-Listed Companies
•Pearson plc, a leading British-based global learning company and education publisher (2024 – Present)
•Zuora, a cloud-based monetization platform, specializing in subscription management, billing, and revenue recognition (2020 – 2025)

Education
•M.A., Electronic Engineering, University of Cambridge
•M.B.A., Business, INSEAD

10 | AUTODESK, INC.

Karen Blasing
Age: 69 | Director since 2018 | Independent
Autodesk Committees: Compensation and Human Resources (Chair)

Qualifications and Contributions
•Significant executive leadership experience in the technology industry, including serving as CFO at Guidewire Software, Force 10 Networks and Nuance Communications, across different stages of their businesses.
•Established a technology platform at Guidewire Software to enhance engagement among insurers, customers and employees, and was instrumental in the company’s successful transformation from a perpetual license business to a profitable recurring revenue model.
•Extensive operational and financial expertise, having served as CFO of multiple technology companies, with a track record of implementing business model changes.

Career Experience
•2009 – 2015: Chief Financial Officer, Guidewire Software, Inc., a software platform for property and casualty insurance carriers
•2006 – 2009: Chief Financial Officer for Force 10 Networks and Senior Vice President of Finance for Salesforce, Inc.
•Also served as Chief Financial Officer for Nuance Communications, Inc. and Counterpane Internet Security, Inc., and held senior finance roles for Informix (now IBM Informix) and Oracle Corporation

Select Board Experience
U.S.-Listed Companies
•Zscaler, Inc., a cloud security company (2017 – Present)
•GitLab, Inc., an AI-powered development, security and operations platform company (2019 – Present)
•Ellie Mae, Inc., a mortgage-focused software company (2015 – 2019)

Education
•B.A., Economics, University of Montana
•B.A., Business Administration, University of Montana
•M.B.A., University of Washington

2026 Proxy Statement | 11

John T. Cahill
Age: 68 | Director since 2024 | Independent
Autodesk Committees: Audit (Chair)

Qualifications and Contributions
•Deep global business and strategy experience with a successful track record of leading large, global companies as Chairman, CEO, CFO and COO through various economic cycles and operational transformations.
•Strong financial and operational expertise, including guiding a business transformation following Kraft Foods’ merger with the H.J. Heinz Company to create one of the world’s largest food and beverage companies, as well as The Pepsi Bottling Group’s separation from PepsiCo and the execution of its IPO.
•Private equity experience, including serving as an Industrial Partner at Ripplewood Holdings, gives him a strong grounding in financial oversight and adds investor perspective to the Board.
•Extensive public board service at American Airlines, Colgate-Palmolive and other global large-cap companies brings valuable corporate governance expertise.

Career Experience
•2026 – Present: Chairman, Kraft Heinz Company
•2015 – 2026: Vice Chair, Kraft Heinz Company
•2014 – 2015: Chairman and Chief Executive Officer, Kraft Foods Group, Inc.
•2012 – 2014: Chairman, Kraft Foods Group, Inc.
•2008 – 2011: Ripplewood Holdings LLC, a private equity firm
•1989 – 2007: Various management and executive positions at PepsiCo and subsequently The Pepsi Bottling Group, Inc., including Chairman and Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer.

Select Board Experience
U.S.-Listed Companies
•Kraft Heinz Company, a food and beverage products company (2026 – Present)
•American Airlines Group Inc., a network air carrier that provides air transportation for passengers and cargo (2013 – Present)
•The Colgate-Palmolive Company, a public consumer products company (2005 – Present)

Other
•The Medical University of South Carolina Foundation

Education
•B.A., Harvard University
•M.B.A., Harvard Business School

12 | AUTODESK, INC.

Jeff Epstein
Age: 69 | Director since 2025 | Independent
Autodesk Committees: Audit

Qualifications and Contributions
•Deep financial and operational experience at large-scale SaaS companies, including serving as EVP and CFO at Oracle, where he led global finance for one of the largest and most profitable technology companies, with a market value of over $150 billion.
•Track record of scaling finance operations and guiding companies through major transformations and transactions, including as CFO of DoubleClick (which was sold to Google for $3.1 billion) and Nielsen’s Media Measurement and Information Group.
•Strong venture experience as an operating partner of Bessemer Venture Partners, a venture capital and private equity firm, where he created and leads the BVP CFO Council and helps portfolio company CEOs and CFOs share best practices. Specializes in B2B Software, Marketplaces, and Vertical AI.
•Extensive service on public company boards and audit committees gives him unique insights into financial reporting rules, audit procedures and risk management oversight.
•Lecturer at Stanford University’s Graduate School of Engineering and Stanford Graduate School of Business.

Career Experience
•2011 – Present: Operating Partner and Head of Corporate Development, Bessemer Venture Partners
•2008 – 2011: Executive Vice President, Chief Financial Officer, Oracle Inc.
•1988 – 2004: Chief Financial Officer roles at several public and private companies, including Nielsen’s Media Measurement and Information Group, DoubleClick (acquired by Google) and King World Productions (acquired by CBS).

Select Board Experience
U.S.-Listed Companies
•Okta, Inc., an identity authentication technology company (2021 – Present*)
•AvePoint, Inc., a cloud data management company (2021 – Present)
•Twilio, Inc., a cloud communications company (2017 – Present)
•Couchbase, Inc., a provider of a leading modern database for enterprise applications (2015 – 2025)
•Poshmark, Inc., an online marketplace (2018 – 2023)
•Shutterstock, Inc., a global marketplace for stock photography, images and music (2012 – 2021)
•Booking Holdings, Inc., an online travel company (2003 – 2019)

Non-Profit
•Kaiser Permanente, an integrated health care company (2013 – 2025)

Education
•B.A., Economics and Political Science, Yale University
•M.B.A, Stanford University Graduate School of Business

*Mr. Epstein has informed Okta, Inc. of his intent to resign from their board effective June 18, 2026.

2026 Proxy Statement | 13

Dr. Ayanna Howard
Age: 54 | Director since 2019 | Independent
Autodesk Committees: Compensation and Human Resources

Qualifications and Contributions
•Industry expert in robotics, human-computer interaction and artificial intelligence makes her uniquely qualified to oversee Autodesk’s innovation pipeline, including the development of its industry-specific AI foundational models and integration of other innovative technologies.
•Cutting-edge research on robotics and artificial intelligence provides the Board with valuable technical expertise to support Autodesk’s competitive marketplace position, as well as maximize productivity and efficiency both in its internal operations and productivity-enhancing software products.

Career Experience
•2021 – Present: Dean of the College of Engineering, Professor (with tenure) Department of Electrical and Computer Engineering with joint appointment in Computer Science and Engineering, The Ohio State University
•2013 – 2025: Founder and Board Chair of Zyrobotics Inc., a non-profit organization that provides AI-powered STEM tools for early childhood education
•2015 – 2021: Linda J. and Mark C. Smith Professor, School of Electrical & Computer Engineering, Georgia Institute of Technology
•2018 – 2021: Chair of the School of Interactive Computing at Georgia Tech
•1994 – 2005: Senior Robotics Researcher and Deputy Manager in the Office of the Chief Scientist with NASA’s Jet Propulsion Laboratory

Select Board Experience
U.S.-Listed Companies
•Motorola Solutions, Inc., a technology company providing services to public safety agencies and enterprises (2022 – Present)

Other
•Appointed Board Member, U.S. Defense Science Board (2022 – 2025)
•Appointed Member, U.S. National Artificial Intelligence (AI) Advisory Committee (2022 – 2025)
•50 Over 50: Innovation, Forbes List (2024)
•Class of Fellows, National Academy of Inventors (2021)
•Appointed Board Member, Georgia’s State Workforce Development Board (2018 – 2021)

Education
•B.S., Engineering, Brown University
•M.S. and Ph.D., Electrical Engineering, University of Southern California
•M.B.A., Drucker Graduate School of Management

14 | AUTODESK, INC.

Blake Irving
Age: 66 | Director since 2019 | Independent
Autodesk Committees: Corporate Governance and Nominating (Chair)

Qualifications and Contributions
•Extensive executive experience successfully developing and executing complex technology companies’ product strategies enables him to provide oversight of Autodesk’s long-term strategic plan and alignment with evolving customer needs.
•Proven track record of shareholder value creation, including transforming GoDaddy.com from a domain-name company into a global cloud platform using predictive analytics and machine learning to power its customers’ digital presence, which led to a doubling of revenue and quadrupling of market value to $9 billion over his five-year tenure as CEO.
•Deep expertise in identifying key talent and cultivating strong company cultures based on innovation and determination, an important component of his success in leading and scaling successful technology companies.

Career Experience
•2013 – 2018: Chief Executive Officer, GoDaddy Inc.
•2010 – 2012: Chief Product Officer, Yahoo! Inc.
•2009 – 2010: Professor, Pepperdine Graziadio Business School
•1992 – 2007: Various senior and management roles at Microsoft Corporation, including most recently as Corporate Vice President of Windows Live Platform Group

Select Board Experience
U.S.-Listed Companies
•DocuSign, Inc., a provider of secure document-management services (2018 – Present)
•ZipRecruiter, Inc., an online marketplace for job seekers and employers (2018 – Present)
•GoDaddy Inc., a provider of solutions for entrepreneurs (2014 – 2018)

Other
•Flowhub, LLC (2020 – Present)
•McLaren Racing Advisory Board (2018 – Present)

Education
•B.A., Art, San Diego State University
•M.B.A., Pepperdine Graziadio Business School

2026 Proxy Statement | 15

Ram R. Krishnan
Age: 55 | Director since 2024 | Independent
Autodesk Committees: Compensation and Human Resources

Qualifications and Contributions
•Significant executive leadership experience, including as COO of Emerson Electric Co., a leading Fortune 500 global industrial automation company, enables him to oversee Autodesk’s long-term strategy as it relates to global sales, business development, supply chain operations, information technology and M&A.
•Extensive technology and software expertise, as well as customer insights, particularly in complex lifecycle automation, providing valuable to insights to support Autodesk’s product development and alignment with evolving customer needs.
•Led major strategic transactions, including Emerson’s $8.2 billion acquisition of National Instruments and the majority stake and eventual full acquisition of Aspen Technology, now valued at $17 billion, enhancing the company’s industrial software capabilities.

Career Experience
•1994 – Present: Various management and executive positions at Emerson Electric Co., including Executive Vice President and Chief Operating Officer (February 2021 – Present); President of Final Control (November 2017 – February 2021); President of Flow Solutions; Vice President of Profit Planning; and Perfect Execution

Select Board Experience
U.S.-Listed Companies
•Aspen Technology, Inc., a provider of supply chain management software and professional services (2022–2025)

Education
•B.S., Metallurgical Engineering, Indian Institute of Technology
•M.S., Materials Engineering, Rensselaer Polytechnic Institute
•M.B.A, Xavier University

16 | AUTODESK, INC.

Rami Rahim
Age: 55 | Director since 2022 | Independent
Autodesk Committees: Corporate Governance and Nominating

Qualifications and Contributions
•Extensive experience in the technology industry, including as CEO of Juniper Networks, a leader in secure AI native networks, enables him to oversee Autodesk’s long-term strategic plan, with particular insights into AI and cybersecurity.
•Transformed Juniper’s strategy and product offerings from hardware-centric solutions into cloud-delivered SaaS solutions almost quadrupling Juniper’s annual recurring revenue (ARR) in five years, redefining the company's future and solidifying its position as a leader in AI.
•Led Juniper Networks to its acquisition by Hewlett Packard Enterprise.

Career Experience
•2025 – Present: Executive Vice President, President, & General Manager, Networking, HPE
•2014 – 2025: Chief Executive Officer, Juniper Networks, Inc.
•1997 – 2014: Various leadership positions at Juniper Networks, including Executive Vice President and General Manager of the Juniper Development and Innovation (JDI) organization; Executive Vice President and General Manager of Platform Systems Division for routing and switching; Senior Vice President of the Edge and Aggregation Business Unit (EABU); and Vice President and General Manager of EABU

Select Board Experience
U.S.-Listed Companies
•Juniper Networks, Inc., a networking and cybersecurity company (2014 – 2025)

Education
•B.S., Electrical Engineering, University of Toronto
•M.S., Electrical Engineering, Stanford University
•Member of Institute of Electrical and Electronics Engineers (IEEE)

2026 Proxy Statement | 17

A. Christine (Christie) Simons
Age: 63 | Director since 2025 | Independent
Autodesk Committees: Audit

Qualifications and Contributions
•Brings over 30 years of experience advising public companies in audit and accounting, financial management and reporting, internal controls and completing several debt and equity transactions which further enhances the Board’s financial oversight capabilities.
•Former Senior Partner at Deloitte serving global technology clients in various leadership roles, including leading the firm’s Global Semiconductor Center of Excellence and leading the U.S. Technology, Media & Telecommunications (TMT) Audit & Assurance practice.
•Deep understanding of the business, economic and compliance environments in which Autodesk and many of its global customers operate.

Career Experience
•1994 – May 2025: Various leadership positions as a Senior Partner at Deloitte, including leading Deloitte’s Global Semiconductor Center of Excellence and the U.S. Technology, Media & Telecommunications (TMT) Audit & Assurance practice. She also built the firm’s Emerging Growth Company practice in San Francisco and has led the Global Offerings Services group in Taiwan.

Select Board Experience
U.S.-Listed Companies
•Micron Technology, Inc., a memory and storage solutions provider (2025 – Present)

Other
•Board of Directors, California Society of CPAs (2018 – 2022); Chair (2021 – 2022)
•Audit Committee member, American Leadership Forum in Silicon Valley (2013 – 2019)

Education
•B.S., International Business and Finance, University of Boulder Colorado’s Leeds School of Business

18 | AUTODESK, INC.

Board Leadership Structure

During fiscal year 2026, and since June 2018, Stacy J. Smith has served as our non-executive Chair of the Board. Mr. Smith brings more than two decades of experience as a senior executive in the technology industry, which provides him with critical insight into the operational requirements of a global company, and management and consensus-building skills. These attributes deeply qualify him to lead our Board. As Chairman of Autodesk, Mr. Smith has played a critical role in guiding Autodesk through key transitions, leveraging his deep institutional knowledge to help position the company for continued success. His tenure on the Board, combined with his expertise in leading complex organizations through transformation, makes him highly qualified to oversee Autodesk’s ongoing evolution and execution of its strategic priorities.

In his role, Mr. Smith brings his deep understanding of the business to focus on the right strategic opportunities and highlight key risks for the Board’s review. Mr. Smith sets the agenda for each meeting of the Board, in consultation with our CEO, presides at executive sessions, and facilitates communication between the Board, management, and stockholders.

The Board regularly evaluates its leadership structure to ensure that it supports effective independent oversight of Autodesk. Our Corporate Governance Guidelines direct the Board to fill the Chair of the Board and Chief Executive Officer positions after considering a number of factors, including the current size of our business, composition of the Board, current candidates for such positions, and our succession planning goals. Currently, we separate the positions of CEO and non-executive Chair of the Board. In the event the Chair is not an independent director, our Corporate Governance Guidelines provide that the Board must elect a Lead Independent Director. Separating the positions of CEO and Chair of the Board allows our President and CEO to focus on our day-to-day business, while allowing the Chair to lead the Board in its fundamental role of providing independent advice to, and oversight of, management. The Board believes that having an independent director serve as Chair is the appropriate leadership structure for Autodesk at this time and demonstrates our commitment to good corporate governance.

In addition, as described below, our Board has three standing committees consisting entirely of independent directors. The Board delegates substantial responsibility to these committees, which report their activities and actions back to the full Board. We believe having independent committees with independent chairs is an important aspect of the leadership structure of our Board.

Stockholder Engagement

Our Board is committed to ensuring that stockholder insights and feedback inform our strong governance practices. We maintain an open dialogue and actively engage with our stockholders to ensure we thoughtfully consider a diversity of perspectives on issues including strategy, financial and business performance, our executive and employee compensation programs, sustainability, workforce diversity, board composition and governance, and a broad range of sustainability issues. We are open to feedback from all stockholders and occasionally invite stockholders to present to our Board.

The office of our Corporate Secretary coordinates annual stockholder engagement with our Investor Relations team and provides a summary of all relevant feedback to our Board. In fiscal year 2026, members of our management team and, in certain instances, independent members of our Board continued our regular outreach and held meetings with stockholders representing over half of Autodesk shares, and provided stockholder feedback to the Board. In addition, throughout the year our Investor Relations team engages with our stockholders, frequently, along with Andrew Anagnost, our CEO, Janesh Moorjani, our CFO, and in certain instances, Stacy J. Smith, our Chair.

Fiscal Year 2026 Board Meetings

Each quarter, our Board holds Committee and Board meetings. At each quarterly Board meeting, time is set aside for the independent directors to meet without management present. Additional executive sessions are held as needed. In addition to the quarterly meetings, typically there are other regularly scheduled committee meetings each year.

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During fiscal year 2026, the full Board held a total of 13 meetings (including regularly scheduled and special meetings), and its three standing committees (an Audit Committee, a Compensation and Human Resources Committee, and a Corporate Governance and Nominating Committee) held a collective total of 17 meetings. Each director attended 100% of the meetings of the Board and committees, except for one director who attended 7 out of 8 meetings, during fiscal year 2026.

Directors are encouraged, but not required, to attend the Annual Meeting of Stockholders. All of our then-sitting directors attended the 2025 Annual Meeting of Stockholders.

The following table sets forth the number of meetings held by our Board and the committees during fiscal year 2026:

	Board	Audit	Compensation and Human Resources	Corporate Governance and Nominating
Number of meetings held in fiscal year 2026	13	8	6	3

Board Committees

To support effective corporate governance, our Board delegates certain responsibilities to its committees, who report on their activities to the Board. These committees have the authority to engage legal counsel or other advisors or consultants as they deem appropriate to carry out their responsibilities.

The table below provides summary information about each current director’s committee membership followed by a summary of each committee’s responsibilities. Each committee has a charter describing its specific responsibilities which can be found on our website at https://investors.autodesk.com/corporate-governance/highlights. The following table reflects changes in certain board committee leadership and membership as of March 31, 2026.

Name	Independent	Committees
		Audit Committee	Compensation and Human Resources Committee	Corporate Governance and Nominating Committee
Andrew Anagnost
Stacy J. Smith	✓ CB			✓
Karen Blasing	✓		C
John T. Cahill	✓	C
Jeff Epstein	✓	✓
Dr. Ayanna Howard	✓		✓
Blake Irving	✓			C
Ram R. Krishnan	✓		✓
Stephen Milligan	✓	✓
Rami Rahim	✓			✓
A. Christine (Christie) Simons	✓	✓

20 | AUTODESK, INC.

Audit Committee

The Audit Committee oversees Autodesk’s financial statements, compliance with our corporate, accounting, and reporting processes, our system of internal accounting and financial controls, and our management of related risks.

The Audit Committee’s responsibilities also include:

•selection, compensation, engagement, retention, termination, and services of our independent registered public accounting firm, including conducting a review of its independence;
•reviewing with management and our independent registered public accounting firm the adequacy of our system of internal financial and disclosure controls;
•reviewing our critical accounting policies and the application of accounting principles;
•reviewing our treasury policies and tax positions;
•overseeing the performance of our internal audit function;
•establishing and overseeing compliance with the procedures for handling complaints regarding accounting, internal accounting controls, or auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters; and
•overseeing our management of cybersecurity risks relating to financial, accounting, and internal controls matters.

See the Report of the Audit Committee of the Board of Directors on page 72 for more information regarding the functions of the Audit Committee.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee oversees our corporate governance principles and policies, as well as the process to identify and nominate qualified individuals for Board membership, and Board and committee evaluations.

The Corporate Governance and Nominating Committee’s responsibilities include:

•developing general criteria regarding the qualifications and selection of members of the Board;
•determining skills, characteristics, and experiences desired for candidates and overseeing director succession planning;
•recommending candidates for election to the Board;
•developing overall governance guidelines;
•periodically reviewing matters related to our policies and practices concerning environmental, social and governance (“ESG”) initiatives, political contributions and lobbying activities;
•overseeing the performance and evaluation of the Board and individual directors; and
•reviewing and making recommendations regarding director composition and the mandates of Board committees.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee oversees the compensation and benefits for our executive officers, recommends our CEO’s compensation to the independent members of the Board for approval, and grants stock options, RSUs, and PSUs to executive officers and non-executive employees under our stock plans.

As non-employee directors, the members of the Compensation and Human Resources Committee are not eligible to participate in Autodesk’s discretionary employee stock programs. For Fiscal Year 2026, RSUs were granted in June 2025 to all our non-employee directors, automatically, pursuant to the Director Compensation Policy and under the 2025 Equity Incentive Plan.

2026 Proxy Statement | 21

The Compensation and Human Resource Committee’s responsibilities also include:

•reviewing and approving the corporate goals and objectives relevant to our CEO and executive officer compensation;
•evaluating CEO and executive officer performance;
•reviewing executive and leadership development policies and practices;
•reviewing and administering Autodesk’s clawback policy;
•reviewing succession plans for our CEO and other senior management;
•periodically reviewing matters related to human capital management;
•overseeing matters relating to stockholder approval of executive compensation, including advisory say-on-pay votes; and
•overseeing the management of risks associated with our compensation policies and programs.

See the section titled “Compensation Discussion and Analysis” for a description of our processes and procedures for determining executive compensation. The Compensation and Human Resources Committee may form and delegate authority to subcommittees when appropriate.

The Compensation Committee Report is included in this Proxy Statement on page 48.

Independence of the Board and our Governance Practices

Our Board believes independence is a critical component of our governance strategy, and that it’s continued independence enables it to be objective in carrying out its oversight responsibilities. Our Corporate Governance Guidelines provide that a substantial majority of our directors will be independent and that each Committee will be made up of solely independent directors. Autodesk’s independent directors meet regularly in executive session, without management present, as part of the quarterly Board meetings, with the intent to facilitate open discussion. Stacy J. Smith, our Chair, presides at these executive sessions.

Each year, and before a new director is appointed, the Board must affirmatively determine a director has no relationship that would interfere with the exercise of independent judgment in carrying out their responsibilities as a director. Annually, each director also completes a detailed questionnaire that provides information about relationships that might affect the determination of independence. Autodesk management provides the Corporate Governance and Nominating Committee and the Board with the relevant information from the questionnaires along with known facts and circumstances of any relationship bearing on the independence of a director or nominee. The Corporate Governance and Nominating Committee then completes an assessment of each director considering all known relevant facts and circumstances concerning any relationship bearing on the independence of a director or nominee. This process includes evaluating whether any identified relationship otherwise adversely affects a director’s independence and affirmatively determining that the director has no material relationship with Autodesk, another director, or as a partner, stockholder, or officer of an organization that has a relationship with Autodesk. As part of its annual review process, our Corporate Governance and Nominating Committee also considers a director’s tenure.

As required by the Nasdaq listing standards, a majority of the members of our Board qualify as “independent.” The Board has determined that, with the exception of Dr. Anagnost, our President and CEO, all of its current members are “independent directors” as that term is defined by applicable Nasdaq listing standards. That definition includes a series of objective tests, including that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by applicable Nasdaq listing standards, the Board has made a subjective determination as to each independent director that no relationships exist that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based on the review and recommendation by the Corporate Governance and Nominating Committee, the Board analyzed the independence of each current director. The Board determined that each of Mses. Blasing, Howard, and Simons, and Messrs. Cahill, Epstein, Irving, Krishnan, Milligan, Rahim, and Smith meet the standards of independence under our Corporate Governance Guidelines and the Nasdaq listing standards, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment. In addition, the Board determined that each of Mary T. McDowell, Lorrie M. Norrington, and Reid French, who were formerly directors in fiscal 2026, met the standards of independence under our Corporate Governance Guidelines
22 | AUTODESK, INC.

and the Nasdaq listing standards during their service, including that each such director was free of any relationship that would interfere with his or her individual exercise of independent judgment.

Certain Relationships and Related Party Transactions

Compensation Committee Interlocks

The members of the Compensation and Human Resources Committee during fiscal 2026 included Karen Blasing, Reid French, Dr. Ayanna Howard, Blake Irving, Ram R. Krishnan, Mary T. McDowell, and Rami Rahim and the current members are Karen Blasing, Dr. Ayanna Howard, and Ram R. Krishnan. No director who served as a member of the Compensation and Human Resources Committee during fiscal year 2026 is or was formerly an officer or employee of Autodesk or any of its subsidiaries. No interlocking relationship existed between any director who served as a member of the Compensation and Human Resources Committee during fiscal year 2026 and the compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Related Party Transactions

Our Audit Committee has established a written policy and procedures for review and approval of related-party transactions. Autodesk’s Related Party Transactions Policy states that all transactions between Autodesk and its wholly owned subsidiaries and any of its directors, executive officers, nominees for director or owners of 5% or more of our stock, or their immediate family members, where the amount involved exceeds $120,000, require the approval of both our Chief Financial Officer and the Audit Committee. If a related-party transaction subject to review involves directly or indirectly a member of the Audit Committee or the Chief Financial Officer (or one of their immediate family members), such Audit Committee member or Chief Financial Officer will recuse him or herself from the review. The Chief Financial Officer and the Audit Committee shall approve or ratify only those transactions that are deemed to be not inconsistent with the best interests of the Company as a whole. Non-routine transactions with vendors and suppliers of Autodesk and its wholly-owned subsidiaries require the prior written approval of the Chief Accounting Officer.

During fiscal year 2026, there were ordinary course transactions between Autodesk and certain related entities, for example for the purchase of software licenses by companies of which a director is an executive officer or where an executive officer was previously employed. None of these transactions constituted a related-party transaction that required approval by the Audit Committee.

Director Orientation and Continuing Education

Our orientation programs are designed to familiarize new directors with our businesses, strategies, and policies and assist new directors in developing knowledge about Autodesk and the industry to optimize their service on the Board.

Regular continuing education programs enhance directors’ skills and knowledge to perform their responsibilities. These programs may include internally developed programs or programs presented by third parties.

In September 2025, the majority of our directors attended Autodesk University, which is our learning event of the year geared towards design professionals, in order to hear new ideas and inspiring stories from our executives, leaders, and customers.

Director Stock Ownership Policy

To align the interests of our directors and stockholders, our directors are required to own Autodesk shares equal in value to at least five times the base annual cash retainer payable to a director. Each of our directors complied with our stock ownership policy in fiscal year 2026.
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Outside Board Memberships

We have a highly experienced and engaged Board of Directors. We value the diverse perspectives that our directors’ outside board memberships bring to our boardroom. Directors who serve on other public company boards offer advice and insights regarding the dynamics and operation of a board of directors, the relationship of a board with senior management, and oversight of a changing mix of strategic, operational, and compliance-related matters.

In order to ensure sufficient time and attention to meet the responsibilities of Board membership, our Corporate Governance Guidelines state that directors shall serve on no more than four boards of directors of publicly traded companies, including our Board, without consent of the Corporate Governance and Nominating Committee. Additionally, if a director is also an active executive officer of a publicly traded company, the director may not serve on more than two publicly traded company boards of directors, including our Board, without the consent of the Corporate Governance and Nominating Committee. Per our Corporate Governance Guidelines, directors advise the Chair of the Board or the Lead Independent Director, as applicable, and the Chair of the Corporate Governance and Nominating Committee before accepting an invitation to serve on an additional for-profit corporate board. The Corporate Governance and Nominating Committee reviews the composition of the Board, including matters such as other board commitments, on an annual basis in the context of recommending a slate of directors for stockholder approval. Following its review, the Corporate Governance and Nominating Committee affirmed that each director nominee has sufficient capacity to continue effectively serving on our Board and is compliant with the limitations on other board commitments as established in our Corporate Governance Guidelines.

Director Selection, Qualifications, and Evaluations

Our stockholders elect our Board of Directors annually. In making its annual director nominations determination, the Board’s objective is to recommend a group of directors that can best ensure the continuing success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience and perspectives.

The Corporate Governance and Nominating Committee recommends to the Board candidates for election and membership criteria for Board nominations. As part of this process, the Corporate Governance and Nominating Committee works with the Board to determine the skills, characteristics, and experiences desired for potential candidates, taking into account the current composition and size of the Board and recent Board, committee, and individual director evaluations, among other considerations. The Corporate Governance and Nominating Committee retains any search firm involved in identifying potential candidates and approves their fees.

In its evaluation of director candidates, including the members of the Board eligible for re-election, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience, and skills on the Board. The Corporate Governance and Nominating Committee considers many factors, including integrity, judgment, diversity (including gender, sexual orientation, age, and ethnicity), expertise, business experience, length of service, independence, and other commitments, as well as any relationships between directors and Autodesk’s customers and suppliers.

This Proxy Statement includes a table summarizing the key qualifications, skills, and attributes currently most relevant to the decision to nominate candidates to serve on the Board. As the Board strives to maintain a broad set of skills and attributes, it also expects that each member will be able to understand and contribute meaningfully to the oversight of the range of material business, risk, and regulatory issues the Company faces. Management’s responsibility includes educating and communicating to the Board in a way that enables effective oversight of this broad set of issues. When searching for new directors, the Board endeavors to actively seek out highly qualified women and individuals from underrepresented communities to include in the pool from which nominees are chosen. We aim to create a Board with various experiences and backgrounds to provide our complex, global company with thoughtful and engaged oversight. The Corporate Governance and Nominating Committee assesses the effectiveness of its efforts through periodic evaluations of the Board’s composition.

While we have not established specific minimum qualifications for director candidates, the Board believes that nominees must reflect a Board that comprises directors who are predominantly independent, have high integrity, possess broad knowledge and experience at the policy-making level in business or technology, including
24 | AUTODESK, INC.

an understanding of the software industry and Autodesk's business in particular, be able to increase overall Board effectiveness, and have varied and divergent experiences, viewpoints, and backgrounds.

When the Corporate Governance and Nominating Committee recruits new director candidates, that process typically involves either an independent search firm or a member of the Corporate Governance and Nominating Committee contacting a prospect to assess interest and availability. A candidate will then meet with members of the Board and Dr. Anagnost, and then meet with members of management as appropriate. At the same time, the Corporate Governance and Nominating Committee and the search firm will contact references for the candidate. A background check is completed before a final candidate recommendation is made to the Board.

Stockholders have previously elected all Board nominees, except for Mr. Epstein and Ms. Simons, who were appointed to the Board following the conclusion of the 2025 Annual Meeting of Stockholders pursuant to the cooperation letter agreement entered into with Starboard Value and Opportunity Master Fund Ltd and certain of its affiliates, and Mr. Abbosh, who is a new nominee.

Stockholder Recommendations and Nominations of Director Candidates

It is the policy of the Corporate Governance and Nominating Committee to consider recommendations for candidates from stockholders. Stockholder recommendations for candidates to the Board must be directed in writing to Autodesk, Inc., One Market Street, Ste. 400, San Francisco, California 94105, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and Autodesk within the last three years, and evidence that the nominating person owns Autodesk stock.

In addition, our Bylaws provide for proxy access nominations of director candidates by eligible stockholders. Stockholders who wish to nominate directors for inclusion in our proxy materials or directly at an annual meeting of stockholders in accordance with the procedures in our Bylaws should follow the instructions under “Questions and Answers About the 2026 Annual Meeting of Stockholders and Procedural Matters.” Appropriately nominated proxy access candidates or candidates who comply with both our Bylaws and SEC Rule 14a-19 will be included in the proxy statement and ballot.

Board Evaluations

The Board is committed to a robust and constructive evaluation process as an essential part of good corporate governance and Board effectiveness. The Corporate Governance and Nominating Committee annually evaluates the performance of the Board. In fiscal year 2026, this evaluation process included using the services of third-party corporate governance experts to assist with the evaluation questionnaires. The results were reported to and discussed with the Board. The report includes an assessment of the Board’s compliance with certain principles found in the Corporate Governance Guidelines and identifies areas in which the Board could enhance its performance.

The annual evaluation process is designed to elicit feedback on the processes, structure, composition, and effectiveness of the Board and its committees. Furthermore, it assesses individual director performance and contribution levels. The evaluation results have led to strategic changes to increase Board effectiveness, including providing clarity on key areas for the Board’s focus over the coming year, input on Board composition and recruiting, and information on how to best operationalize Board and committee meetings.

In addition, each committee annually evaluates its performance and reports the results to the Board. In fiscal year 2026 the evaluation of each committee included an assessment of the committee’s compliance with the principles in its charter, and identified areas in which the committee could enhance its performance.

Corporate Governance Guidelines

We believe the highest standards of corporate governance and business conduct are essential to running our business efficiently, serving our stockholders well, and maintaining our integrity in the marketplace. Over the years, we have devoted substantial attention to the subject of corporate governance and have developed Corporate
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Governance Guidelines, which set forth the principles that guide our Board in overseeing corporate governance, maintaining its independence, evaluating its own performance and the performance of our executive officers, and setting corporate strategy. The Board reviews our governance practices, corporate governance developments, and stockholder feedback on a regular basis to ensure continued effectiveness. The Board first adopted the Corporate Governance Guidelines in December 1995 and has refined them periodically since. The Corporate Governance Guidelines are available on our website at https://investors.autodesk.com/corporate-governance/highlights.

Code of Business Conduct and Code of Ethics

In addition, we have had a longstanding Code of Business Conduct for our directors and employees as well as a Code of Ethics for Senior Executive and Financial Officers, including our principal executive officer, principal financial officer, principal accounting officer, all senior vice presidents, and all individuals reporting to our principal financial officer, to ensure that our business is conducted in a consistently legal and ethical manner. These codes are reviewed periodically and updated as appropriate. Our current Code of Business Conduct and Code of Ethics for Senior Executive and Financial Officers are available on our website at https://investors.autodesk.com/corporate-governance/highlights. We will post in the Investor Relations section of our website any amendment to our Code of Business Conduct or Code of Ethics for Senior Executive and Financial Officers, as well as any waivers of these Codes that are required to be disclosed by the rules of the SEC or the Nasdaq.

Risk Oversight

Our Board, as a whole and through its committees, is responsible for the oversight of risk management. Senior management is responsible for the day-to-day management of the material risks Autodesk faces. In its oversight role, our Board must satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The involvement of the full Board in setting our business strategy at least annually is a key part of its oversight of risk management, its consideration of management’s appetite for risk, and its determination of what constitutes an appropriate level of risk. The full Board receives regular updates from our senior management and outside advisers regarding certain risks Autodesk faces, including litigation, artificial intelligence, cybersecurity, data privacy, corporate governance, and various operating risks.

We have been building and utilizing artificial intelligence in our business for almost a decade, and we recognize that AI presents both significant opportunities to advance Autodesk’s capabilities and important risks that require thoughtful governance. Accordingly, oversight of AI is integrated into our broader enterprise risk management process, and the full Board exercises oversight of AI from both and risk and strategic opportunity perspective.

In addition, while our Board is responsible for monitoring and assessing strategic risk exposure, our committees are charged with specific areas of risk oversight, as summarized below:

•Audit Committee. Our Audit Committee is responsible for overseeing the management of risks associated with Autodesk’s financial reporting, accounting, and auditing matters, as well as cybersecurity risks relating to financial, accounting, and internal controls matters.

•Compensation and Human Resources Committee. Our Compensation and Human Resources Committee oversees our executive officer succession planning and risks associated with our compensation policies and programs.

•Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our Board, and director succession planning. Board committees report their findings to the full Board.

Senior management attend all meetings of the Board and its standing committees and are available to address any questions or concerns raised by the Board regarding risk management and any other matters. The Board holds annual strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for Autodesk.

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Executive Succession Planning and Leadership Development

The Board believes one component of our long-term success is planning for CEO succession and overseeing the development and succession of other members of our executive leadership team. The Board and our Compensation and Human Resources Committee work together with our CEO and our Chief People Officer to develop a succession plan. In developing the plan, they consider Autodesk’s current and future business strategies, organizational needs, competitive challenges, individual leadership and management potential and development and emergency situations.

Contacting the Board

Communications from stockholders to the Board, or specific members of the Board, should be addressed to the Chair of the Board using one of the below methods. All such communications will be initially received and processed by the office of our Corporate Secretary.

+	Autodesk, Inc., c/o Chief Legal Officer, One Market Street, Ste. 400, San Francisco, California 94105, Attention: Non-Executive Chair	:	board-administrator@autodesk.com

Governance and Impact Programs

Impact at Autodesk

Autodesk is committed to advancing a more sustainable, resilient, and inclusive world. We take action as a business to support our employees, customers, and communities in our collective opportunity to design and make a better world for all.

We focus our efforts to advance positive outcomes across three primary areas: energy and materials, health and resilience, and work and prosperity. These impact opportunity areas are derived from the UN Sustainable Development Goals (“SDGs”) and have been identified through a multi-pronged process to align the top needs of our stakeholders, the issues that are most important to our business, and the areas we are best placed to accelerate positive impact at scale.

These opportunities primarily manifest as outcomes through how our customers leverage our technology to design and make net-zero carbon buildings, resilient infrastructure, more sustainable products, and a thriving workforce. We support and amplify these opportunities through powering our business with 100% renewable energy, neutralizing greenhouse gas emissions associated with our operations, developing an inclusive culture and supporting students and educators with tools and training to equip the next generation of innovators. We advance these opportunities with industry innovators through collaboration with our customers and partners, deploying philanthropic capital to changemakers, and providing software donations, and training to our wider ecosystem. Autodesk committed to target 1% of annual operating profit for the long-term support of our impact programs, which includes our philanthropic work and our climate commitments.

These programs align with our operational priorities and long-term growth strategy. We aim to maintain our commitments, fostering trust with stakeholders and enabling compliance with global regulations.

Board Engagement and Oversight

Our Board is committed to building trust with our employees, customers, and communities through strong corporate governance, effective oversight, and strategic engagement. We leverage our governance structure to help ensure that our sustainability and human capital efforts are coordinated across all areas of our business. Our Board has
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oversight responsibility for ESG, with assistance from our Corporate Governance and Nominating Committee and our Compensation and Human Resources Committee in specific areas defined in their committee charters.

Our Board receives updates from management on our environmental, social, and governance initiatives and values feedback from our stockholders on these efforts. In fiscal year 2026, members of our management team, and in certain instances independent members of our Board, met with stockholders owning over half of our outstanding shares, and met with many of our top investors to discuss topics including strategy, our executive and employee compensation programs, workforce diversity, board composition, and a broad range of ESG issues, including Autodesk’s efforts to reduce greenhouse gas emissions associated with the industries we serve. Our directors also engage with our employees in various ways throughout the year, developing direct relationships below the executive management level. For example, members of our Board attend Autodesk’s annual leadership meetings, participate in fireside chats with employees, and visit our technology centers and other facilities.

Our Impact Team, led by our Chief Sustainability Officer, has direct responsibility for setting and implementing our corporate sustainability strategy, with oversight from our CEO and Board. This role also chairs the Impact and Governance Committee, an internal management body responsible for oversight and coordination of impact and governance issues across the business. The Impact Team reports on sustainability matters and major initiatives, including progress against sustainability goals and targets, to our CEO and Board.

Talent and Human Capital Management

Global Culture and Belonging

Autodesk views our culture and belonging efforts as directly linked to high performance and unlocking human ingenuity. Our commitment to maintaining a global workforce is grounded in our values and how we work, being inclusive, respectful, and collaborative. Our culture seeks to enable Autodesk employees to do their best work, innovate, contribute to the success of our company, and prosper.

We believe there are markets for talent that remain untapped or underutilized, which drives our sourcing and networking efforts. We do this by widening our talent pipelines to attract and retain the most capable, skilled, and top-tier professionals from all backgrounds. This strategy strengthens our ability to meet and speak to an ever-expanding customer base, fueling our competitive edge, increasing customer trust, and driving sustainable growth and success in a dynamic global marketplace.

Finally, we are an equal opportunity employer that does not discriminate in recruiting, hiring, training, or promoting on any basis protected by law. Additional information on our Global Culture and Belonging program can be found on our website at autodesk.com/company/global-belonging. Information contained on or accessible through our website is not part of or incorporated by reference into this report.

Professional Development and Employee Impact

We believe career development plays an important role in keeping our employees engaged and in providing additional opportunities for them to grow and build their careers. Autodesk offers extensive professional and technical development opportunities for our employees. These include self-service online modules and personalized learning paths, professional and management development programs, and a tuition reimbursement program.

We also encourage our employees to advance our vision for a better world and support their professional development by participating in our pro bono consulting program, using paid time to volunteer, and have their charitable giving matched by the Autodesk Foundation.

Total Rewards

To attract, retain, and support our employees, we offer competitive compensation and benefits programs, several of which include an element of choice to meet the needs of our global population. In addition to competitive base pay and opportunities to receive short-term incentives, the majority of our employees are eligible to participate in our long-term plans. We also have comprehensive health and wellness benefits, a generous time off program, an
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employee stock purchase plan, sabbaticals, retirement plans, financial support programs, financial tools and education, and an employee assistance program.

Education

Autodesk is committed to helping students gain the in-demand skills and certifications needed to demonstrate they are prepared for current and emerging roles in the industries we serve. We offer free educational licenses of Autodesk’s complete portfolio of professional software to verified students, educators, and accredited educational institutions worldwide. Additionally, we offer self-paced, modular learning and curriculum for K-12, post-secondary students, and educators. Our intention is to make Autodesk software the preferred choice for those poised to become the next generation of design, engineering, and construction professionals.

Sustainability

Climate Change

In addressing the global challenges posed by climate change, we make it possible for our customers to innovate and respond to associated changes in regulation, building code, physical climate parameters, and other climate-related developments. This effort can directly and indirectly create more demand for existing and new Autodesk products and services in the short and long-term. Furthermore, our leadership is committed to taking climate action and that commitment goes hand in hand with our values and reputation in the marketplace.

Climate Change Management Actions

To drive continued progress and meet growing demand, we continue to expand the solutions, education, and support we offer, helping customers secure a competitive advantage for a low-carbon future by designing high-performance buildings, resilient cities and infrastructure, and more efficient transportation and products. To continue to grow this market, we invest in our tools to meet customer demand as well as provide software and support to early-stage entrepreneurs, nonprofit organizations, and start-up companies who are designing clean technologies. We are expanding these offerings based upon demand and opportunity in response to challenges posed by climate change.

Internally, we are investing in best practices to mitigate our greenhouse gas emissions (“GHGs”) and climate change risk through investments in renewable energy, energy efficiency, and disaster management and recovery strategies. Our enterprise risk management process considered how climate impacts could affect and potentially amplify the overall significance of each identified risk and opportunity. We regularly assess risks and opportunities in this area and respond accordingly.

Emissions Performance & Other Key Performance Indicators

In fiscal year 2025, we made progress on our science-based GHG reduction target, to reduce Scope 1 and Scope 2 GHGs 50%, and reduce Scope 3 GHGs per dollar of gross profit 55%, by fiscal year 2031, compared to fiscal year 2020. Additionally, in fiscal 2025, we were responsible for 155,000 metric tons of carbon dioxide equivalent emissions across our market-based operational boundary. This represents a 32% reduction compared to our fiscal year 2020 base line. In addition, our residual 155,000 metric tons of CO2e emissions were neutralized through the procurement of high quality carbon offsets credits.

Impact Reports

More information about our sustainability financing and commitment can be found in our annual Impact Reports, which we have published on our website since 2008. Our fiscal 2026 Impact Report will be published in fiscal 2027. Information contained on or accessible through our website is not part of or incorporated by reference into this report.

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Philanthropy

The Autodesk Foundation (the “Foundation”), a privately funded 501(c)(3) charity organization established and solely funded by us, leads our philanthropic efforts. The purpose of the Foundation is twofold: to support employees to create a better world at work, at home, and in the community by matching employees’ volunteer time and donations to nonprofit organizations; and to support organizations using design and make solutions to drive positive impact. In the latter case, we use philanthropic capital, software donations, and training to accomplish this goal, selecting the most impactful and innovative organizations around the world who are innovating to create a better future for our planet. On our behalf, the Foundation also administers a discounted software donation program to nonprofit organizations, entrepreneurs, and others who are developing design solutions that will shape a more sustainable future.

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides an overview of our business performance in fiscal year 2026, highlights the key components and structure of our executive compensation program for our Named Executive Officers (“NEOs”), discusses the principles underlying our compensation policies and practices, and addresses other matters we believe explain and demonstrate our performance-based compensation philosophy. Our NEOs for fiscal year 2026, in accordance with SEC rules and regulations, are:

Executive Officers	Job Titles
Andrew Anagnost	President and Chief Executive Officer, Board Director
Janesh Moorjani	Executive Vice President and Chief Financial Officer
Steven M. Blum	Executive Vice President and Chief Operating Officer
Ruth Ann Keene	Executive Vice President, Corporate Affairs, Chief Legal Officer and Corporate Secretary
Rebecca Pearce	Executive Vice President and Chief People Officer

Executive Summary

Fiscal Year 2026 Strategic Priorities and Performance Highlights

Fiscal 2026 marked another year of strong execution for Autodesk. We delivered record revenue, operating income and free cash flow, demonstrating the durability of our strategy and the resilience of our business model.

Over the past decade, we successfully executed one of the most far-reaching transformations in enterprise software —redefining our business model, transitioning our go-to-market, reimagining our products, and scaling our platform. In January, we completed the final phase of our go-to-market optimization, and while actions like this are difficult and complex, in executing them, we are making Autodesk more resilient and unlocking new avenues for growth and margin expansion.

We’re also enhancing our portfolio with cloud-based platforms and capabilities that seamlessly connect Design, Make, and Operate workflows and enable partners and customers to expand and customize our solutions to deliver more value and expand our addressable market opportunity.

We are defining the AI revolution for our industries, to empower customers with new task, workflow, and system automations; and capturing shared value through subscription, consumption, and outcomes-based business models that blend human and machine capabilities. The coming year will see the roll-out of powerful AI capabilities built on
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a combination of frontier vision-language models and our proprietary foundation models that understand 3D design and make.

Building meaningful AI for the physical world requires high‑fidelity data, deep industry context, and specialized expertise—capabilities Autodesk has been building for almost a decade. Scaling and monetizing it requires a platform and next-generation business models and go-to-market strategy. Few companies have all these advantages. Autodesk does. It is not a coincidence. We have been preparing for, and working towards, the cloud and AI for more than a decade. While some new entrants have some of the required capabilities, they lack the data and context needed to deliver value.

We enter fiscal 2027 with confidence. The pace of our innovation continues and we remain disciplined and focused on the controllable factors that drive our revenue, operating margin, earnings per share, and capital allocation, which are the key building blocks of free cash flow per share. We’ve never been more confident in the long-term value we are creating for our customers, for the industries that shape the world, and for you, our stockholders.

REVENUE	GAAP OPERATING INCOME	NON-GAAP OPERATING INCOME (1)
▲ 18% from fiscal year 2025	▲ 17% from fiscal year 2025	▲ 23% from fiscal year 2025
$7.2B	$1.6B	$2.7B

CASH FLOW FROM OPERATING ACTIVITIES	FREE CASH FLOW (1)	RETURNING CAPITAL TO STOCKHOLDERS
▲ 53% from fiscal year 2025	▲ 54% from fiscal year 2025	Repurchased over the last 5 years
$2.5B	$2.4B	$5.2B
_________________
(1)A reconciliation of GAAP to non-GAAP results is provided in Appendix A.

Fiscal Year 2026 Executive Compensation Highlights

Primary Incentive Program Changes

The Compensation and Human Resources Committee (the “Committee”) reviews our executive incentive programs annually to ensure a strong link between pay and performance and to support long-term stockholder value creation.

Beginning in fiscal year 2026, we initiated a two-year effort to redesign our incentive programs in response to stockholder feedback. Key changes implemented in fiscal 2026 include:

•Emphasize reducing stock-based compensation expense. We modified the performance stock unit (“PSU”) financial metric to use Non-GAAP Income from Operations less Stock-Based Compensation (“SBC”) Expense. This change increases accountability for equity compensation spending, as we continue to make progress toward our goal of reducing SBC expense as a percentage of revenue to below 10%.

•rTSR measured over 3-years. We replaced the prior one-, two-, and three-year relative total shareholder return (“rTSR”) measures for our PSUs with a single three-year rTSR metric. This change is designed to further align our NEOs’ interests with those of our stockholders and reinforce our focus on sustained, long-term performance.

•Extended PSU vesting. We changed PSU vesting from three-year ratable vesting to three-year cliff vesting to enhance retention and encourage continued focus on long-term results.

Additional information, including changes implemented for fiscal 2027, is provided in “Say on Pay Results and Stockholder Outreach”.
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Pay Decisions based on Performance Results

In March 2026, the Committee approved the following incentive compensation payouts to our NEOs based on the Company’s performance against the pre-determined performance goals. The Committee did not make any discretionary adjustments to increase incentive payouts above actual performance. Detailed information is provided in “Annual Short-Term Incentive Compensation” and “Long-Term Incentive Compensation”.

Incentive Program	Performance Metrics	Payouts Certified by the Committee
Fiscal 2026 Executive Incentive Plan (“EIP”)	•Revenue •Non-GAAP Income from Operations	110.1% of target
PSUs –Fiscal 2024 PSUs, 3rd Tranche –Fiscal 2025 PSUs, 2nd Tranche –Part of CFO New Hire PSUs, 1st Tranche	•Revenue •Non-GAAP Income from Operations less SBC Expense •rTSR over 1, 2, and 3 years	103% of target 123% of target 126% of target
Fiscal 2026 PSUs (All NEOs) –Granted in April 2025	•Revenue •Non-GAAP Income from Operations less SBC Expense •3-year rTSR for fiscal 2026 to 2028	Performance period in progress; no interim payouts

Emphasis on Variable “At Risk” Performance-Based Executive Compensation

Our executive compensation program emphasizes variable compensation with both annual and long-term performance components. In fiscal year 2026, 96% of our CEO’s and 91% of other NEOs’ target total compensation was variable in nature and “at risk”. In addition, in fiscal year 2026, 91% of our CEO’s and 83% of other NEOs’ target total compensation consisted of long-term equity. Our fiscal year 2026 incentive programs reward strong annual financial and operational performance, as well as relative TSR over three-year performance period. The charts below illustrate the fiscal year 2026 pay mix between base salary and targeted short-term and targeted long-term equity compensation for our CEO and other NEOs.

(1) Excludes Mr. Moorjani, who received a portion of his new hire awards during FY26 that do not reflect ongoing long-term equity compensation.

Say-on-Pay Results and Stockholder Outreach

We value the input of our stockholders. The Committee carefully considers stockholder feedback as part of its ongoing review of our executive compensation programs, design, and metrics, and this feedback has informed changes the Committee has made in recent years to align our programs with our business transformation. At the 2025 Annual Meeting, 88.1% of the votes cast on our say-on-pay proposal were favorable, reflecting strong stockholder support for our executive compensation programs. In fiscal year 2026, members of our management
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team and, in certain instances, independent members of our Board continued our regular outreach and held meetings with stockholders representing over half of our outstanding shares. Our management team and independent Chair met with representatives from active and passive funds to discuss strategy, our executive and employee compensation programs, capital allocation, progress on our sustainability, workforce, board composition and skill sets, and a broad range of other topics. This outreach enabled us to gather feedback from a significant cross-section of our stockholder base.

Stockholder feedback has provided valuable insight as we continue to refine our executive compensation program. In response to feedback received over the past several years, we implemented key enhancements to our executive compensation program in fiscal 2026 and 2027, as summarized in the table below.

What We Heard	How We Responded	Autodesk Comments
Longer Performance Period in PSU Program Stockholders indicated a preference for measuring performance over a longer timeframe for PSU program metrics.	Effective fiscal year 2026: •rTSR is measured over a 3-year period instead of 1-year, 2-year and 3-year periods. •Extended PSU vesting period to three-year cliff vesting from three-year ratable vesting.
•The 3-year TSR measurement period strengthens the alignment of NEOs’ and stockholders’ interests and further incentivizes long-term value creation.
•The three-year cliff vesting for PSUs promotes retention and encourages our executives to continue to drive long-term performance.
•Business model changes currently underway make setting a comparable three-year financial performance period challenging. Setting one-year financial goals enables us to set more rigorous targets each year and aligns with most of our peers.
•The Committee will continue to evaluate the appropriateness of the performance period for financial goals each year.

Reevaluate the Free Cash Flow Metric in the PSU program Some stockholders were concerned with the Free Cash Flow metric and asked us to reevaluate it under the new business model.	Effective fiscal year 2026: •Replaced the Free Cash Flow metric in the PSU program with “Non-GAAP Income from Operations less Stock-Based Compensation Expense”.
•Following the transition from upfront billing to annual billing of most multi-year contracts, income from operations and free cash flow become much more closely aligned.
•Growing income from operations becomes the primary driver of delivering high quality free cash flow growth over the long term.

Manage SBC Expense Stockholders would like us to factor in SBC expense management in the executive compensation program to better align with their interests.	Effective fiscal year 2026: •PSU program payouts were partly contingent upon “Non-GAAP Income from Operations less SBC Expense”.
•This metric ensures that PSU participants (executives) are held accountable for SBC expenses, as SBC spending above budget directly reduces PSU payouts.
•This metric helps to differentiate between the PSU program and the EIP program which uses “Non-GAAP Income from Operations”.

Overlapping Performance Metrics Stockholders indicated a preference for differentiated performance metrics in our EIP and PSU programs.	Effective fiscal year 2027: •Replaced Revenue metric in the PSU program with Net New Annual Run Rate of customer contracts (NNARR).	•The NNARR measures financial health and is a leading indicator of future revenue growth. •Replacing revenue with NNARR reduces the overlap in EIP and PSU programs.

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Overview of Executive Incentive Plan and PSU Program Design across three fiscal years:

Fiscal Year 2025 Design	Fiscal Year 2026 Design Changes highlighted in blue	Fiscal Year 2027 Design Changes highlighted in blue
EIP Metrics •Revenue (60%) •Non-GAAP Income from Operations (40%)	EIP Metrics •Revenue (60%) •Non-GAAP Income from Operations (40%)	EIP Metrics •Revenue (60%) •Non-GAAP Income from Operations (40%)
PSU Metrics •Revenue (60%) •Free Cash Flow (40%) •rTSR (modifier)	PSU Metrics •Revenue (60%) •Non-GAAP Income from Operations less SBC Expense (40%) •rTSR (modifier)	PSU Metrics •NNARR (60%) •Non-GAAP Income from Operations less SBC Expense (40%) •rTSR (modifier)
PSU Measurement Period •Financial metric: three 1-year periods •rTSR: 1-year, 2-year, 3-year PSU Vesting Period •Prorated vesting over 3 years	PSU Measurement Period •Financial metric: three 1-year periods •rTSR: 3 years PSU Vesting Period: •Cliff vesting after 3 years	PSU Measurement Period •Financial metric: three 1-year periods •rTSR: 3 years PSU Vesting Period: •Cliff vesting after 3 years

Compensation Guiding Principles

The Committee believes that Autodesk’s executive compensation program should be designed to attract, motivate, and retain talented executives and provide a rigorous framework that is tied to stockholder returns, company performance, long-term strategic corporate goals, and individual performance. The general compensation objectives are to:

•Recruit and retain the highest caliber of executives through competitive rewards;
•Motivate executive officers to achieve business and financial goals;
•Balance rewards for short- and long-term performance; and
•Align rewards with stockholder value creation.

Within this framework, the total compensation for each executive officer varies based on multiple dimensions:

•Whether Autodesk achieves its short-term and long-term financial and non-financial objectives;
•Autodesk’s TSR relative to companies in the North American Technology Software Index;
•The specific roles and responsibilities of the officer;
•Each officer’s skills, capabilities, contributions, and performance;
•Internal pay alignment considerations; and
•Retention considerations.

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Leading Compensation Governance Practices

Autodesk’s executive compensation objectives are supported by policies and strong governance practices that align executives’ interests with the interests of our stockholders. Some of the program’s most notable features are highlighted and summarized in the following table:

	What We Do		What We Do Not Do
✓	Engage in robust stockholder outreach	x	Provide excise tax gross-up for double-trigger change in control arrangements
✓	Tie a significant percentage of NEO total pay to the achievement of critical financial objectives and stockholder value creation	x	Allow hedging, pledging, or trading in Autodesk derivative securities
✓	Employ maximum limits on performance-based cash and equity incentive compensation	x	Reprice stock options
✓	Require significant stock ownership holdings	x	Offer executive benefits that differ from those offered to our other salaried employees or excessive perquisites
✓	Include a clawback policy in incentive programs	x	Use fixed-term employment agreements
✓	Grant more than 50% of top executives’ LTI awards in the form of performance-based awards	x	Make severance payments to named executive officers who voluntarily terminate their employment
✓	Ensure effective risk management
✓	Rely on an independent compensation committee and engage an independent compensation consultant

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The Compensation-Setting Process

The Committee reviews and approves all components of each executive officer’s compensation.

CEO Pay Decisions

Throughout the year, the Committee and other independent members of the Board, including the Chair, review the performance of, and provide feedback to, our CEO at regularly scheduled meetings and through informal discussions. Annually, the Committee meets and discusses with other independent members of the Board the performance of our CEO in light of corporate goals and objectives. The Committee, without the CEO in attendance, took this assessment into account, along with competitive compensation data, in determining our CEO’s compensation. Performance targets are intended to be aggressive yet achievable with diligent effort during the fiscal year. As part of its deliberations on CEO compensation, the Committee consulted with its independent consultant and the other independent directors before approving our CEO’s compensation.

Executive Officer Pay Decisions

Our CEO makes recommendations to the Committee regarding the base salary, annual cash incentive awards (EIP), and equity awards for each executive officer other than himself. These recommendations are primarily based on our CEO’s assessment of each executive officer’s performance during the year, competitive compensation data, internal pay alignment, and retention considerations. Our CEO reports to the Committee on the performance of the executive officers and their respective business functions during the year in light of corporate goals and objectives. He bases his evaluation on his knowledge of each executive officer’s performance and input from other individuals, including feedback provided by the executive officers, their colleagues, and their direct reports. Members of our People and Places organization assist our CEO in assessing each executive officer’s performance and providing market compensation data for each role. In executing the responsibilities set forth in its charter, the Committee relies on the CEO’s recommendations as one of several resources to provide input to its decision-making process.

Independent Consultant

The Committee retained Exequity LLP as its compensation adviser for fiscal year 2026. Exequity provided advice and recommendations on several areas, including total compensation philosophy; program design, including program goals, components, and metrics; peer data; compensation trends in the technology sector and general market for senior executives; separation plans; the compensation of our CEO and our other executive officers; and disclosure of our executive pay programs. The Committee has considered the independence of Exequity in light of Nasdaq’s listing standards for compensation committee independence and the rules of the SEC, and requested and received written confirmation from Exequity addressing the independence of the firm and its senior advisers working with the Committee. The Committee discussed these considerations and concluded that the work performed by Exequity did not raise any conflict of interest.

Management

The Committee also consults with management and Autodesk’s People and Places organization regarding executive and non-executive employee compensation plans, including administration of Autodesk’s equity incentive plans.

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Competitive Compensation Positioning and Peer Group

To ensure our executive compensation practices are competitive and consistent with the Committee’s guiding principles, Exequity and management provide the Committee with compensation data for each executive role. This data is drawn from a group of companies in relevant industries that compete with Autodesk for executive talent. The Committee uses this data, as well as information about broader technology industry compensation practices, when evaluating the compensation of our executive officers.

The compensation peer group is selected based upon multiple criteria, including industry positioning, competition for executive talent, revenue, market capitalization, financial results, and geographic footprint. The Committee reviews the compensation peer group each year to ensure that the comparisons remain meaningful and relevant. Based on the Committee’s review in September 2024, Splunk, Inc. was removed from the peer group due to its acquisition by Cisco in March 2024. The remainder of the peer group did not change from the prior year. The fiscal year 2026 compensation peer group consisted of the following companies:

Company	Revenue for the Most Recent Completed Fiscal Year (in billions)	Market Capitalization as of 1/31/2026 (in billions)
Adobe Inc.	$23.8	$121.1
Akamai Technologies, Inc.	$4.2	$14.1
ANSYS, Inc. (1)	$2.5	N/A
Block, Inc.	$24.2	$36.4
Cadence Design Systems, Inc.	$5.3	$80.6
DocuSign, Inc.	$3.2	$10.4
Electronic Arts Inc.	$7.5	$51.0
Fortinet, Inc.	$6.8	$60.4
Gen Digital Inc.	$3.9	$14.5
Intuit Inc.	$18.8	$138.4
NetApp, Inc.	$6.6	$19.1
Palo Alto Networks, Inc.	$9.2	$124.4
PTC Inc.	$2.7	$18.6
Salesforce, Inc.	$41.5	$197.2
ServiceNow, Inc.	$13.3	$122.5
Synopsys, Inc.	$7.1	$89.0
Workday, Inc.	$9.6	$45.5
Autodesk, Inc.	$7.2	$53.6
(1) ANSYS, Inc. was acquired by Synopsys, Inc. in July 2025.

In September 2025, the Committee reviewed the compensation peer group that would be used for fiscal year 2027 compensation decision making. The Committee determined not to make any changes to the peer group for fiscal year 2027, noting that ANSYS, Inc. will be removed from the peer group in the following year due to its acquisition by Synopsys, Inc. in July 2025.

When determining the base salary, incentive targets, equity grants, and target total direct compensation opportunity for each of our NEOs, the Committee references the median data from our compensation peer group for each component and in the aggregate. Our primary reference point for this purpose is the size-regressed median of the comparable peer roles. Actual compensation awards may be above or below the median levels, depending on Autodesk’s financial and operational performance and each executive officer’s experience, skills, and performance. The Committee believes that referencing the total compensation packages of the companies in the compensation peer group keeps Autodesk’s compensation competitive and within market norms. This also provides flexibility for variances in compensation where appropriate, based on each executive officer’s leadership, contributions, and particular skills or expertise, as well as retention considerations.

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Principal Elements of the Executive Compensation Program

The principal elements of Autodesk’s fiscal year 2026 executive compensation program for the CEO and other NEOs are described below.

Component(1)	Purpose	Description	Performance Measures
Base Salary	Forms the basis for the overall competitive compensation package	Reflects competitive market conditions, individual performance, and internal alignment	The Committee considers individual performance when setting and reviewing base salary levels and merit increases

Executive Incentive Plan (“EIP”), at Targeted Levels	Motivate achievement of annual strategic priorities relating to top- and bottom-line growth
Target percentage of base salary based on competitive market practices and internal alignment
Actual bonus ranges from 0% to 200% of target and is determined by performance versus goals established at the beginning of the performance period
Total revenue Non-GAAP income from operations Individual performance

Long-Term Incentives —Performance Stock Units (“PSU”), at Grant-Date Fair Values	Align compensation with key drivers of the business and relative total shareholder return Encourage focus on near-term and long-term strategic objectives
Size of award based on competitive market practices, corporate and individual performance, and internal alignment
Actual number of shares vested ranges from 0% to 200% of target and is determined by performance versus goals established at the beginning of the performance period
Total revenue Non-GAAP income from operations less SBC expense Autodesk’s rTSR over the three-year performance period Autodesk stock price

Long-Term Incentives — Restricted Stock Units (“RSU”)	Encourage focus on long-term stockholder value creation Retention
Award size based on competitive market practices, corporate and individual performance, internal alignment, and retention considerations
Recipients earn shares if they remain employed through the vesting period; value of shares earned aligns directly with stockholder value
Autodesk stock price

(1) Excludes Mr. Moorjani who received a portion of his new hire awards during FY26 that do not reflect ongoing long-term equity compensation.

Base Salary

Base salary provides our executive officers with a competitive amount of fixed annual cash compensation. The Committee views base salary as a reliable source of income for the executive officers and an important recruiting and retention tool. The Committee sets base salaries at a competitive level that recognizes the scope, responsibility, and skills required of each position, as well as market conditions and internal pay alignment.

As part of the annual review of base salaries, the Committee reviews a competitive assessment for each executive role, and an assessment of each executive officer’s experience, skills, responsibilities, and performance level. For fiscal year 2026, after taking into account the above considerations, the Committee did not change the base salary
38 | AUTODESK, INC.

for each of Dr. Anagnost, Mr. Blum, and Mr. Moorjani and increased the base salaries for each of Ms. Keene and Ms. Pearce by 4.8% and 5.9%, respectively, to further align their compensation with peer practices.

Named Executive Officer	Fiscal Year 2025 Base Salary	Fiscal Year 2026 Base Salary	% Change Compared to Prior Fiscal Year
Andrew Anagnost	$1,040,000	$1,040,000	0%
Janesh Moorjani	$650,000	$650,000	0%
Steven M. Blum	$700,000	$700,000	0%
Ruth Ann Keene	$540,000	$566,000	4.8%
Rebecca Pearce	$512,804	$573,400	(1)
_____________
(1)    The Committee approved a 5.9% increase to Ms. Pearce’s base salary for fiscal year 2026. Ms. Pearce’s base salary is paid in British Pounds (GBP), which have been converted to U.S. Dollars (USD) for consistency with the other NEOs, using the British Pound to USD exchange rates of 1.28 and 1.3185, which represent an average for fiscal years 2025 and 2026, respectively. The year-over-year change reflected in the table above is larger than 5.9% as a result of the significant strengthening of the GBP against the USD during fiscal 2026 and is not reflective of a Committee decision to increase her base salary more than 5.9%.

Annual Short-Term Incentive Compensation

At the beginning of each fiscal year, the Committee establishes target award opportunities, payout metrics, and performance targets for the Autodesk EIP. This annual cash incentive is intended to motivate and reward participants for achieving company-wide annual financial and non-financial objectives as well as individual objectives.

Target Award Opportunities and Fiscal Year 2026 Executive Incentive Plan

The Committee sets the target annual cash incentive award opportunity for each eligible executive officer based on competitive assessments, the executive’s particular role, and internal alignment considerations. These target opportunities are expressed as a percentage of the NEO’s annual base salary. Based on its review of these factors, the Committee maintained the fiscal 2026 target annual incentive opportunity at 150% of base salary for Dr. Anagnost and 90% for Mr. Moorjani; increased Mr. Blum’s target annual incentive opportunity from 90% to 100%; and maintained 85% for each of Ms. Keene and Ms. Pearce. The Committee increased Mr. Blum’s target annual incentive opportunity to reflect market competitiveness. An NEO may receive an earned award that is greater or less than the target award opportunity, depending upon Autodesk’s and the NEO’s individual performance.

In fiscal year 2026, bonus awards for each of our NEOs were funded under the EIP program. At the beginning of the fiscal year, the Committee established funding performance thresholds, which, if achieved, would establish the maximum fiscal year 2026 EIP funding at 200% of target. For fiscal year 2026, the Committee selected total revenue and non-GAAP income from operations as the funding metrics. In selecting these metrics, the Committee considered stockholder feedback in support of simplicity, metrics that reflect our evolved business model, and focus on profitability, as well as the practices of our peer companies. The Committee eliminated absolute TSR as the funding metric because TSR is a long-term performance measure and is more appropriately incorporated into our PSU program. Autodesk’s fiscal year 2026 performance exceeded the funding threshold, resulting in the maximum bonus award funding for each NEO. The Committee then exercised its negative discretion to reduce the actual bonus award for each NEO based on pre-established performance measures, as described below.

Company Performance Measures and Performance

The fiscal year 2026 EIP performance measures and the specific targets for each measure, as reflected below, were approved by the Committee at the beginning of the fiscal year to align our CEO’s and other NEOs’ bonus opportunities with our strategic priorities and key drivers of success. Following the end of the fiscal year, the Committee assessed the performance of Autodesk against the pre-established performance targets set at the
2026 Proxy Statement | 39

beginning of the fiscal year based on the criteria below and approved a bonus funding of 110.1% of target, as shown below:

Performance Metric (1)	Weighting	Actual (millions)	Target (millions)	Performance Attainment %	Funding	Weighted EIP Funding %
Total Revenue	60%	$7,206	$7,049	102.2%	111.1%	66.7%
Non-GAAP Income from Operations	40%	$2,737	$2,635	103.9%	108.6%	43.5%
Total	100%					110.1%
_____________
(1)     Consistent with our EIP administrative guidelines, the fiscal year 2026 total revenue and non-GAAP income from operations results were not adjusted for acquired entities.

In March 2026, the Committee approved individual short-term incentive payouts for the NEOs as shown below, based on Company performance (110.1% funding) and individual performance assessment. In evaluating individual performance, the Committee considered each executive’s results, leadership effectiveness, and progress against strategic initiatives, role expansions and evolving responsibilities.

Named Executive Officer	Short-Term Incentive Target as a Percentage of Base Salary	Short-Term Incentive Target (1)	Short-Term Incentive Payout	Short-Term Incentive Payout as a Percentage of Target
Andrew Anagnost	150%	$1,560,000	$1,717,560	110.1%
Janesh Moorjani	90%	$585,000	$644,085	110.1%
Steven M. Blum	100%	$700,000	$693,630	99.1%
Ruth Ann Keene	85%	$477,477	$525,702	110.1%
Rebecca Pearce	85%	$481,096	$529,687	110.1%
_____________
(1) Short-term incentive target amounts are based on actual salary earnings during fiscal year 2026, which may differ from approved fiscal year 2026 salaries due to the effective date of salary increases.

Fiscal Year 2027 Short-Term Incentive Compensation

In fiscal year 2027, the bonus awards for each of our NEOs will continue to be determined under the EIP. Near the beginning of the fiscal year, the Committee approved total revenue and non-GAAP income from operations as the threshold funding metrics. If the funding metrics are achieved, in its exercise of discretion, the Committee will consider Autodesk’s performance attainment versus pre-established targets to determine payouts against total revenue and non-GAAP income from operations, which have been retained as the performance metrics for the ultimate determination of bonus payments, with the following weighting:

Performance Metric	Weighting
Total Revenue	60%
Non-GAAP Income from Operations	40%

The Committee believes that the metrics selected for the fiscal year 2027 EIP will align our incentives with key drivers of success. The final awards for our NEOs could range from 0% to 200% of target, depending on the performance achieved. In selecting total revenue and non-GAAP income from operations, the Committee also considered stockholder feedback in support of simplicity, metrics that reflect our evolved business model, and focus on profitability, as well as the practices of our peer companies. The Committee continuously assesses our compensation program structure and metrics to respond to business needs, industry practices, and the talent market.

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Long-Term Incentive Compensation

Autodesk uses long-term incentive compensation in the form of equity awards to align executive pay opportunities with stockholder value creation and to motivate and reward executive officers for effectively executing longer-term strategic and operational objectives.

Fiscal Year 2026 Annual Long-Term Equity Awards

During fiscal year 2026, the Committee approved annual equity awards in the form of PSUs and RSUs for our NEOs. The Committee elected to continue to use a mix of 60% PSUs and 40% RSUs for each of our NEOs who received an annual equity award, except for Mr. Moorjani, to complement the performance aspects of PSUs with the long-term retention element of RSUs.

In arriving at the value of PSUs and RSUs to award each executive officer in fiscal year 2026, except for Mr. Moorjani, the Committee considered Autodesk’s performance in fiscal year 2025, competitive market data for the executive’s position, historical grants, unvested equity, individual performance of the executive, and internal pay alignment. Mr. Moorjani joined Autodesk in December 2024, near the end of fiscal 2025. Mr. Moorjani’s offer letter entered into in November 2024 provided for new hire equity grants, consisting of time-based RSUs granted upon his appointment and PSUs to be granted on April 10th, 2025, the Company’s regular annual grant date for fiscal 2026. As a result, all of Mr. Moorjani’s fiscal 2026 awards were granted in the form of PSUs, some of which contain differences from our other NEO PSUs granted in fiscal 2026 reflecting Committee considerations related to his recruitment.

As a result of this analysis, the following equity awards were approved in fiscal year 2026:

Named Executive Officer	Target Value of PSU and RSU Award (1)	Target PSU Award (#) (2)	RSU Award (#) (2)
Andrew Anagnost	$26,850,000	61,804	41,203
Janesh Moorjani (3)	$14,750,000	56,586	—
Steven M. Blum	$8,650,000	19,910	13,273
Ruth Ann Keene	$4,400,000	10,128	6,752
Rebecca Pearce	$4,250,000	9,782	6,521
_____________
(1)    Represents the target award values of fiscal 2026 RSUs and PSUs approved by the Committee. Amounts disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards for stock awards granted in fiscal 2026 reflect the grant date fair value of fiscal 2026 RSUs and the 1st, 2nd, 3rd annual tranche of the fiscal 2026, 2025 and 2024 PSU awards, respectively, per applicable accounting guidance, as the performance goals for each tranche were approved at the beginning of fiscal 2026.
(2)    Number of shares determined by dividing the target award value of PSUs and RSUs by the average closing stock price over the last 20 trading days before the date of grant.
(3)    Reflects the portion of Mr. Moorjani’s new hire equity awards granted in fiscal 2026 pursuant to his offer letter, all of which were issued as PSUs.

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PSU Awards

Our PSU design for fiscal 2026 was adopted following extensive stockholder outreach and incorporates several features our stockholders have identified as most important, including multiple performance metrics, TSR relative to peers, and multi-year relative TSR measurement periods. The PSU awards provide for a threshold, target, and maximum number of shares to be earned based upon predetermined performance criteria.

Beginning with fiscal 2026 awards, PSUs granted to all NEOs, including Mr. Moorjani, are subject to a three-year performance period. Vesting of the PSUs is based on the achievement of the following performance criteria:

•Financial performance goals established by the Committee (“Performance Results”) at the beginning of each fiscal year during the three-year period. For fiscal year 2026, we measured Performance Results based on total revenue and non-GAAP income from operations less stock-based compensation expense.
•Autodesk’s TSR compared against companies in the S&P North American Technology Software Index with a market capitalization over $2 billion (“rTSR”) over a three-year performance period.

Using multiple goals motivates management to drive Autodesk’s growth and focus on fundamental metrics used by investors to assess our performance. In a dynamic business environment where long-term goal setting is challenging, the Committee believes that using one-year financial goals enables more rigorous target-setting and aligns with market practice. By combining performance against these annual financial goals over a three-year period with Relative TSR performance for the full three-year period, the Committee believes that the awards effectively incentivize performance and align with stockholder interests over the long-term.

Performance Results for the relevant performance period could result in PSU attainment of 0% to 150% of target. Once the Performance Results percentage is established, it is multiplied by a percentage ranging from 67% to 133%, depending on Autodesk’s Relative TSR for the three-year period. The combined impact of these performance criteria is that PSUs could be earned from 0% to 200% of target. The chart below illustrates the attainment mechanics for the PSUs approved in fiscal year 2026.

Fiscal 2026	Fiscal 2027	Fiscal 2028

Fiscal 2026 Performance Results (0% - 150% of Target)			Earned Shares Vest after 3-year Performance Period

Fiscal 2027 Performance Results (0% - 150% of Target)

Fiscal 2028 Performance Results (0% - 150% of Target)

rTSR over three-year period covering from fiscal years 2026 through 2028 (+/- 33%)

Pursuant to his offer letter, Mr. Moorjani also received a separate PSU award in fiscal 2026 that vests annually over three years. Vesting of this award is based on the same Performance Results and rTSR measured over one-, two-, and three-year performance periods, which, combined with his other PSUs and his full new compensation package, was developed in order to recruit him to join us.

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Vesting of PSUs in 2026

For fiscal year 2026, the Committee approved the weighting and targets for total revenue and non-GAAP income from operations less stock-based compensation expense at the beginning of the fiscal year, as reflected below. Following the end of the fiscal year, the Committee reviewed and certified the attainment of fiscal 2026 Performance Results for the third tranche of PSUs awarded in April 2023, the second tranche of PSUs awarded in July 2024, the first tranche of PSUs awarded to Mr. Moorjani in April 2025, and the first tranche of PSUs granted to all NEOs in April 2025. The certified performance Results for each tranche are as follows:

Performance Metric (1)	Weighting	Actual (in millions)	Target (in millions)	Performance Attainment %	Funding	Weighted Funding
Total Revenue	60%	$7,206	$7,049	102.2%	111.1%	66.7%
Non-GAAP Income from Operations less SBC Expense	40%	$1,949	$1,900	102.6%	104.2%	41.7%
Total	100%					108.3%
(1)    Consistent with administrative guidelines for PSUs, the fiscal year 2026 total revenue and non-GAAP income from operations less SBC expense results were not adjusted for acquired entities.

The combination of Performance Results and rTSR outcomes determined the payouts for PSU tranches vesting in fiscal year 2026, as shown in the table below. Although the fiscal 2026 Performance Results for PSUs granted to all NEOs have been certified as noted above, final performance achievement and payout will be determined after the end of the three-year performance period based on rTSR over that period.

		rTSR Modifier
PSUs Vesting as of Fiscal Year End 2026	Fiscal 2026 Financial Goal Funding	Period Ending as of Fiscal Year End 2026	Autodesk TSR (1)	Percentile Rank (2)	Modifier	PSUs Earned (% of Target)
Fiscal 2024 PSUs (April 2023 Award), 3rd Tranche	108.3%	3-Year	17%	47th Percentile	95%	103%
Fiscal 2025 PSUs (July 2024 Award), 2nd Tranche	108.3%	2-Year	-1%	60th Percentile	114%	123%
Part of CFO New Hire PSUs (April 2025), 1st Tranche	108.3%	1-Year	-17%	62nd Percentile	116%	126%
(1)Based on the 31-day average closing stock price (+/- 15 days) at the beginning of each period and the end of fiscal year 2026.
(2)Relative TSR was measured against companies in the S&P North American Technology Software Index with a market capitalization over $2 billion.

Based on this performance, the PSU awards were earned as follows:

	April 2023 Award 3rd Tranche		July 2024 Award 2nd Tranche		April 2025 Award 1st Tranche
Named Executive Officer	Target Number of PSUs	Actual Number of PSUs Earned	Target Number of PSUs	Actual Number of PSUs Earned	Target Number of PSUs	Actual Number of PSUs Earned
Andrew Anagnost	20,376	20,987	17,971	22,104	—	—
Janesh Moorjani (1)	—	—	—	—	15,026	18,932
Steven M. Blum	7,491	7,715	6,251	7,688	—	—
Ruth Ann Keene	3,795	3,908	3,125	3,843	—	—
Rebecca Pearce	3,795	3,908	3,125	3,843	—	—
(1)    Mr. Moorjani was not employed during fiscal year 2024 and did not receive PSUs during fiscal year 2025.

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RSU Awards

RSUs are a typical long-term incentive offered among our peers and in general industry, and these awards help us recruit and retain executives in a competitive environment and provide further incentive to focus on longer-term stockholder value creation.

In connection with the transition of our PSU program from 3-year ratable vesting to 3-year cliff vesting, the Committee adopted a temporary adjusted vesting structure for annual RSU awards to retain our top executive talent in the intensely competitive market. For fiscal years 2026 and 2027, RSU awards will vest 50% each year over two years. Starting fiscal year 2028, the Committee expects vesting schedule for RSUs will revert to the regular 3-year ratable vesting structure. This temporary transition approach helps mitigate significant disruptions to executives’ year-over-year earnings.

Accordingly, in April 2025, our NEOs, except for Mr. Moorjani, received time-based RSU awards that vest in two equal annual installments, beginning in March 2026.

Fiscal Year 2027 Equity Awards

The Compensation Committee and management team regularly review and assess the structure of the incentive programs to ensure they align with pay-for-performance philosophy and stockholder feedback. For fiscal year 2027 PSUs, the Compensation Committee replaced the Revenue metric with NNARR. This transition to NNARR reduces the overlap between the EIP and PSU programs and the NNARR metric offers a clearer indicator of future revenue growth and long-term financial health.

Fiscal year 2027 PSUs will vest based on achievement of the metrics outlined in the following table.

Performance Metric	Weighting
Net New Annual Run Rate of customer contracts (NNARR)	60%
Non-GAAP Income from Operations less Stock-Based Compensation Expense	40%

RSU awards granted in fiscal 2027 will vest 50% each year over two years, as part of the temporary structure adopted by the Committee during the transition of the PSU program from 3-year ratable vesting to 3-year cliff vesting. The vesting for RSUs will revert to the regular 3-year ratable vesting structure starting with awards in fiscal 2028.

Executive Benefits

Welfare and Other Employee Benefits

Benefits provided to our executive officers are generally the same as those provided to all other eligible Autodesk employees. In the United States, these benefits include medical, dental, and vision insurance, 401(k) retirement plan with company matching contributions, an employee stock purchase plan, health and dependent care flexible spending accounts, short-term disability salary continuation, long-term disability insurance, accidental death and dismemberment insurance, basic life insurance coverage, and various paid time off and leave programs.

Ms. Pearce is based in the UK and is eligible to participate in the local employee benefit plans made available to UK-based employees, including an employer pension scheme.

Perquisites and Other Personal Benefits

As a general practice, Autodesk does not provide material benefits or special considerations to our executive officers that are not provided to other employees. However, from time to time, when deemed appropriate by the Committee, certain executive officers receive perquisites and other personal benefits that are competitively prudent or otherwise in Autodesk’s best interest.
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Employment Agreement and Post-Employment Compensation

Employment Agreement with CEO

The terms and conditions of Dr. Anagnost’s employment are set forth in his amended employment agreement, which defines the respective rights of Autodesk and Dr. Anagnost. This agreement provides general protection for Dr. Anagnost in the event of termination without cause or resignation for good reason and has been a valuable tool to incentivize Dr. Anagnost to become our CEO and to retain his services. We believe the protections afforded to our CEO in the event of a change in control promote continuity by helping our CEO maintain focus and dedication to enhance stockholder value. Details of the agreement with Dr. Anagnost can be found on page 61.

Severance Plan

During fiscal year 2019, the Committee adopted the Autodesk, Inc. Severance Plan to establish standard executive severance terms that are competitive with our talent competitors and minimize the need to negotiate individualized executive severance terms in the future. Each of our NEOs, as well as certain other senior executives, is a participant in the plan, provided that our CEO is a participant in the plan solely with respect to a qualified retirement (as further described below). If a participant’s employment is terminated without cause, or if a participant terminates his or her employment for good reason, then, in addition to payment of accrued base salary and vacation, any previously earned but unpaid bonus, and any other accrued obligations owned by the Company, the participant is eligible to receive the following benefits:

•a lump-sum payment equal to the sum of (a) 1.5 times the participant’s base pay in effect on the date of termination and (b) 1.5 times the participant’s target annual cash bonus incentive amount under our annual cash bonus incentive plan applicable to the participant in effect on the date of termination (provided that for Rebecca Pearce, such lump-sum payment would be inclusive of any severance or payment received during or in relation to her notice period);

•accelerated vesting of the participant’s time-based RSUs that would have become vested had the participant remained continuously employed by Autodesk for an additional 12 months following the termination;

•continued vesting of the participant’s PSUs that have a performance period ending within 12 months immediately following the termination, based on the extent to which the underlying performance criteria, with respect to such awards, are satisfied for such performance period;

•a taxable lump-sum payment in an amount equal to 12 times the monthly premium that the participant would be required to pay to continue his or her group health coverage if the participant had made a timely election under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) (provided that for Rebecca Pearce such payment is not applicable); and

•Company-provided outplacement services in accordance with Autodesk’s then-applicable outplacement service program or arrangements for 18 months immediately following the date of termination.

In September 2025, we amended and restated the Severance Plan to provide benefits similar to those set forth above to participants who voluntarily terminate employment for a qualified retirement or a grandfathered retirement. However, in the case of a qualified retirement, participants will receive a dollar amount equivalent to the 18 times monthly COBRA premium and will not be eligible for lump-sum cash severance benefits or outplacement services. In the case of a grandfathered retirement, participants will receive (i) in addition to the lump-sum cash severance benefits as described above, a pro-rata portion of their target annual cash bonus incentive amount for the fiscal year in which the grandfathered retirement occurs and (ii) a dollar amount equivalent to the 18 times monthly COBRA premium (instead of the 12 times monthly COBRA premium provided upon an involuntary termination), and will not be eligible for outplacement services. In no event will a participant who becomes entitled to receive the severance benefits pursuant to a grandfathered retirement be eligible to receive the severance benefits provided in connection with a qualified retirement. All payments and other benefits under the Autodesk, Inc. Severance Plan are subject to applicable withholding obligations, the participant’s release of all claims, compliance with certain confidentiality
2026 Proxy Statement | 45

covenants and, in circumstances other than a qualified retirement or a grandfathered retirement, non-disparagement and non-solicitation covenants. Our CEO is not eligible to receive benefits under the Severance Plan in connection with an involuntary termination or a grandfathered retirement.

Estimates of the potential payments and benefits payable in the event of a termination of employment under the Severance Plan are set forth in “Change-in-Control Arrangements, Severance Plan, Retirement Arrangements, and Employment Agreement” below. We intend to enter into a confirmatory employment letter with Ms. Pearce, which will confirm the terms and conditions of her executive severance terms and the change in control terms discussed in the next section.

Change in Control Program

To encourage the continued service of key executive officers in the event of a potential change in control of Autodesk, the Board has adopted the Autodesk, Inc. Executive Change in Control Program. Each of our NEOs (other than our CEO), among other senior executives, is a participant in the program. The payments and benefits available under this program are designed to encourage the continued services of the NEOs in the event of a potential change in control of Autodesk and to allow for a smooth leadership transition thereafter. Further, these arrangements are intended to provide incentives to the NEOs to execute strategic initiatives that are aligned with stockholder value creation, even if these initiatives may result in the elimination of an NEO’s position.

The Executive Change in Control Program provides continuity in the event of a change in control transaction, which is designed to enhance stockholder value further. Payment and benefits under the Executive Change in Control Program are provided only in the event of a qualifying termination of employment following a change in control (“double trigger”). Autodesk does not offer tax reimbursement or “gross-up” payments under the Executive Change in Control Program.

The material terms and conditions of the Executive Change in Control Program, as well as an estimate of the potential payments and benefits payable in the event of a termination of employment in connection with a change in control of Autodesk, are set forth in “Change-in-Control Arrangements, Severance Plan, Retirement Arrangements, and Employment Agreement” below.

Mandatory Stock Ownership Guidelines

The Board believes that stock ownership by our executive officers is important to promote a long-term perspective and align the interests of our executive officers with those of our stockholders. We have adopted mandatory stock ownership guidelines for our executive officers, which require each executive officer to hold shares of Autodesk’s common stock equivalent in value to a multiple of his or her base salary. This is intended to create clear guidelines that tie a portion of the executive officer’s net worth to Autodesk’s stock price performance. The current stock ownership guidelines are as follows:

	CEO	Other Senior Executives
Multiple of Base Salary	6.0 times	3.0 times

Executive officers have four years from their hire or promotion to a position subject to a higher ownership threshold to satisfy the required level of stock ownership. To satisfy the required stock ownership level, shares of common stock subject to outstanding RSU awards are counted as shares owned, but outstanding PSUs are not counted until the shares underlying these awards have been fully earned based on performance. The Board reviews progress against these guidelines and requirements annually and updates them as appropriate. As of the most recent attainment review, each of our NEOs satisfied the ownership guidelines.

Clawback Policy

On December 1, 2023, our Board adopted a clawback policy that complies with the updated Nasdaq listing standards that implement the new SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to the recovery of excess incentive-based compensation from current and former executive officers in the event of an accounting restatement, whether or not the executive officer was at fault for the restatement. The
46 | AUTODESK, INC.

clawback policy applies to our executive officers (as defined under the applicable SEC rules). This policy applies to all incentive-based compensation (as such term is defined under the new SEC rules), which includes performance-based awards granted under our equity incentive plan and the cash bonus payments under the annual cash incentive plan in which our executive officers participate.

In addition to the adoption of the new clawback policy, our Board previously adopted a clawback policy, which is still in effect, which allows for an executive officer’s cash incentive-based compensation to be recovered at the discretion of the Board if that officer has engaged in fraudulent or other intentional misconduct and the misconduct caused a material restatement of our financial statements.

Insider Trading Policies
(including Derivatives Trading and Anti-Hedging and Pledging Policy)

We maintain insider trading policies and procedures governing the purchase, sale, and other dispositions of Autodesk securities that are applicable to our directors, officers, employees, consultants, and advisors, and all members of their immediate families and households. Our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq listing standards. Our insider trading policy prohibits executive officers, members of the Board, and all other employees from trading derivative securities related to Autodesk’s stock or engaging in short sales or other short-position transactions in shares of our stock. This policy does not restrict ownership of company-granted awards, such as options to purchase shares of our common stock or PSU or RSU awards, which the Committee has granted. The policy also prohibits all employees, including our executive officers, and members of the Board, from hedging Autodesk stock, holding it in a margin account, or otherwise pledging Autodesk securities. In addition, with regard to Autodesk’s trading in its own securities, it is our policy to comply with the federal securities laws and the applicable exchange listing requirements.

Equity Award Grant Policy

The Committee approves all equity awards granted to the executive officers. Approval of the equity awards for the executive officers generally occurs at the Committee’s regularly scheduled quarterly meeting for the first quarter of each year, although on occasion the Committee has approved new-hire, retention, or promotion grants outside of that cycle. The Committee does not take material non-public information into account when determining the timing and terms of stock options, except that if the Company determines that it is in possession of material non-public information on an anticipated grant date, the compensation committee expects to defer the grant until a date on which the Company is not in possession of material non-public information. In addition, the Committee does not time the release of material non-public information for the purpose of affecting the value of executive compensation.

Effective Risk Management

Each year, the Committee evaluates Autodesk’s compensation-related risk profile. The Committee has concluded that our compensation programs do not create risks that are reasonably likely to adversely affect Autodesk.

Regulatory Considerations and Practices

Autodesk continuously reviews and evaluates the impact of tax laws, accounting practices and related interpretations on the executive compensation program. For example, the Committee considers Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), which results in recognition of compensation expense for share-based payment awards, and Section 409A of the Code, which affects deferred compensation arrangements, as it evaluates, structures, and implements changes to the program.

Deductibility Limitation

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain executive officers to $1 million per year. The Committee has and will continue to consider Section 162(m) in establishing compensation of our executives but also considers other factors and business needs. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond our control, can also affect
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deductibility of compensation. For these and other reasons, the Committee has determined that it will not necessarily seek to limit executive compensation to the amount that is deductible under Section 162(m) of the Code.

Taxation of Deferred Compensation

Section 409A of the Code imposes significant additional taxes in the event an executive officer, director, or service provider receives “deferred compensation” that does not satisfy the restrictive conditions of the provision. Section 409A applies to a wide range of compensation arrangements, including traditional non-qualified deferred compensation plans, certain equity awards, and separation arrangements. To assist employees with avoiding additional taxes under Section 409A, Autodesk has structured equity awards in a manner intended to be exempt from or comply with the applicable Section 409A conditions.

Taxation of “Golden Parachute” Payments

Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if, in connection with a change in control, they receive payments or benefits that exceed certain prescribed limits. In addition, the relevant company or a successor may forfeit a deduction on the amounts subject to this additional tax. Autodesk did not provide any executive officer with a “gross-up” or other reimbursement payment for any tax liability the executive might owe as a result of the application of Sections 280G or 4999 during fiscal year 2026. In addition, Autodesk has not agreed and is not otherwise obligated to provide any NEO with such a “gross-up” or other reimbursement or to otherwise address the application of Sections 280G or 4999 in connection with payments or benefits arising from a change in control.

Accounting for Stock-Based Compensation

Autodesk follows Accounting Standards Codification (“ASC”) Topic 718 for stock-based compensation awards. ASC Topic 718 requires Autodesk to measure the compensation expense for all share-based payment awards made to employees (including executive officers) and members of the Board, including options to purchase shares of common stock, based on the grant date “fair value” of these awards. Fair value is calculated for accounting purposes and reported in the compensation tables below, even though the executive officers and directors may never realize any value from their awards. ASC Topic 718 also requires Autodesk to recognize the compensation cost of these share-based payment awards in the income statements over the period that an employee or director is required to render service in exchange for the stock option or other award.

Compensation Committee Report
The Compensation and Human Resources Committee of the Board of Directors, which is composed solely of independent members of the Board of Directors, assists the Board in fulfilling its responsibilities regarding compensation matters and, pursuant to its charter, is responsible for determining the compensation of Autodesk’s executive officers. The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on this review and discussion, the Compensation and Human Resources Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION AND HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS

Karen Blasing, Chair
Dr. Ayanna Howard
Ram R. Krishnan
48 | AUTODESK, INC.

Summary Compensation Table

The Summary Compensation Table below presents information concerning the total compensation of our named executive officers for fiscal years 2026, 2025 and 2024.

Named Executive Officer and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Andrew Anagnost	2026	1,040,000	—	27,242,330	1,717,560	91,275	30,091,165
President and Chief Executive Officer, Board Director (5)	2025	1,047,969	—	22,484,499	1,516,320	144,058	25,192,846
	2024	1,046,066	—	17,938,989	1,511,640	153,256	20,649,951
Janesh Moorjani	2026	650,000	—	5,616,768	644,085	28,193	6,939,046
Executive Vice President and	2025	64,895	500,000	10,218,083	71,662	1,783	10,856,423
Chief Financial Officer (6)
Steven M. Blum	2026	700,000	—	9,147,015	693,630	92,900	10,633,545
Executive Vice President and	2025	705,364	—	7,885,185	612,360	125,297	9,328,206
Chief Operating Officer (7)	2024	704,005	—	6,223,689	542,640	156,411	7,626,745
Ruth Ann Keene	2026	560,900	—	4,633,159	525,702	69,061	5,788,822
Executive Vice President	2025	544,197	—	4,063,489	446,148	103,116	5,156,950
Corporate Affairs, Chief Legal Officer and Corporate Secretary (8)	2024	541,473	—	2,951,566	417,355	55,354	3,965,748
Rebecca Pearce	2026	565,899	—	4,538,965	529,687	76,306	5,710,857
Executive Vice President and	2025	508,908	—	3,962,067	421,168	84,217	4,976,360
Chief People Officer (9)	2024	465,521	—	2,936,488	361,241	81,024	3,844,274
_____________
(1)Represents payments made to our named executive officers for amounts that relate to signing bonuses.
(2)Amounts consist of the aggregate grant date value for PSU and RSU awards computed in accordance with FASB ASC Topic 718, based on target levels of achievement (the probable outcome at grant) in the case of PSUs and does not reflect actual amounts earned. The assumptions used in the valuation of these awards are set forth in Note 1, “Business and Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K filed on March 3, 2026. The maximum value of PSU awards generally is capped at 200% of target for fiscal year 2024 through fiscal year 2026. The maximum values for PSU awards granted in fiscal year 2026 are as follows: Dr. Anagnost: $33,312,910; Mr. Moorjani: $11,233,536; Mr. Blum: $11,473,832; Ms. Keene: $5,796,870; and Ms. Pearce: $5,727,180. Actual PSU awards earned in fiscal year 2026 by the named executive officers are shown in “Long-Term Incentive Compensation" in the Compensation Discussion and Analysis.
(3)Represents amounts earned for services performed during the relevant fiscal year pursuant to our short-term cash incentive plan (“EIP”) for all executive officers shown. The amounts shown reflect the total cash amounts awarded under the EIP, which are payable in the first quarter of the following fiscal year.
(4)Represents all other compensation for the relevant fiscal year not reported in the previous columns, authorized familial travel in connection with business trips, Autodesk’s matching contributions to pre-tax savings plans, Autodesk’s donation matching, insurance premiums, personal gifts and related tax gross ups. Generally, unless the items included in this category exceed the greater of $25,000 or 10% of the total amount of perquisites received by a given named executive officer, individual perquisites are not separately identified and quantified.
(5)Dr. Anagnost's other compensation for fiscal 2026 includes $85,875 authorized executive and spouse travel in connection with a business trip and tax gross-ups of $42,577 for certain perquisites.
(6)Mr. Moorjani was not a named executive officer during fiscal 2024.
(7)Mr. Blum’s other compensation for fiscal 2026 includes $77,500 authorized executive and spouse travel in connection with business trips and tax gross-ups of $30,496 for certain perquisites.
(8)Ms. Keene’s other compensation for fiscal 2026 includes $63,214 authorized executive and spouse travel in connection with a business trip and tax gross-ups of $31,342 for certain perquisites.
(9)Ms. Pearce’s salary and other compensation are paid or provided in British Pounds. The amounts represent the approximate dollar value of her base salary converted to U.S. dollars using the British Pound to dollar exchange rates of 1.28 and 1.3185, which represent an average for fiscal years 2025 and 2026, respectively. Ms. Pearce’s other compensation for fiscal 2026 includes $56,590 for employer contributions to UK pension plan. Ms. Pearce’s other compensation for fiscal 2026 also includes a car allowance and health insurance premiums.

2026 Proxy Statement | 49

Grants of Plan-Based Awards in Fiscal Year 2026

Grants of plan-based awards reflect grants made to our named executive officers under our non-equity incentive plans and equity compensation plans during fiscal year 2026. The following tables include potential threshold, target, and maximum amounts payable under our EIP for performance during fiscal year 2026, and do not constitute compensation on top of the amounts included in the Summary Compensation Table. However, these amounts do not reflect amounts actually earned for fiscal year 2026. The following table also includes amounts relating to PSUs issued under our 2012 Stock Plan and 2022 Equity Incentive Plan and RSUs under our 2022 Equity Incentive Plan. See “Annual Short-Term Incentive Compensation" and “Long-Term Incentive Compensation" in the Compensation Discussion and Analysis for actual amounts earned in fiscal year 2026 by the named executive officers and further discussion of plan-based and other awards.

The following tables present information concerning grants of plan-based awards to each of the named executive officers during fiscal year 2026:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock (#)(4)	Grant Date Fair Value of Stock Awards ($) (5)
Named Executive Officer	Award Type	Grant Date (1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrew	EIP	—	—	1,560,000	2,080,000	—	—	—	—	—
Anagnost	RSU	4/10/2025	—	—	—	—	—	—	41,203	10,585,875
	PSU	3/18/2025	—	—	—	—	20,376	40,752	—	5,227,259
	PSU	3/18/2025	—	—	—	—	17,971	35,942	—	5,186,790
	PSU	4/10/2025	—	—	—	—	20,602	41,204	—	6,242,406
Janesh	EIP	—	—	585,000	1,300,000	—	—	—	—	—
Moorjani	PSU	4/10/2025	—	—	—	—	15,026	30,052	—	4,454,157
	PSU	4/10/2025	—	—	—	—	3,837	7,674	—	1,162,611
Steve M.	EIP	—	—	700,000	1,400,000	—	—	—	—	—
Blum	RSU	4/10/2025	—	—	—	—	—	—	13,273	3,410,099
	PSU	3/18/2025	—	—	—	—	7,491	14,982	—	1,921,741
	PSU	3/18/2025	—	—	—	—	6,251	12,502	—	1,804,164
	PSU	4/10/2025	—	—	—	—	6,637	13,274	—	2,011,011
Ruth Ann	EIP	—	—	477,477	1,123,476	—	—	—	—	—
Keene	RSU	4/10/2025	—	—	—	—	—	—	6,752	1,734,724
	PSU	3/18/2025	—	—	—	—	3,795	7,590	—	973,569
	PSU	3/18/2025	—	—	—	—	3,125	6,250	—	901,938
	PSU	4/10/2025	—	—	—	—	3,376	6,752	—	1,022,928
Rebecca	EIP	—	—	481,096	1,131,990	—	—	—	—	—
Pearce (6)	RSU	4/10/2025	—	—	—	—	—	—	6,521	1,675,375
	PSU	3/18/2025	—	—	—	—	3,795	7,590	—	973,569
	PSU	3/18/2025	—	—	—	—	3,125	6,250	—	901,938
	PSU	4/10/2025	—	—	—	—	3,261	6,522	—	988,083
_____________
(1)Reflects the date on which the Committee approved the grant of an equity award or, if later in the case of a PSU award, the date on which the Committee established the performance metric underlying such award or a component thereof.
(2)Reflects target and maximum dollar amounts payable under the EIP for performance during fiscal year 2026, as described in “Compensation Discussion and Analysis—Principal Elements of the Executive Compensation Program.” “Threshold” refers to the minimum amount payable for a certain level of performance; “Target” refers to the amount payable if specified performance targets are reached; and “Maximum” refers to the maximum payout possible.
(3)Except as described below, represents shares of our common stock subject to each of the PSU awards granted to the named executive officers in fiscal year 2026 under both the 2012 Stock Plan and 2022 Equity Incentive Plan. These columns show the awards that were possible at the threshold, target, and maximum levels of performance. Shares were to be earned based upon a total revenue and free cash flow goal for fiscal year 2026 adopted by the Committee (the “Annual Financial Results”), as well as TSR compared against the companies in the S&P Computer Software Select Index or the S&P North American Technology Software Index with a market capitalization over $2 billion (“Relative TSR”). In each case, Annual Financial Results for the relevant performance period could result in PSU attainment, subject to the Relative TSR modifier, of 0%-150% of target. Once the Annual Financial Results percentage is established, it is multiplied by a percentage
50 | AUTODESK, INC.

ranging from 67%-133%, depending on Autodesk's Relative TSR performance for the period. Ultimately, PSUs could be earned from 0%-200% of target. Actual PSU awards earned in fiscal year 2026 by the named executive officers under this program are shown in “Long-Term Incentive Compensation” in the Compensation Discussion and Analysis.
(4)RSUs granted on April 10, 2025 vest in two equal annual installments beginning on March 27, 2026.
(5)Reflects the grant date fair value of each equity award. The assumptions used in the valuation of these awards are set forth in Note 1, “Business and Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K filed on March 3, 2026. These amounts do not correspond to the actual value that will be realized by the named executive officers upon the vesting of RSUs or the sale of the common stock underlying such awards.
(6)Ms. Pearce’s cash compensation is paid in British Pounds. The amounts in the EIP row represent the approximate dollar value of her target and maximum dollar amounts payable under the EIP for performance during fiscal year 2026 using her base salary and target EIP as a percentage of base salary converted to U.S. dollars using the British Pound to dollar exchange rate of 1.3185, which represent an average rate for fiscal year 2026.

Outstanding Equity Awards at Fiscal Year 2026 Year End

The following table presents information concerning outstanding unvested RSU and PSU awards for each named executive officer as of January 31, 2026. This table includes RSUs and PSUs granted under the 2012 and 2022 Stock Plans. Unless otherwise indicated, all RSU awards vest in three equal annual installments beginning on the first anniversary of the date of grant.

		Stock Awards
Named Executive Officer	Grant Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($) (1)
Andrew Anagnost	4/10/2023	20,987	(2)	5,306,983
	4/10/2023	13,584		3,434,986
	7/10/2024	40,075	(3)	10,133,765
	4/10/2024	23,962		6,059,271
	4/10/2025	61,804	(4)	15,628,377
	4/10/2025	41,203		10,419,003
Janesh Moorjani	12/16/2024	3,269	(5)	826,632
	12/16/2024	13,624	(5)	3,445,101
	4/10/2025	11,509	(4)	2,910,281
	4/10/2025	48,983	(6)	12,386,331
Steven M. Blum	4/10/2023	7,715	(2)	1,950,892
	4/10/2023	4,994		1,262,833
	7/10/2024	13,938	(3)	3,524,502
	4/10/2024	8,334		2,107,419
	4/10/2025	19,910	(4)	5,034,642
	4/10/2025	13,273		3,356,344
Ruth Ann Keene	4/10/2023	3,908	(2)	988,216
	4/10/2023	2,530		639,761
	7/10/2024	6,968	(3)	1,761,998
	4/10/2024	4,166		1,053,456
	4/10/2025	10,128	(4)	2,561,067
	4/10/2025	6,752		1,707,378
Rebecca Pearce	4/10/2023	3,908	(2)	988,216
	4/10/2023	2,530		639,761
	7/10/2024	6,968	(3)	1,761,998
	4/10/2024	4,166		1,053,456
	4/10/2025	9,782	(4)	2,473,574
	4/10/2025	6,521		1,648,965
2026 Proxy Statement | 51

_____________
(1)Market value of RSUs and PSUs that have not vested is computed by multiplying (i) $252.87, the closing price on the Nasdaq of Autodesk common stock on January 30, 2026, the last trading day of fiscal year 2026, by (ii) the number of shares of stock underlying the applicable award.
(2)Awards relate to the third-year tranche of PSU awards granted on April 10, 2023, under the 2012 Plan. These PSUs were subject to achievement of a total revenue and non-GAAP income from operations less stock-based compensation expense goal for fiscal year 2026 adopted by the Committee, as well as three-year Relative TSR. This tranche was earned as of January 31, 2026, and subject to vest on March 24, 2026.
(3)Awards related to the second- and third-year tranches of PSU awards granted on July 10, 2024, under the 2022 Plan. The second-year tranche of these PSUs was subject to achievement of a total revenue and non-GAAP income from operations less stock-based compensation expense goal for fiscal year 2026 adopted by the Committee, as well as two-year Relative TSR. The second-year tranche was earned as of January 31, 2026, and subject to vest on March 24, 2026.
(4)Awards related to the first-, second-, and third-year tranches of PSU awards granted on April 10, 2025, under the 2022 Plan. The first-year tranche of these PSUs were subject to achievement of a total revenue and non-GAAP income from operations less stock-based compensation expense goal for fiscal year 2026 adopted by the Committee, as well as Relative TSR for the three-year performance period. The second- and third-year tranches are subject performance goals adopted by the Committee for fiscal year 2027 and fiscal year 2028, respectively, as well as Relative TSR for the three-year performance period. All tranches are subject to vest, based on achievement of performance results and Relative TSR, on March 24, 2028.
(5)RSUs granted to Mr. Moorjani on December 16, 2024 vest per the terms of his employment agreement.
(6)Awards related to the first-, second- and third-year tranches of PSU awards granted to Mr. Moorjani on April 10, 2025, under the 2022 Plan. The first-year tranche of these PSUs was subject to achievement of a total revenue and non-GAAP income from operations less stock-based compensation expense goal for fiscal year 2026 adopted by the Committee, as well as Relative TSR. The first-year tranche was earned as of January 31, 2026, and subject to vest on March 24, 2026.

Option Exercises and Stock Vested in Fiscal Year 2026

There were no stock options exercised by any of the named executive officers during fiscal year 2026. The following table presents information concerning the vesting of stock awards held by each of the named executive officers during fiscal year 2026.

	Stock Awards
Named Executive Officer	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Andrew Anagnost	93,422	25,336,981
Janesh Moorjani	16,621	4,891,727
Steven M. Blum	35,553	9,747,149
Ruth Ann Keene	17,283	4,687,322
Rebecca Pearce	16,603	4,502,900
______________
(1)Reflects the number of shares acquired on vesting of RSUs or PSUs multiplied by the closing market price of our common stock as reported on the Nasdaq on the vesting date.

Nonqualified Deferred Compensation for Fiscal Year 2026

Under our Nonqualified Deferred Compensation Plan, certain U.S.-based officers (including named executive officers) may defer compensation earned such as salary or awards under the EIP. Deferral elections are made by eligible executive officers each year during an open enrollment period for amounts to be earned in the following year. Autodesk does not make any contribution for executive officers under the Nonqualified Deferred Compensation Plan. Prior to April 2013, we maintained the Autodesk, Inc. Equity Incentive Deferral Plan, which permitted certain executive officers to defer up to 50% of their EIP award.

52 | AUTODESK, INC.

The following table presents information regarding non-qualified deferred compensation activity for each listed officer during fiscal year 2026:

Named Executive Officer	Executive Contributions (Distributions) in Fiscal Year ($)	Aggregate Earnings/ (Losses) in Fiscal Year ($) (1)	Aggregate Balance at Fiscal Year End ($)
Andrew Anagnost	172,800	1,182,962	8,323,497
Janesh Moorjani	332,500	46,913	405,037
Steven M. Blum	—	336,012	3,087,148
Ruth Ann Keene	—	—	—
Rebecca Pearce	—	—	—
_____________
(1)None of the earnings or losses in this column are reflected in the Summary Compensation Table because they are not considered preferential or above market.

Pay versus Performance

Under rules adopted pursuant to the Dodd-Frank Act, we are required to disclose certain information about the relationship between the compensation actually paid (“CAP”) as determined under the rules to our named executive officers and certain measures of company performance for the fiscal years listed below. The material that follows is provided in compliance with these rules; however, additional information regarding our compensation philosophy, the structure of our performance-based compensation programs, and compensation decisions made this year is described above in our "Compensation Discussion and Analysis". The Committee did not consider the pay versus performance disclosure below in marking its pay decisions for any of the fiscal years shown.

The following table provides information regarding compensation actually paid to our principal executive officer, or PEO, and other NEOs (“non-PEO NEOs”) for each year from fiscal year 2022 to fiscal year 2026, compared to our total shareholder return (“TSR”) from January 31, 2021 through the end of each such fiscal year, and our net income and total revenue for each such year.

					Value of initial fixed $100 investment based on
Fiscal Year	Summary compen-sation table total for PEO ($) (1) (2)	Compensation actually paid to PEO ($) (1) (3)	Average summary compensation table total for non-PEO NEOs ($) (4)	Average compensation actually paid to non-PEO NEOs ($) (5) (10)	Total shareholder return ($) (6)	Peer group total shareholder return ($) (7)	Net income ($ Millions) (8)	Total Revenue ($ Millions) (9)
2026	30,091,165	24,447,086	7,268,068	6,032,054	91.15	133.77	1,124	7,206
2025	25,192,846	34,282,921	6,785,360	8,345,666	112.22	153.94	1,112	6,131
2024	20,649,951	23,632,808	5,452,336	6,444,244	91.49	124.13	906	5,497
2023	17,600,752	15,542,087	4,323,694	2,883,990	77.55	82.89	823	5,005
2022	22,095,521	15,981,576	7,276,639	6,198,352	90.04	104.16	497	4,386
_____________
(1) Our PEO was Andrew Anagnost for each of the fiscal years 2026, 2025, 2024, 2023, and 2022.
(2) The dollar amounts reflect the total compensation reported for Dr. Anagnost for each listed fiscal year in the “Total” column of the Summary Compensation Table.
2026 Proxy Statement | 53

(3) The dollar amounts reflect the compensation actually paid to Dr. Anagnost for each listed fiscal year as calculated in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Dr. Anagnost during the applicable year and don’t mean that he will even earn or be paid those amounts, but reflect adjustments made to the total compensation as reported in the Summary Compensation Table in accordance with the requirements of Item 402(v) of Regulation S-K as shown in the table below:

(In $)	2026	2025	2024	2023	2022
Summary Compensation Table Total	30,091,165	25,192,846	20,649,951	17,600,752	22,095,521
Subtract Grant Date Fair Value of Stock Awards Granted in Fiscal Year	27,242,330	22,484,499	17,938,989	16,494,632	21,095,069
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	27,543,151	28,779,585	20,942,343	18,075,662	17,057,737
Adjust for Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	(2,195,315)	2,216,746	1,181,376	(947,027)	(903,469)
Add Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	—	—	—
Adjust for Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(3,749,585)	578,243	(1,201,873)	(2,692,668)	(1,173,144)
Subtract Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—	—	—
Add Value of Dividends or other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value or Total Compensation	—	—	—	—	—
Compensation Actually Paid	24,447,086	34,282,921	23,632,808	15,542,087	15,981,576

_____________
(4) The dollar amounts reflect the average of the total compensation reported for our non-PEO NEOs in the “Total” column of the Summary Compensation Table for each applicable fiscal year. The names of the non-PEO NEOs in each year are listed in the table below.

2026	2025	2024	2023	2022
Janesh Moorjani	Janesh Moorjani	Deborah L. Clifford	Deborah L. Clifford	Deborah L. Clifford
Steven M. Blum	Steven M. Blum	Steven M. Blum	Steven M. Blum	Steven M. Blum
Ruth Ann Keene	Ruth Ann Keene	Ruth Ann Keene	Ruth Ann Keene	Pascal W. Di Fronzo
Rebecca Pearce	Rebecca Pearce	Rebecca Pearce	Rebecca Pearce	—
—	Deborah L. Clifford	—	Pascal W. Di Fronzo	—
—	Elizabeth (Betsy) Rafael	—	—	—
54 | AUTODESK, INC.

_____________
(5) The dollar amounts reflect the average of compensation actually paid to our non-PEO NEOs, as calculated in accordance with Item 402(v) of Regulation S-K, for each listed fiscal year. The dollar amounts do not reflect the actual amount of compensation earned by or paid to non-PEO NEOs during the applicable year and don’t mean that they will even earn or be paid those amounts, but reflect adjustments made to the total compensation as reported in the Summary Compensation Table in accordance with the requirements of Item 402(v) of Regulation S-K as shown in the table below:

(In $)	2026	2025	2024	2023	2022
Summary Compensation Table Total	7,268,068	6,785,360	5,452,336	4,323,694	7,276,639
Subtract Grant Date Fair Value of Stock Awards Granted in Fiscal Year	5,983,977	5,481,611	4,314,029	3,306,500	6,581,321
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year (10)	6,122,163	6,569,146	5,109,105	3,553,148	4,585,956
Adjust for Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	(637,513)	402,077	546,724	(477,049)	(204,333)
Add Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	—	—	1,327,011
Adjust for Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(736,687)	70,694	(349,892)	(1,156,448)	(205,600)
Subtract Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year (11)	—	—	—	(52,855)	—
Add Value of Dividends or other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value or Total Compensation	—	—	—	—	—
Compensation Actually Paid (10)	6,032,054	8,345,666	6,444,244	2,883,990	6,198,352
_____________
(6) Total shareholder return is calculated by assuming that a $100 investment was made on the day prior to the first fiscal year reported below and all dividends were reinvested until the last day of each reported fiscal year.
(7) For purpose of this peer group disclosure, we have used the S&P North American Technology Software Index, as used in the Company's performance graph in our annual report on Form 10-K. Total shareholder return is calculated by assuming that a $100 investment was made on the day prior to the first fiscal year reported below and all dividends were reinvested until the last day of each reported fiscal year.
(8) The dollar amounts reported are the Company's net income reflected in the Company’s audited consolidated financial statements.
(9) In the Company's assessment, total revenue is the financial performance measure that is the most important financial performance measure (other than total shareholder return and net income) used by the Company to link compensation actually paid to performance. Please see the “Compensation Discussion and Analysis” section above for a further discussion of revenue and how it is utilized in our executive compensation program. The dollar amounts reported represent the Company’s total revenue as reflected in the Company’s audited consolidated financial statements.
(10) During the fiscal year ending January 31, 2025, the Company corrected an error in the fiscal 2024 non-PEO NEOs average fair value at fiscal year-end of outstanding and unvested stock awards granted in fiscal year. The corrected amount is $5,109,105, which is $259,006 more than the reported amount in the fiscal 2024 proxy statement. The corresponding corrected amount for fiscal 2024 average compensation actually paid to non-PEO NEOs is $6,444,244, which is $259,006 more than the reported amount in the fiscal 2024 proxy statement.
(11) Reflects the value of the awards that Mr. Di Fronzo forfeited after his departure in fiscal year 2023.

2026 Proxy Statement | 55

Tabular List of Performance Measures

The four items listed below represent the most important metrics we used to link performance actually paid to our NEOs, for fiscal year 2026, to company performance. Among other things, these measures were generally used to determine the EIP payouts and the PSU payouts for NEOs in fiscal year 2026 as further described in our “Compensation Discussion and Analysis” within the sections titled “Annual Short-Term Incentive Compensation” and “Long-Term Incentive Compensation.”

•Total revenue
•Non-GAAP income from operations
•Free cash flow
•Relative TSR measured against companies in the S&P North American Technology Software Index

Relationship between CAP and Company TSR as well as Peer Group TSR
The graph below reflects the relationship between the PEO and Average Non-PEO NEO CAP and the Company’s cumulative Total Shareholder Return, or TSR, (assuming an initial fixed investment of $100) for the fiscal years ended January 31, 2022, January 31, 2023, January 31, 2024, January 31, 2025, and January 31, 2026. The graph also shows the cumulative indexed TSR of the S&P North American Technology Software Index.

CAP versus Company and Peer Group TSR
CAP ($ millions)
$35
$30
$25
$20
$15
$10
$5
$0
TSR
$150
$125
$100
$75
$50
$25
$0
$100
$104
$90
$83
$78
$124
$91
$154
$112
$134
$91
Fiscal 2022
Fiscal 2023
Fiscal 2024
Fiscal 2025
Fiscal 2026
CAP to PEO
Average CAP to ONEOs
Peer TSR
ADSK TSR

56 | AUTODESK, INC.

Relationship between CAP and Net Income
The graph below reflects the relationship between the PEO and Average Non-PEO NEOs CAP and the Company’s Net Income for the last five completed fiscal years.

CAP versus Net Income
$35
$30
$25
$20
$15
$10
$5
$0
CAP ($ millions)
$1,200
$900
$600
$300
$—
Net Income ($ millions)
$497
$823
$906
$1,112
$1,124
Fiscal 2022
Fiscal 2023
Fiscal 2024
Fiscal 2025
Fiscal 2026
CAP to PEO
Average CAP to ONEO
Net Income ($ millions)

Relationship between CAP and Total Net Revenue
The graph below compares the PEO and Non-PEO NEOs’ CAP to the Company’s Total Net Revenue for the last five completed fiscal years.

CAP versus Total Net Revenue
$35
$30
$25
$20
$15
$10
$5
$0
CAP ($ millions)
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
Total Net Revenue ($ millions)
$4,386
$5,005
$5,497
$6,131
$7,206
Fiscal 2022
Fiscal 2023
Fiscal 2024
Fiscal 2025
Fiscal 2026
CAP to PEO
Average CAP to ONEO
Total Net Revenue ($ millions)

2026 Proxy Statement | 57

CEO Pay Ratio

In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO). The fiscal year 2026 annual total compensation of our CEO was $30,091,165. The fiscal year 2026 annual total compensation of our median compensated employee was $147,841, and the ratio of these amounts was 203.5 to 1.

To identify the median employee, we examined the compensation of our full- and part-time employees (other than our CEO) as of the last day of our fiscal year. We used target total direct compensation as our consistently applied compensation measure. Target total direct compensation for this purpose consisted of each employee’s estimated salary earnings, target non-equity incentive opportunity, and the fair market value price of his or her equity incentive awards granted in fiscal year 2026. We also converted all employee compensation, on a country-by-country basis, to U.S. dollars based on the applicable year-end exchange rate. After identifying the median employee, we calculated the annual total compensation for such employee using the same methodology that we used for our NEOs as set forth in the Summary Compensation Table. In fiscal year 2026 the pay ratio increased year-over-year based largely upon an increase in variable stock-based compensation for our CEO.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Change-in-Control Arrangements, Severance Plan, Retirement Arrangements, and Employment Agreement

In an effort to ensure the continued service of our executive officers in the event of a change in control, each of our executive officers (other than our CEO) participates in an Executive Change in Control Program (the “Program”) that was initially approved by the Board in March 2006, and most recently amended and restated by the Committee in April 2022. Dr. Anagnost has a change-in-control provision in his employment agreement, as noted below. Additionally, in August 2018, the Committee adopted the Autodesk, Inc. Severance Plan (the “Severance Plan”) to establish standard executive severance terms and to minimize the need to negotiate individualized executive severance terms in the future. Each of our current executive officers has been designated by the Committee to participate in the Severance Plan, provided that our CEO is eligible to participate in the plan solely with respect to the treatment of his then outstanding RSUs and PSUs upon a qualified retirement. The Board most recently amended and restated the Severance Plan in September 2025 to provide benefits for executive officers who voluntarily terminate their employment for a “qualified retirement” or a “grandfathered retirement” as defined under the Severance Plan. Each of our current executive officers is eligible to receive the benefits set forth in the Severance Plan (including our CEO solely with respect to a qualified retirement), although only our CEO currently meets the requirements to have a qualified retirement and only two of our other executive officers currently meet the requirements to have a grandfathered retirement under the provisions of the Severance Plan.

Executive Change in Control Program

Under the terms of the Program, if, within 60 days prior or 12 months following a “change in control,” an executive officer who participates in the Program is terminated without “cause,” or voluntarily terminates his or her employment for “good reason” (as those terms are defined in the Program), the executive officer will receive (among other benefits), following execution of a release and non-solicitation agreement:

•An amount equal to 1.5 times the sum of the participant’s annual base salary and target annual bonus, plus the participant’s pro-rata target bonus, provided the executive officer was eligible to
58 | AUTODESK, INC.

receive such bonus in cash, payable in a lump sum (for Rebecca Pearce such lump-sum payment would be inclusive of any severance or payment received during or in relation to her notice period);

•Acceleration of all of the participant’s outstanding incentive equity awards, including stock options, RSUs, and PSUs (which PSUs shall become vested at the “target” level set forth in the applicable notice of grant);

•Reimbursement of the total applicable premium cost for medical and dental coverage for the participant and his or her eligible spouse and dependents until the earlier of 18 months from the date of termination or when the participant becomes covered under another employer’s employee benefit plans (for Rebecca Pearce such payment is not applicable); and

•An executive officer who is terminated for any other reason will receive severance or other benefits only to the extent the executive would be entitled to receive them under our then-existing benefit plans and policies. If the benefits provided under the Program constitute parachute payments under Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code, then such benefits will be (1) delivered in full, or (2) delivered to such lesser extent that would result in no portion of the benefits being subject to the excise tax, whichever results in the executive officer receiving the greatest amount of benefits.

As defined in the Program, a “change in control” occurs if any person acquires 50% or more of the total voting power represented by voting securities, if Autodesk sells all or substantially all its assets, if Autodesk merges or consolidates with another corporation, or if the composition of the Board changes substantially.

Severance Plan

Termination Without Cause or for Good Reason

Under the terms of the Severance Plan, if a participant in the Severance Plan (other than our CEO) is terminated without “cause” or voluntarily terminates his or her employment for “good reason” (as those terms are defined in the Severance Plan) then, in addition to payment of accrued base salary, vacation, any previously earned but unpaid bonus, and any other accrued obligations owed by the Company, the participant will be eligible to receive the following benefits under the Severance Plan, subject to execution of a release and compliance with certain non-disparagement, non-solicitation and confidentiality covenants:

•A lump sum payment equal to the sum of (a) 1.5 times the participant's base pay as in effect on the date of termination, and (b) 1.5 times the participant’s target annual cash bonus incentive amount under Autodesk’s annual cash bonus incentive plan applicable to the participant as in effect on the date of termination (provided that for Rebecca Pearce such lump-sum payment would be inclusive of any severance or payment received during or in relation to her notice period);

•Accelerated vesting of the participant’s time-based RSUs that would have become vested had the participant remained continuously employed by Autodesk for an additional 12 months following the termination;

•Continued vesting of the participant’s PSUs that have a performance period ending within 12 months immediately following the termination, based on the extent to which the underlying performance criteria with respect to such awards are satisfied for such performance period;

•A taxable lump sum payment in an amount equal to 12 times the monthly premium that the participant would be required to pay to continue their group health coverage if the participant had made a timely election under COBRA (provided that for Rebecca Pearce such payment is not applicable); and

2026 Proxy Statement | 59

•Company-provided outplacement services in accordance with Autodesk’s then-applicable outplacement service program or arrangements for 18 months immediately following the date of termination.

Retirement

In September 2025, we amended and restated the Severance Plan to provide additional benefits to participants who voluntarily terminate employment for qualified retirement or grandfathered retirement (including our CEO solely with respect to a qualified retirement). If a participant’s termination is considered a qualified retirement, then, in addition to payment of accrued base salary, vacation, any previously earned but unpaid bonus, and any other accrued obligations owed by the Company, the participant will be eligible to receive the following benefits under the Severance Plan, subject to execution of a release and compliance with certain confidentiality covenants:

•Accelerated vesting of the participant’s time-based RSUs that would have become vested had the participant remained continuously employed by Autodesk for an additional 12 months following the qualified retirement;

•Continued vesting of the participant’s PSUs that have a performance period ending within 12 months immediately following the qualified retirement, based on the extent to which the underlying performance criteria with respect to such awards are satisfied for such performance period; and

•A taxable lump sum payment in an amount equal to 18 times the monthly premium that the participant would be required to pay to continue their group health coverage if the participant had made a timely election under COBRA.

If a participant’s termination is considered a grandfathered retirement, then, in addition to (i) payment of accrued base salary, vacation, any previously earned but unpaid bonus, and any other accrued obligations owed by the Company and (ii) the benefits provided under the Severance Plan upon a qualified retirement (as described above), the participant will also be eligible to receive the following benefits under the Severance Plan, subject to execution of a release and compliance with certain confidentiality covenants:

•A lump sum payment equal to the sum of (a) 1.5 times the participant’s base pay, (b) 1.5 times the participant’s target annual cash bonus incentive amount under Autodesk’s annual cash bonus incentive plan applicable to the participant as in effect as of the grandfathered retirement, and (c) a pro-rata portion of the participant’s target annual cash bonus incentive amount as in effect as of the grandfathered retirement, for the fiscal year in which the grandfathered retirement occurs.

In no event will a participant who becomes entitled to receive the severance benefits pursuant to a grandfathered retirement be eligible to receive the severance benefits provided in connection with a qualified retirement. For the purposes of the Severance Plan, “qualified retirement” is defined as a voluntary termination of employment by an executive officer, which meets either of the following requirements: (i) one’s combined total age plus years of employment with Autodesk is equal to or greater than 75 or (ii) one is at least 55 years of age and completes at least 10 years of continuous employment with Autodesk. For the purposes of the Severance Plan, “grandfathered retirement” is defined as a voluntary termination of employment by an executive officer (other than the Chief Executive Officer) who was designated to participate in the Severance Plan prior to February 1, 2026, which meets either of the following requirements: (1) one’s combined total age plus years of employment with Autodesk is equal to or greater than 75 or (ii) one is at least 55 years of age and completes at least 10 years of employment with Autodesk. Unless waived by the administrator of the plan or the Chief Executive Officer, in order for such voluntary termination to be deemed a qualified retirement or a grandfathered retirement, one must properly deliver written notice of his or her intent to resign employment with Autodesk in a qualified retirement or a grandfathered retirement at least three months prior to the effective date of such qualified retirement or grandfathered retirement.

60 | AUTODESK, INC.

Internal Revenue Code Section 280G

The Severance Plan does not provide for any excise tax payment. In the event that any payment or benefit payable to a participant under the Severance Plan would result in the imposition of excise taxes under the “golden parachute” provisions of Section 280G of the Code, then such payments and benefits will be (1) delivered in full, or (2) delivered to such lesser extent that would result in no portion of the benefits being subject to the excise tax, whichever results in the participant receiving the greatest amount of benefits.

Employment Agreement with Andrew Anagnost

In connection with Dr. Anagnost’s appointment as CEO, in June 2017, Dr. Anagnost entered into an employment agreement with Autodesk, which was amended in April 2022, which provides for, among other things, certain payments and benefits to be provided to Dr. Anagnost in the event his employment is terminated without “cause” or he resigns for “good reason,” including in connection with a “change of control,” as each such term is defined in Dr. Anagnost's employment agreement.

In the event Dr. Anagnost's employment is terminated by Autodesk without cause or if Dr. Anagnost resigns for good reason and in each case such termination is not in connection with a change of control, Dr. Anagnost would receive (i) payment of 200% of his then current base salary for 12 months; (ii) payout of his pro-rata bonus for the fiscal year in which termination occurs, provided Autodesk bonus targets are satisfied, to be paid in one lump sum on or before March 15 of the succeeding fiscal year; (iii) fully accelerated vesting of all of his then outstanding, unvested equity awards (other than any awards that vest in whole or in part based on performance); (iv) with respect to his then outstanding unvested equity awards that vest in whole or in part based on performance, those awards will vest as if he had remained continuously employed by Autodesk through the end of the performance period in which his employment is terminated, based on the extent, if any, that the underlying performance criteria for those awards are satisfied for that performance period, as prorated to reflect the number of days in which he was employed during such period; and (v) reimbursement for premiums paid for continued health benefits for Dr. Anagnost and his eligible dependents until the earlier of 12 months following termination or the date Dr. Anagnost becomes covered under similar health plans. In addition, Dr. Anagnost is subject to non-solicitation and non-competition covenants for 12 months following a termination that gives rise to the severance benefits discussed above.

If, in connection with a change of control, Dr. Anagnost’s employment is terminated by Autodesk without cause or if Dr. Anagnost resigns for good reason, Dr. Anagnost would receive (i) a lump sum payment in an amount equal to 200% of his annual base salary and target annual bonus; (ii) payout of his pro-rata target bonus for the fiscal year in which termination occurs to be paid in one lump sum on or before March 15 of the succeeding fiscal year; (iii) fully accelerated vesting of all of his then outstanding unvested equity awards, including awards that would otherwise vest only upon satisfaction of performance criteria; and (iv) reimbursement for premiums paid for continued health benefits for Dr. Anagnost and his eligible dependents until the earlier of 18 months following termination or the date Dr. Anagnost becomes covered under similar health plans.

Potential Payments Upon Termination or Change in Control

The tables below list the estimated amount of compensation payable to each of the named executive officers in the event of voluntary termination, involuntary not-for-cause termination, for-cause termination, termination following a change in control, and termination in the event of disability or death of the executive. The amounts shown assume that such termination was effective as of January 31, 2026, and include all components of compensation, benefits, and perquisites payable under the Severance Plan and Executive Change in Control Program effective during the 2026 fiscal year and, in the case of Dr. Anagnost, pursuant to his employment agreement, discussed above.

Estimated amounts for share-based compensation are based on the closing price of our common stock on the Nasdaq on Friday, January 30, 2026, which was $252.87 per share. The actual amounts for all named executive officers to be paid out can only be determined at the time of such executive’s separation.
2026 Proxy Statement | 61

Andrew Anagnost

Executive Benefits and Payments	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on January 31, 2026 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on January 31, 2026 ($)	Retirement on January 31, 2026 ($)	Disability on January 31, 2026 ($)	Death on January 31, 2026 ($)
Compensation:
Severance (1)	2,080,000	5,200,000	—	—	—
Pro-Rata Bonus (2)	1,717,560	1,560,000	—	—	—
Equity Awards (3)	37,373,966	49,782,770	22,570,825	49,782,770	49,782,770
Benefits and perquisites:
Health Insurance (4)	44,400	66,600	132,091	—	—
Disability Income (5)	—	—	—	1,322,947	—
Accidental Death or Dismemberment (6)	—	—	—	2,000,000	2,000,000
Life Insurance (7)	—	—	—	—	2,000,000
Total Executive Benefits and Payments Upon Separation	41,215,926	56,609,370	22,702,916	53,105,717	53,782,770

Janesh Moorjani

Executive Benefits and Payments	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on January 31, 2026 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on January 31, 2026 ($)	Retirement on January 31, 2026 ($)	Disability on January 31, 2026 ($)	Death on January 31, 2026 ($)
Compensation:
Severance (1)	1,852,500	1,852,500	—	—	—
Pro-Rata Bonus (2)	—	585,000	—
Equity Awards (3)	7,336,709	18,580,635	—	18,580,635	18,580,635
Benefits and perquisites:
Health Insurance (4)	73,139	55,315	—
Disability Income (5)			—	2,409,137
Accidental Death or Dismemberment (6)			—	650,000	650,000
Life Insurance (7)			—		650,000
Total Executive Benefits and Payments Upon Separation	9,262,348	21,073,450	—	21,639,772	19,880,635

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Steven M. Blum

Executive Benefits and Payments	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on January 31, 2026 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on January 31, 2026 ($)	Retirement on January 31, 2026 ($)	Disability on January 31, 2026 ($)	Death on January 31, 2026 ($)
Compensation:
Severance (1)	2,100,000	2,100,000	2,100,000	—	—
Pro-Rata Bonus (2)	700,000	700,000	700,000	—	—
Equity Awards (3)	7,890,166	16,816,614	7,890,166	16,816,614	16,816,614
Benefits and perquisites:
Health Insurance (4)	54,595	49,709	81,893	—	—
Disability Income (5)	—	—	—	1,282,619	—
Accidental Death or Dismemberment (6)	—	—	—	2,000,000	2,000,000
Life Insurance (7)	—	—	—	—	2,000,000
Total Executive Benefits and Payments Upon Separation	10,744,761	19,666,323	10,772,059	20,099,233	20,816,614

Ruth Ann Keene

Executive Benefits and Payments	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on January 31, 2026 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on January 31, 2026 ($)	Retirement on January 31, 2026 ($)	Disability on January 31, 2026 ($)	Death on January 31, 2026 ($)
Compensation:
Severance (1)	1,570,650	1,570,650	1,570,650	—	—
Pro-Rata Bonus (2)	481,100	481,100	481,100	—	—
Equity Awards (3)	3,980,578	8,501,742	3,980,578	8,501,742	8,501,742
Benefits and perquisites:
Health Insurance (4)	58,841	44,502	88,262	—	—
Disability Income (5)	—	—	—	1,912,456	—
Accidental Death or Dismemberment (6)	—	—	—	1,698,000	1,698,000
Life Insurance (7)	—	—	—	—	2,000,000
Total Executive Benefits and Payments Upon Separation	6,091,169	10,597,994	6,120,590	12,112,198	12,199,742

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Rebecca Pearce (8)

Executive Benefits and Payments	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on January 31, 2026 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on January 31, 2026 ($)	Retirement on January 31, 2026 ($)	Disability on January 31, 2026 ($)	Death on January 31, 2026 ($)
Compensation:
Severance (1)	1,498,500	1,498,500	—	—	—
Pro-Rata Bonus (2)	—	459,000	—	—	—
Equity Awards (3)	3,951,498	8,355,836	—	8,355,836	8,355,836
Benefits and perquisites:
Health Insurance (4)	—	—	—	—	—
Disability Income (5)	—	—	—	8,977,317	—
Accidental Death or Dismemberment (6)	—	—	—		3,925,475
Life Insurance (7)	—	—	—	—	3,925,475
Total Executive Benefits and Payments Upon Separation	5,449,998	10,313,336	—	17,333,153	16,206,786

______________
(1)Severance: For Dr. Anagnost, the amounts shown would be paid in accordance with his employment agreement based on base salary and target bonus in effect at January 31, 2026. For the other continuing named executive officers, the amounts shown would be paid in accordance with the Severance Plan or Executive Change in Control Program based on base salary and target bonus in effect at January 31, 2026.
(2)Pro-Rata Bonus: Represents pro-rata bonus amounts for the year in which the termination occurred, which is payable under Dr. Anagnost’s employment agreement and the Executive Change in Control Program.
(3)Equity Awards: Pursuant to Autodesk's form of RSU and PSU award agreement, in the case of Disability or Death, unvested time-based RSUs vest in full and unvested PSUs vest at target for all NEOs. Pursuant to Autodesk’s Severance Plan, in the case of a Qualified Retirement, participants (including our CEO) are eligible to receive 12 months’ accelerated and continued vesting of their then outstanding RSUs and PSUs, respectively. For Dr. Anagnost, the amounts shown for all other termination scenarios reflect the value of unvested equity awards accelerated in accordance with his employment agreement. For the other named executive officers, the amounts shown for all other termination scenarios reflect the value of unvested equity awards accelerated in accordance with the Severance Plan, or Executive Change in Control Program. Reported values are based on the closing price of our common stock on January 30, 2026 ($252.87 per share) for RSUs and PSUs and target PSUs.
(4)Health Insurance: For Dr. Anagnost, in accordance with his employment agreement, these amounts represent the cost of continuing coverage for Dr. Anagnost and his dependents. The amount shown in the Involuntary Not for Cause or Voluntary for Good Reason (Except Change in Control) Termination column reflects 12 months of coverage after separation. The amounts in the Involuntary Not for Cause or Voluntary for Good Reason (Change in Control) Termination column reflect 18 months of coverage after separation. For the other continuing named executive officers, these amounts represent the cost of continuing coverage for medical and dental benefits for each executive and his or her dependents (i) in the case of the Disability column, for 12 months in accordance with Autodesk's benefits program, (ii) in the case of the Involuntary Not for Cause or Voluntary for Good Reason (Except Change in Control) Termination column, for 12 months after separation and grossed up for taxes in accordance with the Severance Plan in effect at January 31, 2026, and (iii) in the case of the Involuntary Not for Cause or Voluntary for Good Reason (Change in Control) Termination column, for 18 months after separation in accordance with the Executive Change in Control Program.
(5)Disability Income: Reflects the estimated present value of all future payments to each executive, except for Ms. Pearce, under his or her elected disability program, which represent 100% of base salary for the first 90 days, and then 66 2/3% of salary thereafter, with a maximum of $20,000 per month, until the age of 67. Ms. Pearce’s elected disability program represents 75% of base salary, plus average of bonus earnings over the last three fiscal years, minus state incapacity benefit, each year until the retirement age of 65. These payments would be made by the insurance provider, not by Autodesk.
(6)Accidental Death or Dismemberment: Reflects the lump-sum amount payable to each executive or his or her beneficiaries by Autodesk’s insurance provider in the event of the executive’s accidental death. There is also a prorated lump sum payment for dismemberment. The amount shown as payable upon dismemberment is based upon the payout for the most severe dismemberment under the plan.
64 | AUTODESK, INC.

(7)Life Insurance: Reflects the lump-sum amount payable to beneficiaries by Autodesk’s insurance provider in the event of the executive’s death.
(8)Ms. Pearce’s cash severance and benefits are provided in British Pounds. These amounts represent the approximate dollar value of her base salary and other compensation converted to U.S. dollars using the British Pound to dollar exchange rate of 1.3185, which represents an average for fiscal year 2026.

Compensation of Directors

During fiscal year 2026, our non-employee directors were eligible to receive the annual compensation set forth below:

Member of the Board of Directors	$75,000 and RSUs ($250,000 equivalent)
Non-executive Chair of the Board	an additional	$75,000
Chair of the Audit Committee	an additional	$25,000
Chair of the Compensation and Human Resources Committee	an additional	$20,000
Chair of the Corporate Governance and Nominating Committee	an additional	$10,000

As of the 2026 Annual Meeting of Stockholders, our non-employee directors were eligible to receive the annual compensation set forth below:

Member of the Board of Directors	$75,000 and RSUs ($300,000 equivalent)
Non-executive Chair of the Board	an additional	$100,000
Chair of the Audit Committee	an additional	$25,000
Chair of the Compensation and Human Resources Committee	an additional	$20,000
Chair of the Corporate Governance and Nominating Committee	an additional	$15,000

The annual compensation cycle for non-employee directors begins on the date of the annual stockholders’ meeting and ends on the date of the next annual stockholders meeting (“Directors’ Compensation Cycle”). Director compensation in the tables below represent the portion of annual compensation with respect to service during Autodesk's fiscal year 2026.

No later than December 31 of the year prior to a director’s re-election to the Board, the director can elect to receive up to 100% of his or her annual fees in the form of RSUs issued at a rate of $1.20 worth of stock for each $1.00 of cash compensation foregone (“Elected RSUs”). If cash is elected, cash compensation is accrued monthly and paid quarterly, in arrears. The Elected RSUs are issued at the beginning of the Directors’ Compensation Cycle on the date of the annual meeting of stockholders and vest on the date of the annual meeting of stockholders in the following year, provided that the recipient is a director on such date.
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Non-Employee Director Annual Compensation Cycle June 18, 2025 Annual Stockholder Meeting - June 17, 2026 Annual Stockholder Meeting
Director	% Annual Fees Elected to Convert to RSUs (July 16, 2024 - June 17, 2025)	% Annual Fees Elected to Convert to RSUs (June 18, 2025 - June 17, 2026)
Stacy J. Smith	100	100
Karen Blasing	100	100
John T. Cahill	N/A	100
Jeff Epstein	N/A	—
Reid French	100	100
Dr. Ayanna Howard	100	100
Blake Irving	100	100
Ram R. Krishnan	N/A	100
Mary T. McDowell	100	N/A
Stephen Milligan	100	100
Lorrie M. Norrington	100	N/A
Elizabeth (Betsy) Rafael	N/A	N/A
Rami Rahim	100	100
A. Christine (Christie) Simons	N/A	—

During fiscal year 2026, Autodesk’s Director Compensation Policy under the Autodesk’s 2022 Equity Incentive Plan provided for the automatic grant of RSUs to our non-employee directors. Upon being elected or appointed to our Board, each non-employee director would be provided an initial grant of RSUs with a grant date value of $250,000 and prorated based on service on the date such director joined the Board (“Initial RSUs”), with subsequent annual grants of RSUs with a grant date value of $250,000 on the date of the annual meeting (“Subsequent Annual RSUs”).

The number of calendar days from the Date of Grant to Autodesk’s next annual meeting of stockholders
				Fair Market Value of a Share on the Date of Grant		Result is rounded down to the nearest whole number of shares
$250,000	x		/		=
365

Initial RSUs vest upon the annual meeting of stockholders following the date of grant. Subsequent Annual RSUs vest over a one-year period. If a non-employee director is appointed on the date of an annual meeting, such non-employee director is not eligible to an Initial RSU.

Under the 2022 Equity Incentive Plan, directors may elect to defer all or part of their Subsequent Annual RSUs and Elected RSUs. Distributions of these deferred RSUs will be made in shares of Autodesk’s common stock in annual installments or by lump sum in accordance with the distribution election made by the director.

66 | AUTODESK, INC.

The tables below present information concerning the compensation paid by us to each of our non-employee directors for fiscal year 2026. Dr. Anagnost, who was an Autodesk employee during fiscal year 2026, did not receive additional compensation for his service as a director.

Current Directors	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (3)	Total ($)
Stacy J. Smith	150,000	279,840	429,840
Karen Blasing	75,000	264,785	339,785
John T. Cahill	61,667	269,804	331,471
Jeff Epstein	46,250	249,731	295,981
Reid French	96,917	268,918	365,835
Dr. Ayanna Howard	75,000	264,734	339,734
Blake Irving	81,167	266,852	348,019
Ram R. Krishnan	46,250	264,785	311,035
Mary T. McDowell	36,417	—	36,417
Stephen Milligan	75,000	264,785	339,785
Lorrie M. Norrington	32,583	—	32,583
Rami Rahim	75,000	264,785	339,785
A. Christine (Christie) Simons	46,250	249,731	295,981
______________
(1)Fees Earned or Paid in Cash reflects the dollar amounts of fees earned. As noted above, during fiscal year 2026, directors could elect to receive up to 100% of their compensation in the form of RSUs in lieu of cash. The following table represents actual cash received by the directors in fiscal year 2026 based on their elections. See footnote (b) for more information regarding the RSUs granted in lieu of cash.

Current Directors	Fees Actually Paid in Cash ($)
Stacy J. Smith	—
Karen Blasing	8,726
John T. Cahill	22,038
Jeff Epstein	37,500
Reid French	—
Dr. Ayanna Howard	—
Blake Irving	—
Ram R. Krishnan	37,500
Mary T. McDowell	—
Stephen Milligan	—
Lorrie M. Norrington	—
Rami Rahim	—
A. Christine (Christie) Simons	37,500
_____________
(2)The Stock Awards column reflects (i) the grant date fair value of the Initial RSUs and Subsequent Annual RSUs and (ii) the pro-rata grant date fair value of 20% of the stock awards the directors earned during fiscal year 2026 in lieu of cash. The 20% represents the premium of $1.20 worth of stock for each $1.00 of cash compensation foregone. The assumptions used in the valuation of these awards are set forth in Note 1, “Business and Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K filed on March 3, 2026. These amounts do not correspond to the actual value that will be realized by the directors upon the vesting of RSUs or the sale of the common stock underlying such awards.

2026 Proxy Statement | 67

The following table shows the total amounts and fair values, as well as the 20% premium, of RSUs granted on July 16, 2024, in lieu of cash foregone for the July 16, 2024, through June 17, 2025, Directors’ Compensation Cycle:

	Restricted Stock Unit
Current Directors	Total Number of Shares (#)	Number of Shares Representing the 20% Premium (#)	Grant Date Fair Value of Stock Awards ($)	Grant Date Fair Value of the 20% Premium of the Stock Awards ($)
Stacy J. Smith	709	119	179,958	30,205
Karen Blasing	354	59	89,852	14,975
John T. Cahill	—	—	—	—
Jeff Epstein	—	—	—	—
Reid French	472	79	119,803	20,052
Dr. Ayanna Howard	354	59	89,852	14,975
Blake Irving	354	59	89,852	14,975
Ram R. Krishnan	—	—	—	—
Mary T. McDowell	449	75	113,965	19,037
Stephen Milligan	354	59	89,852	14,975
Lorrie M. Norrington	401	67	101,782	17,006
Elizabeth (Betsy) Rafael	—	—	—	—
Rami Rahim	354	59	89,852	14,975
A. Christine (Christie) Simons	—	—	—	—

The following table shows the total amounts and fair values, as well as the 20% premium, of RSUs granted on June 18, 2025, in lieu of cash foregone for the June 18, 2025, through June 17, 2026, Directors’ Compensation Cycle:

	Restricted Stock Unit
Current Directors	Total Number of Shares (#)	Number of Shares Representing the 20% Premium (#)	Grant Date Fair Value of Stock Awards ($)	Grant Date Fair Value of the 20% Premium of the Stock Awards ($)
Stacy J. Smith	609	102	179,771	30,109
Karen Blasing	304	51	89,738	15,055
John T. Cahill	406	68	119,847	20,073
Jeff Epstein	—	—	—	—
Reid French	386	65	113,943	19,187
Dr. Ayanna Howard	304	51	89,738	15,055
Blake Irving	345	58	101,841	17,121
Ram R. Krishnan	304	51	89,738	15,055
Mary T. McDowell	—	—	—	—
Stephen Milligan	304	51	89,738	15,055
Lorrie M. Norrington	—	—	—	—
Rami Rahim	304	51.00	89,738	15,055
A. Christine (Christie) Simons	—	—	—	—

68 | AUTODESK, INC.

The following tables show the total amounts and fair values of Subsequent Annual RSUs granted during fiscal year 2026.

	Restricted Stock Unit
Current Directors	Grant Date(s)	Number of Shares (#)	Grant Date Fair Value of Stock Awards ($)
Stacy J. Smith	6/18/2025	846	249,731
Karen Blasing	6/18/2025	846	249,731
John T. Cahill	6/18/2025	846	249,731
Jeff Epstein	6/18/2025	846	249,731
Reid French	6/18/2025	846	249,731
Dr. Ayanna Howard	6/18/2025	846	249,731
Blake Irving	6/18/2025	846	249,731
Ram R. Krishnan	6/18/2025	846	249,731
Mary T. McDowell	6/18/2025	—	—
Stephen Milligan	6/18/2025	846	249,731
Lorrie M. Norrington	6/18/2025	—	—
Rami Rahim	6/18/2025	846	249,731
A. Christine (Christie) Simons	6/18/2025	846	249,731

The aggregate number of each director’s RSUs outstanding at January 31, 2026, was:

Current Directors	Aggregate Number of Shares Underlying Outstanding Restricted Stock Units
Stacy J. Smith	1,455
Karen Blasing	1,150
John T. Cahill	1,252
Jeff Epstein	846
Reid French	1,232
Dr. Ayanna Howard	1,150
Blake Irving	1,191
Ram R. Krishnan	1,150
Mary T. McDowell	—
Stephen Milligan	1,150
Lorrie M. Norrington	—
Rami Rahim	1,150
A. Christine (Christie) Simons	846

Director Stock Ownership Guidelines

The Board believes directors should have a meaningful financial stake in Autodesk in order to further align their interests with Autodesk’s stockholders. To that end, the Board has adopted mandatory ownership guidelines for the directors. These mandatory ownership guidelines require all directors to hold shares of Autodesk’s common stock equivalent in value to five times their annual cash retainer.

2026 Proxy Statement | 69

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the beneficial ownership of Autodesk’s common stock as of March 31, 2026, for each person or entity who is known by Autodesk to own beneficially more than 5% of the outstanding shares of Autodesk common stock, each of Autodesk’s current directors (including the nominees for directors), each of the named executive officers, including former executive officers, and all current directors and executive officers as a group.

5% Stockholders, Directors and Officers (1)	Common Stock Beneficially Owned (2)	Percentage Beneficially Owned (3)
Principal Stockholders:
The Vanguard Group, Inc. (4)	21,413,983	10.1%
BlackRock, Inc. (5)	19,233,480	9.1%
Non-Employee Directors (6):
Stacy J. Smith	21,627	*
Karen Blasing	6,389	*
John T. Cahill (7)	2,551	*
Jeff Epstein	—	*
Dr. Ayanna Howard	—	*
Blake Irving	9,599	*
Ram R. Krishnan	491	*
Stephen Milligan	—	*
Rami Rahim	959	*
A. Christine (Christie) Simons	180	*
Named Executive Officers:
Andrew Anagnost	115,159	*
Janesh Moorjani	19,176	*
Steven M. Blum (8)	33,742	*
Ruth Ann Keene	75,613	*
Rebecca Pearce	8,466	*
Director Nominee:
Omar Abbosh	—	*
All directors and executive officers as a group (15 individuals)	293,952	*
_______________
* Represents less than one percent (1%) of the outstanding common stock.
(1)Unless otherwise indicated in their respective footnote, the address for each listed person is c/o Autodesk, Inc., One Market Street, Ste. 400, San Francisco, California 94105.
(2)The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares the individual or entity has the right to acquire within 60 days of March 31, 2026, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person or entity has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.
(3)The total number of shares of common stock outstanding as of March 31, 2026, was 211,325,324.
(4)As of September 30, 2025, the reporting date of The Vanguard Group, Inc.’s filing with the SEC pursuant to Section 13(g) of the Exchange Act filed on October 6, 2025, The Vanguard Group, Inc. was deemed to have sole dispositive power with respect to 19,348,828 shares, shared voting power with respect to 1,290,864 shares, and shared dispositive power with respect to 2,065,155 shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355. On March 26, 2026, The Vanguard Group, Inc. filed a 13G/A reporting that The Vanguard Group, Inc. went through an internal realignment and, certain subsidiaries or business divisions of subsidiaries of The Vanguard Group, Inc., that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, Inc., will report beneficial ownership separately (on a disaggregated basis) from The Vanguard Group, Inc. The Vanguard Group, Inc. no longer has, or is deemed to have, beneficial ownership over securities beneficially owned by such subsidiaries and/or business divisions.
(5)As of December 31, 2023, the reporting date of BlackRock, Inc.’s most recent filing with the SEC pursuant to Section 13(g) of the Exchange Act filed on January 25, 2024, BlackRock, Inc. was deemed to have sole voting power with respect to
70 | AUTODESK, INC.

17,449,172 shares and sole dispositive power with respect to 19,233,480 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(6)Directors’ holdings reported include vested awards deferred under our 2022 Equity Incentive Plan and our 2012 Outside Directors’ Stock Plan.
(7)Includes 2,060 shares held indirectly by trust.
(8)Includes 32,993 shares held indirectly by trust.

Equity Compensation Plan Information

The following table summarizes the number of outstanding options and awards granted to employees and directors, as well as the number of securities remaining available for future issuance under these plans as of January 31, 2026:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise or vesting of outstanding options, warrants and rights (in millions) (2)	Weighted-average exercise price of outstanding options, warrants and rights (3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (in millions) (4)
Equity compensation plans approved by security holders (1)	4	$22.19	27
Equity compensation plans not approved by security holders	—	—	—
Total	4	$—	27
______________
(1) Includes the 2022 Equity Incentive Plan that was approved by Autodesk’s stockholders and became effective on June 16, 2022 and amended and restated on June 18, 2025 set forth in Note 4, "Equity Compensation" in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K filed on March 3, 2026. The 2022 Equity Incentive Plan replaced the 2012 Employee Stock Plan, as amended, and the 2012 Outside Directors’ Stock Plan, as amended. No further awards may be granted under these prior plans.
(2) Includes stock options, restricted stock units and performance stock units at target.
(3) Weighted-average exercise prices are calculated without regard to performance shares and RSUs, which do not have any exercise price.
(4) Included in this amount are 3 million securities available for future issuance under Autodesk’s ESPP.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such executive officers, directors, and stockholders also are required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required to be filed, we believe that all reports were filed on a timely basis.

2026 Proxy Statement | 71

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

Report of the Audit Committee of the Board of Directors

The Audit Committee is a committee of the Board consisting solely of independent directors as required by the listing standards of the Nasdaq and rules of the SEC. The Audit Committee operates under a written charter approved by the Board, which is available on Autodesk's website at www.autodesk.com under “Investor Relations - Corporate Governance.” The composition of the Audit Committee, the attributes of its members, and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.

As described more fully in its charter, the Audit Committee’s role includes the oversight of our financial, accounting and reporting processes; our system of internal accounting and financial controls; and oversight of the management of risks associated with Autodesk’s financial reporting, accounting and auditing matters. The Audit Committee is directly responsible for the selection, appointment, compensation, engagement, retention, termination, and services of our independent registered public accounting firm, Ernst & Young LLP (“EY”), including conducting a review of its independence; reviewing and approving the planned scope of our annual audit; overseeing EY’s audit work; reviewing and pre-approving any audit and permissible non-audit services and fees that may be performed by EY; reviewing with management and EY the adequacy of our system of internal financial and disclosure controls; reviewing our critical accounting policies and the application of accounting principles; monitoring the rotation of EY partners on our audit engagement team as required by regulation; reviewing Autodesk’s treasury policies and tax positions; overseeing the performance of our internal audit function; and overseeing our management of cybersecurity risks relating to financial, accounting, and internal controls. The Audit Committee establishes and oversees Autodesk’s compliance with the procedures for handling complaints regarding accounting, internal accounting controls, or auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters. The Audit Committee’s role also includes meeting to review our annual audited financial statements and quarterly financial statements with management and EY. The Audit Committee held 8 meetings during fiscal year 2026. Management is responsible for the quarterly and annual financial statements and the reporting process, including the systems of internal controls. EY is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles. Within this context, the Audit Committee reviewed and discussed the audited financial statements for fiscal year 2026 with management and EY.

The Audit Committee has received the written disclosures and letter from EY required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding EY’s communications with the Audit Committee concerning independence, has discussed with EY the independence of that firm, and has considered whether the provision of non-audit services was compatible with maintaining the independence of that firm. In addition, the Audit Committee has discussed with EY the matters required to be discussed by the applicable requirements of the PCAOB. The Audit Committee also discussed with management and with EY the evaluation of Autodesk’s internal controls and the effectiveness of Autodesk’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee discussed with Autodesk’s internal and independent auditors the overall scope and plans for their respective audits. In addition, the Audit Committee met with the internal and the independent auditors, with and without management present, on a regular basis in fiscal year 2026 and discussed the results of their examinations and the overall quality of Autodesk’s financial reporting.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board (and the Board has approved) that Autodesk’s audited financial statements be included in Autodesk’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026, for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

John T. Cahill (Chair)	Jeff Epstein	Stephen Milligan	A. Christine (Christie) Simons
72 | AUTODESK, INC.

Proposals

Proposal One: Election of Directors

Autodesk's Bylaws permit our Board to establish by resolution the authorized number of directors; currently, 11 directors are authorized.

Upon the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated 11 individuals to be elected at the Annual Meeting. All of the nominees are presently directors of Autodesk, except for Mr. Abbosh, and have all consented to being named in this Proxy Statement and serving as directors if elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the 11 nominees named below. Your proxy cannot be voted for more than 11 director candidates.

A majority of the votes cast is required for the election of each director.

____________________________________________________________________________________________

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE NOMINEES LISTED BELOW.
____________________________________________________________________________________________

Name	Age	Director Since	Principal Occupation
Andrew Anagnost	61	2017	President and Chief Executive Officer, Board Director, Autodesk, Inc.
Stacy J. Smith	63	2011	Executive Chairman, Kioxia Corporation
Omar Abbosh	60	N/A	Chief Executive Officer, Pearson
Karen Blasing	69	2018	Former Chief Financial Officer, Guidewire Software, Inc.
John T. Cahill	68	2024	Vice Chair of the Kraft Heinz Company; Former Chairman and CEO of Kraft Foods
Jeff Epstein	69	2025	Operating Partner and Head of Corporate Development, Bessemer Venture Partners
Dr. Ayanna Howard	54	2019	Dean of the College of Engineering at The Ohio State University; CTO, Co-founder, Zyrobotics
Blake Irving	66	2019	Former Chief Executive Officer, GoDaddy Inc.
Ram R. Krishnan	55	2024	Executive Vice President and Chief Operating Officer, Emerson Electric Co.
Rami Rahim	55	2022	Former Chief Executive Officer of Juniper Networks, Inc.
A. Christine (Christie) Simons	63	2025	Former Senior Partner at Deloitte & Touche LLP

2026 Proxy Statement | 73

Proposal Two: Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP (“EY”) as the independent registered public accounting firm to audit the consolidated financial statements of Autodesk for the fiscal year ending January 31, 2027, and recommends that the stockholders vote to ratify that appointment. In the event of a negative vote on this proposal, the Audit Committee will reconsider its selection. Even if the selection of EY is ratified, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time if the Audit Committee determines that such a change would be in the best interests of Autodesk and its stockholders.

EY has been retained as our independent registered public accounting firm continuously since the fiscal year ended January 31, 1983. We expect a representative of EY to be present at the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote are required to ratify the appointment of EY as Autodesk’s independent registered public accounting firm.

____________________________________________________________________________________________

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
____________________________________________________________________________________________

Principal Accounting Fees and Services

The following table presents fees billed for professional audit services and other services rendered to Autodesk by EY and its affiliates for the fiscal years ended January 31, 2026 and 2025.

	Fiscal Year 2026	Fiscal Year 2025
	(in millions)
Audit Fees (1)	$10.7	$10.1
Audit-Related Fees (2)	—	0.2
Tax Fees (3)	0.4	0.3
All Other Fees	—	—
Total	$11.1	$10.6
 _________________
(1)Audit Fees consisted of fees billed for professional services rendered for the integrated audit of Autodesk’s annual financial statements and management’s report on internal controls included in Autodesk's Annual Reports on Form 10-K, for the review of the financial statements included in Autodesk’s Quarterly Reports on Form 10-Q, and for other services, including statutory audits and services rendered in connection with SEC filings.
(2)Audit-Related Fees includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees arising from accounting-related consulting services and accounting consultations and attest services that are not required by statute or regulation.
(3)Tax Fees consisted of fees billed for tax compliance, consultation, and planning services.

74 | AUTODESK, INC.

Pre-Approval of Audit and Non-Audit Services

Generally, all audit and non-audit services provided by EY and its affiliates to Autodesk must be pre-approved by the Audit Committee. The Audit Committee is presented with a detailed listing of the individual audit and non-audit services and fees (separately describing audit-related services, tax services, and other services) expected to be provided by EY and its affiliates during the year. The Audit Committee is also responsible for the audit fee negotiations associated with Autodesk’s retention of EY. Periodically, the Audit Committee receives an update of all pre-approved audit and non-audit services conducted, and information regarding any new audit and non-audit services to be provided by EY and its affiliates. The Audit Committee reviews the update and approves the proposed services if they are deemed acceptable.

To ensure prompt handling of unexpected matters, the Chair of the Audit Committee has authority to amend or modify the list of approved audit and non-audit services and fees so long as such additional or amended services do not affect EY's independence under applicable SEC rules. The Chair reports any such action taken at subsequent Audit Committee meetings.

Rotation

The Audit Committee periodically reviews and evaluates the performance of EY’s lead audit partner, oversees the required rotation of the lead audit partner responsible for our audit, and reviews and considers the selection of the lead audit partner.

At this time, the Audit Committee and the Board believe that the continued retention of EY to serve as our independent registered public accounting firm is in the best interests of Autodesk and its stockholders.

2026 Proxy Statement | 75

Proposal Three: Non-Binding Vote to Approve Compensation for Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act enable our stockholders to vote, on a non-binding advisory basis, to approve the compensation of our named executive officers as described in the Compensation Discussion and Analysis section and the accompanying compensation tables and narrative discussion in this Proxy Statement (a “Say-on-Pay” vote). Stockholders are encouraged to read that information in its entirety to obtain a complete understanding of our executive compensation program philosophy, design, and linkage to stockholder interests. Since 2011, we have held our Say-on-Pay vote every year. Under our policy of providing for annual votes, we expect that our next Say-on-Pay vote will occur at our 2026 Annual Stockholder Meeting.

Autodesk has designed its compensation programs to reward executives for producing strong results that are aligned with the interests of our stockholders. We emphasize variable long-term and “at-risk” compensation dependent upon prospective financial, strategic, and stock price performance and a retrospective assessment of Autodesk’s success to determine pay opportunities.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote are required to approve, on an advisory basis, the compensation of our named executive officers.

____________________________________________________________________________________________

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE ADVISORY PROPOSAL APPROVING
NAMED EXECUTIVE OFFICER COMPENSATION.
____________________________________________________________________________________________

Stockholder Engagement on Executive Compensation

We value the input of our stockholders. The Committee carefully considers stockholder feedback as part of its ongoing review of our executive compensation programs, design, and metrics, and this feedback has informed changes the Committee has made in recent years to align our programs with our business transformation. At the 2025 Annual Meeting, 88.1% of the votes cast on our say-on-pay proposal were favorable, reflecting strong stockholder support for our executive compensation programs. In fiscal year 2026, members of our management team and, in certain instances, independent members of our Board continued our regular outreach and held meetings with stockholders representing over half of our outstanding shares. Our management team and independent Chair met with representatives from active and passive funds to discuss strategy, our executive and employee compensation programs, capital allocation, progress on our sustainability, workforce, board composition and skill sets, and a broad range of other topics. This outreach enabled us to gather feedback from a significant cross-section of our stockholder base. Information about our response to stockholder feedback on our executive compensation programs is discussed in more detail in the Compensation Discussion and Analysis section of this proxy statement, above.

76 | AUTODESK

Compensation Guiding Principles

The Committee believes that Autodesk’s executive compensation program should be designed to attract, motivate, and retain talented executives and provide a rigorous framework that is tied to stockholder returns, company performance, long-term strategic corporate goals, and individual performance. The general compensation objectives are to:

•Recruit and retain the highest caliber of executives through competitive rewards;
•Motivate executive officers to achieve business and financial goals;
•Balance rewards for short- and long-term performance; and
•Align rewards with stockholder value creation.

Within this framework, the total compensation for each executive officer varies based on multiple dimensions:

•Whether Autodesk achieves its short-term and long-term financial and non-financial objectives;
•Autodesk’s TSR relative to companies in the North American Technology Software Index;
•The specific roles and responsibilities of the officer;
•Each officer’s skills, capabilities, contributions, and performance;
•Internal pay alignment considerations; and
•Retention considerations.

Our executive compensation program emphasizes variable compensation with both annual and long-term performance components. In fiscal year 2026, 96% of our CEO’s and 91% of other NEOs’ target total compensation was variable in nature and “at risk”. In addition, in fiscal year 2026, 91% of our CEO’s and 83% of other NEOs’ target total compensation consisted of long-term equity. Our fiscal year 2026 incentive programs reward strong annual financial and operational performance, as well as relative TSR over three-year performance period. The charts below illustrate the fiscal year 2026 pay mix between base salary and targeted short-term and targeted long-term equity compensation for our CEO and other NEOs.

(1) Excludes Mr. Moorjani, who received a portion of his new hire awards during FY26 that do not reflect ongoing long-term equity compensation.
2026 Proxy Statement | 77

Leading Compensation Governance Practices

Autodesk’s executive compensation objectives are supported by policies and strong governance practices that align executives’ interests with the interests of our stockholders. Some of the program’s most notable features are highlighted in the table below and summarized in the Compensation Discussion and Analysis.

	What We Do		What We Do Not Do
✓	Engage in robust stockholder outreach	x	Provide excise tax gross-up for double-trigger change in control arrangements
✓	Tie a significant percentage of NEO total pay to the achievement of critical financial objectives and stockholder value creation	x	Allow hedging, pledging, or trading in Autodesk derivative securities
✓	Employ maximum limits on performance-based cash and equity incentive compensation	x	Reprice stock options
✓	Require significant stock ownership holdings	x	Offer executive benefits that differ from those offered to our other salaried employees or excessive perquisites
✓	Include a clawback policy in incentive programs	x	Use fixed-term employment agreements
✓	Grant more than 50% of top executives’ LTI awards in the form of performance-based awards	x	Make severance payments to named executive officers who voluntarily terminate their employment
✓	Ensure effective risk management
✓	Rely on an independent compensation committee and engage an independent compensation consultant

78 | AUTODESK, INC.

Proposal Four: Approval of an Amendment of our Amended and Restated Certificate of Incorporation

Stockholders are being asked to approve an amendment to our Amended and Restated Certificate of Incorporation. The proposed amendment would provide for the exculpation of certain of our officers from liability in specific circumstances, as permitted by the Delaware General Corporation Law (the “DGCL”), as it may be amended from time to time.

Corporate Governance Review

Our Corporate Governance and Nominating Committee and our Board considered the benefits and the consequences of this proposal, including:

•The proposal remedies historical inconsistencies. We believe that amending our Amended and Restated Certificate of Incorporation to provide for officer exculpation remedies the historically inconsistent treatment of officers and directors under the DGCL, to the fullest extent permitted by the DGCL.

•The proposal is a balanced approach. We also believe that eliminating personal monetary liability for officers under certain circumstances is reasonable and appropriate and will strike a balance between stockholders’ interest in accountability and their interest in our Company being able to attract and retain quality officers to work on its behalf. Delaware corporations that fail to adopt officer exculpation provisions may experience a disproportionate amount of nuisance litigation and disproportionately increased costs in the form of increased director and officer liability insurance premiums, as well as diversion of management attention from the business of the corporation.

•The proposal is necessary to assist in recruiting talented officers. A number of companies have already adopted similar exculpation provisions, and our Board anticipates that similar exculpation provisions are likely to be adopted by our peers and others with whom we compete for executive talent. If we fail to adopt the officer exculpatory protections now offered under Delaware law, prospective or current candidates may be deterred from serving as officers due to concerns with potential exposure to personal liability. This could negatively impact our ability to compete with other companies in recruiting and retaining qualified officer candidates.

•The proposal protects our future interests. We are not proposing this amendment in anticipation of any specific litigation confronting the Company or its officers, but are rather making such proposal on a prospective basis to help mitigate potential future harm to the Company and its stockholders.

Taking into account the scope of claims for which an officer’s liability would be exculpated under the law, and the aforementioned benefits our Board believes would accrue to our Company and our stockholders, the Corporate Governance and Nominating Committee, as a result of the ongoing review of our corporate governance policies, has recommended that our Board approve the amendment of our Amended and Restated Certificate of Incorporation to permit officer exculpation in certain circumstances.

Proposed Amendment

Effective August 1, 2022, the State of Delaware, which is the company’s state of incorporation, enacted legislation that enables Delaware corporations to eliminate or limit the personal liability of certain of their officers in limited circumstances. In light of this update in the law, we are proposing to amend our Amended and Restated Certificate of Incorporation to provide for the exculpation of certain of the company’s officers from liability in specific circumstances, as permitted by the DGCL. The DGCL permits officer exculpation only for direct claims (and not for, e.g., derivative claims made by stockholders on behalf of the company). The DGCL does not permit officer exculpation with respect to breaches of the duty of loyalty, acts or omissions not in good faith or that involve
2026 Proxy Statement | 79

intentional misconduct or a knowing violation of law, or any transaction from which the officer derived an improper personal benefit. Our proposed amendment would provide for exculpation of officers to the extent permitted under the DGCL, as it may be amended from time to time.

Reasons for the Proposal

The proposed amendment to our Amended and Restated Certificate of Incorporation to provide for exculpation of officers would remedy, in part, the inconsistent treatment of officers and directors under Delaware law notwithstanding that both officers and directors have similar fiduciary duties. The proposed amendment is intended to strike a balance between stockholders’ interest in accountability and their interest in limiting the exposure of the company and its officers to the distraction and expense of potentially frivolous stockholder litigation. Providing for the exculpation of officers may also aid the company in attracting and retaining quality officers to work on its behalf.

Board of Directors Approval

After careful consideration by the Corporate Governance and Nominating Committee and the Board, and after review and consideration of the scope of exculpation that the proposed amendment would provide, the reasons set forth above, recent similar actions taken by other similarly situated companies, and current best practices, our Board has determined that an amendment to our Amended and Restated Certificate of Incorporation to provide for the exculpation of officers from liability in specific circumstances, as permitted by the DGCL, as it may be amended from time to time, is advisable and in the best interests of the company and our stockholders. The Board has approved and adopted such proposed amendment subject to receipt of the approval by the company’s stockholders and has recommended such proposed amendment to the company’s stockholders for approval and adoption.

In accordance with the DGCL, our Board may elect to abandon the proposed amendment to our Amended and Restated Certificate of Incorporation without further action by our stockholders at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the proposed amendment to our Amended and Restated Certificate of Incorporation at the Annual Meeting.

Certificate of Amendment

The proposed Certificate of Amendment to the Amended and Restated Certificate of Incorporation reflecting the foregoing charter amendment is attached as Appendix B to this Proxy Statement.

Accordingly, we ask our stockholders to vote on the following resolution:

“RESOLVED, that the Company’s stockholders approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to amend and restate the first paragraph of Article IX in its entirety, to read as follows:

ARTICLE IX
To the fullest extent permitted by the General Corporation Law as the same exists or may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer.”

80 | AUTODESK, INC.

Vote Required

The approval of the amendment of our Amended and Restated Certificate of Incorporation to permit the exculpation of officers requires the affirmative vote of a majority of the outstanding shares of our capital stock entitled to vote on the proposal. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal.

If this Proposal 4 is not approved by the requisite vote of our stockholders, then the Certificate of Amendment will not be filed with the Secretary of State of the State of Delaware and our Amended and Restated Certificate of Incorporation will remain as is.

__________________________________________________________________________________________

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE APPROVAL OF THE AMENDMENT OF ARTICLE IX OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.
____________________________________________________________________________________________

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Proposal Five: Shareholder Proposal Requesting Amendment to Reduce Threshold to Call Special Meetings of Stockholders
John Chevedden, whose address is 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, the beneficial owner of 20 shares of Autodesk stock, has advised the Company that he intends to present the following stockholder proposal at the Annual Meeting. The proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the proponent.

The text of the stockholder proposal and supporting statement appear exactly as received by the Company unless otherwise noted. All statements contained in the stockholder proposal and supporting statement are the sole responsibility of the proponent. The stockholder proposal may contain assertions about the Company or other matters that we believe are incorrect, but we have not attempted to refute all those assertions.
Proposal 5 – Give Shareholders a Reasonable Ability to Call for a Special Shareholder Meeting

Shareholders ask our Board of Directors to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting or the owners of the lowest percentage of shareholders, as governed by state law, the power to call a special shareholder meeting. Such a special shareholder meeting can be an easy to convene online shareholder meeting.

There shall be no poison pill discriminatory rule to require ownership of shares for a specific period of time in order for shares to participate in calling for a special shareholder meeting.

There is no concern that allowing 10% of shares to call for a special shareholder meeting is too easy. It is almost unheard of for any special shareholder meeting, called for by shareholders, to ever occur at any company even though a significant number of companies allow 10% of shareholders to call for a special shareholder meeting.

In the vast majority of cases or in most cases, once a special meeting is called for by shareholders, the issues behind calling for a special shareholder meeting are quickly resolved.

Unfortunately Autodesk (ADSK) requires shares owning 25% of ADSK stock outstanding to initiate the calling of a special shareholder meeting by shareholders.

There has never been a company response to the 100s of special shareholder meeting proposals, such as this proposal, that gave one example of a special shareholder meeting actually being held at a company that required 25% of shares outstanding to initiate. Thus the 25% figure seems to be out of reach at the vast majority of companies.

To guard against the Autodesk (ADSK) Board of Directors and management becoming complacent ADSK shareholders need a reasonable ability to call a special shareholder meeting to help the Board adopt new strategies when ADSK underperforms. If ADSK directors and management know that ADSK shareholders have a reasonable ability call a special shareholder meeting they will have more of an incentive to perform.

Please vote yes:
Give Shareholders a Reasonable Ability to Call for a Special Shareholder Meeting — Proposal 5

82 | AUTODESK, INC.

The Company’s Statement in Opposition to Proposal Five

Autodesk Shareholders Already Have a Reasonable Ability to Call a Special Shareholder Meeting

Our Board recognizes the importance as a corporate governance practice of giving stockholders the right to call special meetings of stockholders in appropriate circumstances. On July 16, 2024, the Board amended and restated the Company’s certificate of incorporation and bylaws to provide our stockholders a meaningful right to call special meetings of stockholders following approval of such amendment by over 90% of the shares voted at the Company’s 2024 Annual Meeting. The Board believes that the Company’s bylaw provision permitting stockholders collectively owning at least 25% of the voting power of the Company’s common stock to call special meetings of stockholders strikes the appropriate balance between this stockholder right and our stockholders’ interest in avoiding the disruption and substantial administrative and financial burdens associated with a special meeting of stockholders in which a small group of stockholders may seek to advance a narrowly supported interest.

The Board has carefully reviewed and considered the proponent’s proposal and has concluded that providing for a special meeting ownership threshold of 10% would not be in the best interests of the Company’s stockholders. The Board recommends a vote “AGAINST” the proposal for the following reasons:

The Stockholder Proposal is Unnecessary

Our Board believes that the stockholder proposal is unnecessary because the Company’s special meeting ownership threshold was recently set in 2024 to require 25% or more of the voting power of our capital stock to call special meetings.

Our Board recognizes that providing stockholders the ability to request special meetings is viewed by some stockholders as an important corporate governance practice. Our Board also believes that special meetings should only be called to discuss critical, time-sensitive issues that cannot be delayed until Autodesk’s next annual meeting. In addition, convening a special meeting of stockholders imposes significant costs, both administrative and operational. Our Board and management must devote significant time and attention to preparing for a special meeting, taking their attention away from their primary focus of operating our business.

For these reasons, our Board believes that the 25% threshold sets an appropriate level that ensures a stockholder right in the event of a critical, time-sensitive issue, while still adequately balancing the best interests of the stockholders.

Special Meeting Rights Could be Abused by Special-Interest Stockholder Groups

Our Board believes that a small minority of new stockholders should not be entitled to use the mechanism of a special meeting to advance their own special interests. Our current 25% threshold strikes an appropriate balance between ensuring that stockholders have the right to request a special meeting on critical matters, while at the same time protecting against the misuse of the special meeting right by a group of very few stockholders. A failure to receive 25% support to convene a special meeting is a strong indicator that the issue brought forth is unduly narrow and not deemed a critical issue by Autodesk’s stockholders generally. The 25% threshold is therefore more appropriate than the 10% threshold in this stockholder proposal. It is also more in line with market practice: as of December 31, 2025, of the companies in the S&P 500 that give stockholders the ability to call a special meeting, nearly half of such companies have a threshold equal to or greater than 25%, and 25% is the most common threshold.

Autodesk’s strong corporate governance practices ensure that our Board remains accountable and responsive to stockholders

Our Board recognizes that it is accountable to Autodesk’s stockholders. Our Board believes that our governance practices, which are more fully outlined in “Governance and our Board of Directors” and “Key Highlights of our Board Corporate Governance Practices,” demonstrate and promote accountability and advance long-term value creation. Autodesk’s key substantive stockholder rights and strong corporate governance practices include:
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•Active Stockholder Engagement Program: During fiscal year 2026, members of our management team and, in certain instances, independent members of our Board continued our regular outreach and contacted stockholders representing over 50% of Autodesk shares, and provided stockholder feedback to the Board.
•Majority-Independent Board: Having an independent Board is a key component of our governance strategy. Each of our directors, other than Dr. Anagnost, our Chief Executive Officer, is an “independent director” within the meaning of applicable Nasdaq listing standards.
•Fully Independent Committees: We believe having independent committees with independent chairs is an important aspect of the leadership structure of our Board. Our Board has three standing committees consisting entirely of independent directors.
•Separate Chair and CEO: We currently separate the roles of Chairman and CEO. Our Chair has a clearly defined set of responsibilities, significant authority, and provides independent Board leadership.
•Board Refreshment: We are committed to board refreshment. We aim to strike a balance between retaining directors with deep knowledge of Autodesk and adding directors with a fresh perspective. We regularly assess the balance of skills on our Board to ensure we have a diverse mix of perspectives to support our strategy. The average tenure for our director nominees is about 4.8 years.
•Annual Elections of Directors and Majority Voting: All of our directors are elected annually by our stockholders. We have a majority voting standard for the election of directors in uncontested elections.
•Proxy Access Right on Market Terms: Our Bylaws provide for proxy access nominations of director candidates by eligible stockholders on market terms.
•Stockholder Action by Written Consent: Our Bylaws provide our stockholders to act by written consent. To date, our stockholders have not utilized this ability.

Stockholder engagement remains an important source of feedback that informs our corporate decisions and is significantly more cost effective than a special meeting

We meet with stockholders throughout the year and solicit their perspectives on corporate governance, among other topics. In addition to regular formal engagement with our institutional stockholders, we maintain open lines of communication by which all stockholders are permitted to communicate directly with members of our Board. We value the views of our stockholders, and the input we receive is important in informing our corporate governance practices. We have taken a number of actions in part on feedback we have received to increase stockholder rights and enhance the Board’s structure and other corporate governance practices. For example, the Board has recommended that our stockholders vote on executive compensation each year (an annual say on pay vote) so that stockholders can promptly provide their views on the compensation of our Company’s named executives and all of our Company’s directors are elected annually with majority voting for director elections in uncontested elections.

Required Vote

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote are required to approve, on an advisory basis, the vote upon the stockholder proposal, if properly presented, to enable stockholders holding 10% or more of our common stock to call special meetings.
____________________________________________________________________________

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST”
THE STOCKHOLDER PROPOSAL TO REDUCE THRESHOLD
TO CALL SPECIAL MEETINGS OF STOCKHOLDERS.
____________________________________________________________________________

84 | AUTODESK, INC.

Information About the 2026 Annual Meeting of Stockholders

Location, Stock Ownership, Quorum, and Voting

Q: Where is the Annual Meeting?
___________________________________________________________________________________________

A: The Annual Meeting will be held in a virtual format only at www.virtualshareholdermeeting.com/ADSK2026. Autodesk stockholders will have the opportunity to listen to the meeting live, submit questions and vote online.

Q: Who is entitled to vote at the Annual Meeting?
____________________________________________________________________________________________

A: Holders of record of Autodesk’s common stock, par value $0.01 per share, at the close of business on April 22, 2026 (the “Record Date”) are entitled to receive notice of and to vote their shares at the Annual Meeting. Beneficial owners at the close of business on the Record Date have the right to direct their broker, trustee, or nominee on how to vote their shares, as described below. Stockholders are entitled to cast one vote for each share of common stock they hold as of the Record Date.

As of the Record Date, there were 211,145,251 shares of common stock outstanding and entitled to vote at the Annual Meeting. No shares of Autodesk’s preferred stock were outstanding.

Our list of stockholders as of the Record Date will be available for inspection for the ten days prior to the Annual Meeting. If you want to inspect the stockholder list, email our Investor Relations department at investor.relations@autodesk.com to make arrangements.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?
____________________________________________________________________________________________

A: Stockholders of record. If your shares are registered directly in your name with Autodesk’s transfer agent, Computershare Investor Services LLC, you are considered the “stockholder of record” with respect to those shares. If you are a stockholder of record, Autodesk sent these proxy materials directly to you.

Beneficial owners. Most Autodesk stockholders hold their shares through a broker or other agent rather than directly in their own names. If your shares are held in a brokerage account or by a broker or other agent, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in street name, these proxy materials have been forwarded to you by your broker or other agent. That entity is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or other agent on how to vote your shares. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting without the control number on your Notice of Internet Availability of Proxy Materials (the “Notice”), proxy card, or voting instruction form, or in the email sending you the Proxy Statement. You may contact your broker or other institution where you hold your account if you have questions about obtaining your control number.

Q: How many shares must be present or represented by proxy to conduct business at the Annual Meeting?
____________________________________________________________________________________________

A: The presence of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Stockholders are counted as present if they attend the Annual Meeting in person (virtually) or have properly submitted a proxy. Abstentions and “broker non-votes” are counted as present and entitled to vote and are therefore included for purposes of determining whether a quorum is present at the Annual Meeting.

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Q: What are “broker non-votes”?
____________________________________________________________________________________________

A: Generally, if shares are held in street name, the beneficial owner is entitled to give voting instructions to the broker or other agent holding the shares. If the beneficial owner does not provide voting instructions, the broker or other agent can vote the shares with respect to matters that are considered “routine,” but not with respect to “non-routine” matters, resulting in a “broker non-vote.” Accordingly, if you own shares through a broker or other agent, please be sure to give voting instructions so your vote will be counted on all proposals that come before the Annual Meeting.

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2027 (Proposal Two) is considered routine under applicable rules, so there should not be any broker non-votes in connection with Proposal Two. The election of the eleven directors listed in the accompanying Proxy Statement (Proposal One), the advisory vote on executive compensation (Proposal Three), the proposal to approve an amendment of our Amended and Restated Certificate of Incorporation to provide for officer exculpation as permitted by Delaware law (Proposal Four), and the stockholder proposal regarding special meetings (Proposal Five) are considered non-routine matters, so there may be broker non-votes on Proposals One, Three, Four and Five.

Q: How can I vote my shares during the Annual Meeting?
____________________________________________________________________________________________

A: Whether you hold shares in your name or in street name, you should follow the instructions at www.virtualshareholdermeeting.com/ADSK2026 to vote during the Annual Meeting.

Even if you plan to virtually attend the Annual Meeting, we recommend that you also submit your proxy card or follow the voting instructions described below to vote in advance of the meeting so that your vote will be counted if you later decide not to attend.

Q: How can I vote my shares without attending the Annual Meeting?
____________________________________________________________________________________________

A: If you are a stockholder of record, you may instruct the proxy holders how to vote your shares in one of three ways:

•by using the internet voting site listed on the proxy card and Notice;
•by calling the toll-free telephone number listed on the proxy card and Notice; or
•by requesting a proxy card from Autodesk by telephone at (415) 507-6373 or by email at investor.relations@autodesk.com, and completing, signing, dating, and returning the proxy card in the postage pre-paid envelope provided.

Proxy cards submitted by mail must be received by the time the Annual Meeting begins in order for the related shares to be voted. If you return a signed proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board.
Specific instructions for using the telephone and internet voting systems are on the proxy card and Notice. The telephone and internet voting systems for stockholders of record will be available until 11:59 p.m. Eastern Time on June 16, 2026.

If you are a beneficial owner, you will receive instructions from your broker or other agent that you must follow in order to have your shares voted. These instructions will indicate if internet and telephone voting are available and, if so, how to access and use those methods.

86 | AUTODESK, INC.

Q: What is the voting requirement to approve these proposals?
____________________________________________________________________________________________

A: Proposal One. A majority of the votes duly cast is required for the election of each director. If the number of shares voted “for” a director nominee exceeds the number of votes cast “against,” the nominee will be elected as a director of Autodesk to serve until the next annual meeting or until his or her successor has been duly elected and qualified.

You may vote “for,” “against,” or “abstain” on each of the eleven nominees for election as director. Abstentions and broker non-votes will not affect the outcome of the election.

Proposal Two. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote are required to ratify the appointment of Ernst & Young LLP as Autodesk’s independent registered public accounting firm.

You may vote “for,” “against,” or “abstain” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against this proposal. Proposal Two is considered routine under applicable rules, so there should not be any broker non-votes in connection with Proposal Two.

Proposal Three. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote are required to approve, on an advisory basis, the compensation of our named executive officers.

You may vote “for,” “against,” or “abstain” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and are not included in the tabulation of the voting results on this proposal.

Proposal Four. The affirmative vote of a majority of the outstanding shares entitled to vote at the Annual Meeting are required to approve the amendment of our Amended and Restated Certificate of Incorporation to provide for officer exculpation as permitted by Delaware law.

You may vote “for,” “against,” or “abstain” on this proposal. Abstentions and broker non-votes have the same effect as a vote against this proposal.

Proposal Five. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote are required to approve, on an advisory basis, the vote upon the stockholder proposal, if properly presented, to enable stockholders holding 10% or more of our common stock to call special meetings.

You may vote “for,” “against,” or “abstain” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and are not included in the tabulation of the voting results on this proposal.

Q: What happens if I do not cast a vote?
____________________________________________________________________________________________

A: Stockholders of record. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Beneficial owners. If you hold your shares in street name and you do not cast your vote, your broker, trustee, or nominee can use its discretion to vote on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal Two). However, you must cast your vote if you want it to count in any of: the election of directors (Proposal One), the non-binding approval of compensation for our named executive officers (Proposal Three), the proposal to approve an amendment of our Amended and Restated Certificate of Incorporation to provide for officer exculpation as permitted by Delaware law (Proposal Four),and the stockholder proposal regarding special meetings (Proposal Five). Your broker may not vote your uninstructed shares with respect to Proposals One, Three, Four, and Five.

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Q: How does the Board recommend that I vote?
____________________________________________________________________________________________

A: The Board unanimously recommends that you vote your shares FOR the election of each of the 11 nominees listed in Proposal One, FOR the ratification of the appointment of Ernst & Young LLP as Autodesk's independent registered public accounting firm for the fiscal year ending January 31, 2027, FOR the approval, on an advisory basis, of the compensation of our named executive officers, FOR the proposal to approve the amendment of our Amended and Restated Certificate of Incorporation to provide for officer exculpation as permitted by Delaware law, and AGAINST the stockholder proposal regarding special meetings.

Q: If I sign a proxy, how will it be voted?
____________________________________________________________________________________________

A: All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting and not revoked before the polls are closed will be voted in accordance with the instructions on those proxy cards. If there are no instructions on an otherwise properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board.

Q: What happens if additional matters are presented at the Annual Meeting?
____________________________________________________________________________________________

A: If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (for the purpose of soliciting additional proxies or otherwise), the persons named as proxies will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q: Can I change or revoke my vote?
____________________________________________________________________________________________

A: If you are a stockholder of record, there are three ways you can change your vote.

•Before your shares are voted at the Annual Meeting, you can file with Autodesk’s Chief Legal Officer a written notice of revocation or a duly executed proxy card, in either case dated later than the proxy card you wish to change.
•You can attend the Annual Meeting and vote online with your control number. Simply attending the Annual Meeting without actually voting will not revoke a proxy.
•If you voted online or by telephone, you may change that vote by voting again, either by making a timely and valid internet or telephone vote or by voting online during the Annual Meeting.

Any written notice of revocation or subsequent proxy card should be delivered to Autodesk’s Chief Legal Officer or sent to Autodesk, Inc., One Market Street, Ste. 400, San Francisco, California 94105, Attention: Chief Legal Officer, and must be received by the Chief Legal Officer before the vote at the Annual Meeting.

If you are a beneficial owner of shares held in street name, you can submit new voting instructions to your broker or other agent or you can attend the Annual Meeting and vote online with your control number.

Q: Who will bear the costs of soliciting votes for the Annual Meeting?
____________________________________________________________________________________________

A: Autodesk will bear all expenses of soliciting proxies, including the cost of preparing and mailing these proxy materials. Autodesk may reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers, and other employees of Autodesk also may solicit proxies in person or by other means of communication. These individuals may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation, but will not receive any additional compensation.

88 | AUTODESK, INC.

Autodesk has engaged the services of MacKenzie Partners, Inc., a professional proxy solicitation firm, to help us solicit proxies from stockholders, including certain brokers, trustees, nominees, and other institutional owners, for a fee of approximately $25,000 plus costs and expenses.

Q: Where can I find the voting results of the Annual Meeting?
____________________________________________________________________________________________

A: We intend to announce preliminary voting results at the Annual Meeting and expect to provide final results in a Current Report on Form 8-K within four business days of the Annual Meeting.

2026 Annual Meeting

Q: Why am I receiving these proxy materials?
____________________________________________________________________________________________

A: The Board is providing these proxy materials to you in connection with the solicitation of proxies for use at our 2026 Annual Meeting of Stockholders, to be held on Wednesday, June 17, 2026, at 3:00 p.m. Pacific Time, and at any adjournment, postponement, or other delay thereof for the purpose of considering and acting upon the matters set forth in this Proxy Statement. We are providing these materials to all of our stockholders through the Notice, unless a stockholder has specifically requested a full set paper copy of this Proxy Statement and our fiscal year 2026 Annual Report.

Q: What proposals will be voted on at the Annual Meeting?
____________________________________________________________________________________________

A: At the Annual Meeting, stockholders will be asked to vote:

1.To elect the 11 directors named in this Proxy Statement to serve for the coming year and until their successors are duly elected and qualified;
2.To ratify the appointment of Ernst & Young LLP as Autodesk's independent registered public accounting firm for the fiscal year ending January 31, 2027;
3.To hold a non-binding vote to approve the compensation of our named executive officers; and
4.To approve an amendment of our Amended and Restated Certificate of Incorporation to provide for officer exculpation as permitted by Delaware law; and
5.If properly presented at the meeting, to consider and conduct an advisory (non-binding) vote on a shareholder proposal, as described in the accompanying proxy statement.

Q: Can I attend the Annual Meeting?
____________________________________________________________________________________________

A: Stockholders as of the Record Date will need to use their control number on their Notice or proxy card to log into www.virtualshareholdermeeting.com/ADSK2026 to attend online and participate in the Annual Meeting. We encourage you to access the meeting prior to the start time. Please allow ample time for online check-in. You will be able to ask questions and vote online by following the instructions at that website. You will have the same rights and opportunities afforded by an in-person meeting.

Q: Why did I receive a Notice in the mail regarding the Internet Availability of Proxy Materials instead of a full set paper copy of this Proxy Statement and fiscal year 2026 Annual Report?
____________________________________________________________________________________________

A: We are once again relying on an SEC rule that allows companies to furnish their proxy materials over the internet rather than in paper form. This rule allows us to send all of our stockholders a Notice that explains how to access the proxy materials over the internet or how to request a paper copy of proxy materials. If you would prefer to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, please follow the instructions contained in the Notice. Proxy materials for our 2027 and future annual meetings of stockholders will be delivered to you by a Notice rather than in paper form unless you specifically request to receive printed proxy
2026 Proxy Statement | 89

materials. We encourage stockholders to take advantage of electronic delivery to help reduce the cost and environmental impact of the annual meeting.

Q: Why did I receive a full set paper copy of this Proxy Statement in the mail and not a Notice Regarding the Internet Availability of Proxy Materials?
____________________________________________________________________________________________

A: Stockholders who previously requested full paper copies of the proxy materials are receiving paper copies again this year. If you would like to reduce the costs we incur in printing and mailing proxy materials, you can consent to receive all future proxy statements, proxy cards, and annual reports electronically via email or the internet. To sign up for electronic delivery, please follow the instructions provided on your proxy card or voting instruction form. Stockholders who hold shares through a bank, brokerage firm, or other agent may sign up for electronic delivery by contacting that broker or agent. We encourage stockholders to take advantage of electronic delivery to help reduce the cost and environmental impact of the annual meeting.

Q: How may I obtain a copy of Autodesk’s corporate governance documents?
____________________________________________________________________________________________

A: You can obtain a copy of the full text of the corporate governance documents discussed herein free of charge from www.autodesk.com under “Investor Relations - Corporate Governance.” We will also provide any of the foregoing information to a stockholder without charge upon written request.

Additional Information About the Proxy Materials

Q: What should I do if I receive more than one set of proxy materials?
____________________________________________________________________________________________

A: You may receive more than one Proxy Statement, proxy card, voting instruction card, or Notice. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each account. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date, and return each proxy card or voting instruction card that you receive to ensure that all your shares are voted.

Q:    How may I obtain a separate Notice or a separate set of proxy materials and fiscal year 2026 Annual Report?
____________________________________________________________________________________________

A: If you share an address with another stockholder, it is possible you will not each receive a separate Notice or a separate copy of the proxy materials and fiscal year 2026 Annual Report. If you wish, you may request individual documents by sending an email to investor.relations@autodesk.com. Stockholders who share an address and receive multiple Notices or multiple copies of our proxy materials and fiscal year 2026 Annual Report can request to receive a single copy in the same manner.

Q: What is the mailing address for Autodesk’s principal executive offices?
____________________________________________________________________________________________

A: Autodesk’s principal executive offices are located at One Market Street, Ste. 400, San Francisco, California 94105. Any written requests for additional information, additional copies of the proxy materials and fiscal year 2026 Annual Report, notices of stockholder proposals, recommendations for candidates to the Board, communications to the Board, or any other communications should be sent to this address.

Our internet address is www.autodesk.com. The information posted on our website is not incorporated into this Proxy Statement.

90 | AUTODESK, INC.

Stockholder Proposals and Director Nominations for 2027 Annual Meeting

Q: How may I submit a proposal, director nomination, or present matters at next year’s stockholders meeting?
____________________________________________________________________________________________

A: You should comply with applicable Bylaws and SEC requirements, which are identified in the table below.

Submission	Rules and Requirements	Deadline
Stockholder proposals for inclusion in next year’s annual meeting proxy materials	SEC Rule 14a-8	No later than close of business (5:00 p.m. Pacific Time) on January 6, 2027.
Proxy Access Director Nominees	Section 2.5(d) of Bylaws
Between December 7, 2026, and 5:00 pm Pacific Time on January 6, 2027, assuming we do not change the date of our 2027 meeting date to be more than 25 days before or after the first anniversary of our 2026 Annual Meeting.

Notice Provision for Other Items of Business or non-Proxy Access Director Nominees	Section 2.5(a) and (b) of Bylaws
Between February 17, 2027, and 5:00 pm Pacific Time on March 19, 2027, assuming we do not change the date of our 2027 meeting date to be more than 25 days before or after the first anniversary of our 2026 Annual Meeting.

Stockholders who intend to solicit proxies in reliance on the SEC’s universal proxy rule for director nominees submitted under the advance notice requirements of our Bylaws must comply with the additional requirements of Rule 14a-19(b). We encourage stockholders who wish to submit a proposal or nomination to seek independent counsel. Autodesk will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaw and SEC requirements. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q: How do I submit a stockholder proposal and / or director nomination?
____________________________________________________________________________________________

A: All notices of proposals by stockholders should be emailed to board-administrator@autodesk.com or mailed to Autodesk, Inc., One Market Street, Ste. 400, San Francisco, California 94105, Attention: Chief Legal Officer.

Other Matters

The Board does not know of any other matters to be presented at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, shares of common stock represented by proxy will be voted in accordance with the discretion of the proxy holders.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. Autodesk urges you to vote at your earliest convenience.

THE BOARD OF DIRECTORS
San Francisco, California
May 6, 2026

2026 Proxy Statement | 91

Appendix A: Reconciliation of GAAP financial measures to non-GAAP financial measures

This Proxy Statement contains information regarding non-GAAP financial measures: non-GAAP income from operations and free cash flow. Non-GAAP income from operations is calculated as our GAAP income from operations adjusted to exclude stock-based compensation expense, amortization of purchased intangibles and developed technologies, acquisition-related costs, and restructuring, other exit costs, and facility reductions. Free cash flow represents cash flow provided by operating activities minus capital expenditures.

We believe that these non-GAAP financial measures are appropriate to enhance an overall understanding of our fiscal year 2026 performance in relation to the principal elements of Autodesk’s annual executive compensation program considered by the Compensation and Human Resources Committee, as described in the Compensation Discussion and Analysis section of this Proxy Statement.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States.

The following tables reflect Autodesk's GAAP results reconciled to non-GAAP results included in this Proxy Statement:

	Fiscal Year Ended January 31,
	2026	2025
(In millions, except per share data)	(Unaudited)

Income from operations	$1,578	$1,354
Stock-based compensation expense	788	686
Amortization of purchased intangibles and developed technologies	139	129
Acquisition-related costs	16	47
Restructuring, other exit costs, and facility reductions	216	15
Non-GAAP income from operations	$2,737	$2,231

Net cash provided by operating activities	$2,452	$1,607
Capital expenditures	(43)	(40)
Free cash flow	$2,409	$1,567

2026 Proxy Statement | A-1

Appendix B - Proposed Amendment of Amended and Restated Certificate of Incorporation

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
AUTODESK, INC.

Autodesk, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

1.The name of the Corporation is Autodesk, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 10, 1994.

2.Article IX of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“ARTICLE IX

To the fullest extent permitted by the General Corporation Law as the same exists or may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.”

3.This Certificate of Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4.This Certificate of Amendment shall become effective on [●], 2026 at [12:01] [a.m.] Eastern Time.

[Signature Page Follows]

IN WITNESS WHEREOF, this Certificate of Amendment is duly executed by the undersigned officer of the Corporation on ____________, 2026.

By: ___________________________________
Name:
Title:

2026 Proxy Statement | 1

PRELIMINARY COPY

AUTODESK, INC.
ONE MARKET, STE. 400
SAN FRANCISCO, CA 94105

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 16, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ADSK2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 16, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V90687-P45586

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AUTODESK, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Andrew Anagnost	☐	☐	☐
1b. Stacy J. Smith	☐	☐	☐
1c. Omar Abbosh	☐	☐	☐
1d. Karen Blasing	☐	☐	☐
1e. John T. Cahill	☐	☐	☐
1f. Jeff Epstein	☐	☐	☐
1g. Dr. Ayanna Howard	☐	☐	☐
1h. Blake Irving	☐	☐	☐
1i. Ram R. Krishnan	☐	☐	☐
1j. Rami Rahim	☐	☐	☐
1k. Christine Simons	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	**For**	**Against**	**Abstain**
2. Ratify the appointment of Ernst & Young LLP as Autodesk, Inc.'s independent registered public accounting firm for the fiscal year ending January 31, 2027.	☐	☐	☐
3. Approve, on an advisory (non-binding) basis, the compensation of Autodesk, Inc.'s named executive officers.	☐	☐	☐
4. Approval of an amendment of our Amended and Restated Certificate of Incorporation to provide for officer exculpation as permitted by Delaware law.	☐	☐	☐

The Board of Directors unanimously recommends you vote AGAINST proposal 5.	**For**	**Against**	**Abstain**
5. Stockholder proposal requesting amendment to stockholder special meeting right.	☐	☐	☐

NOTE: The proxy holders will vote, in their discretion, on any other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PRELIMINARY COPY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V90688-P45586

2026 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AUTODESK, INC.

The undersigned stockholder of AUTODESK, INC. ("Autodesk"), a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 6, 2026, and hereby appoints Andrew Anagnost and Ruth Ann Keene, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2026 Annual Meeting of Stockholders of Autodesk to be held virtually on June 17, 2026, at 3:00 p.m. Pacific Time, at www.virtualshareholdermeeting.com/ADSK2026, and at any adjournment or postponement thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if personally present upon such business as may properly come before the meeting, including the items on the reverse side of this form.

This proxy, when properly executed, will be voted as directed, or, if no contrary direction is indicated, will be voted (1) FOR the election of the nominees named in the Proxy Statement to Autodesk's Board of Directors, (2) FOR the ratification of the appointment of Ernst & Young LLP as Autodesk's independent registered public accounting firm for the fiscal year ending January 31, 2027, (3) FOR the approval, on an advisory (non-binding) basis, of the compensation of Autodesk's named executive officers, (4) FOR the Approval of an amendment of our Amended and Restated Certificate of Incorporation to provide for officer exculpation as permitted by Delaware law, and (5) AGAINST the Stockholder proposal requesting amendment to stockholder special meeting right.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side